Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

x
:
In re	:	Chapter 11
:
WASHINGTON MUTUAL, INC., et al.,	:
	:	Case No. 08-12229 (MFW)
:
Debtors.	:
	:	(Jointly Administered)
:
x

SECOND AMENDED JOINT PLAN OF AFFILIATED DEBTORS
PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

- and -

RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801 (302) 651-7700

Dated: May 21, 2010

TABLE OF CONTENTS	Page

ARTICLE I	DEFINITIONS	1

1.1	Acquisition JPMC Entities	1
1.2	Actions	1
1.3	Additional Common Stock	1
1.4	Admin Account	1
1.5	Administrative Claim Bar Date	1
1.6	Administrative Expense Claim	1
1.7	Affiliate	2
1.8	Affiliated Banks	2
1.9	Allowed Administrative Expense Claim	2
1.10	Allowed CCB-1 Guarantees Claim	2
1.11	Allowed CCB-2 Guarantees Claim	2
1.12	Allowed Claim	2
1.13	Allowed Convenience Claim	3
1.14	Allowed General Unsecured Claim	3
1.15	Allowed JPMC Assumed Liability Claim	3
1.16	Allowed PIERS Claim	3
1.17	Allowed Priority Non-Tax Claim	3
1.18	Allowed Priority Tax Claim	3
1.19	Allowed Senior Notes Claim	3
1.20	Allowed Senior Subordinated Notes Claim	3
1.21	Allowed Subordinated Claim	3
1.22	Allowed Trustee Claim	3
1.23	Allowed WMB Vendor Claim	3
1.24	Allowed WMI Vendor Claim	3
1.25	American Savings Escrow Funds	3
1.26	American Savings Litigation	3
1.27	Anchor Litigation	4
1.28	Appaloosa Parties	4
1.29	Assets	4
1.30	Aurelius Parties	4
1.31	Avoidance Actions	4
1.32	Ballot	4
1.33	Ballot Date	4
1.34	Bank Bondholder Claims	4
1.35	Bankruptcy Code	4
1.36	Bankruptcy Court	5
1.37	Bankruptcy Rules	5
1.38	Bankruptcy Stay Motions	5
1.39	BB Liquidating Trust Interests	5
1.40	Benefit Plan	5

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TABLE OF CONTENTS (continued)	Page

1.41	BKK Liabilities	5
1.42	BKK Litigation	5
1.43	BKK Proofs of Claim	5
1.44	Bond Claim	6
1.45	Bond Indemnity	6
1.46	Bonding Companies	6
1.47	Bonds	6
1.48	Business Day	6
1.49	Cash	6
1.50	Cash Equivalents	6
1.51	Causes of Action	6
1.52	CCB-1 Guarantees	7
1.53	CCB-1 Guarantees Claim	7
1.54	CCB-1 Guarantee Agreements	7
1.55	CCB-1 Trustee	7
1.56	CCB-2 Guarantees	7
1.57	CCB-2 Guarantees Claim	7
1.58	CCB-2 Guarantee Agreements	7
1.59	CCB-2 Trustees	7
1.60	Centerbridge Parties	7
1.61	Chapter 11 Cases	7
1.62	Claim	7
1.63	Class	8
1.64	Common Equity Interest	8
1.65	Confirmation Date	8
1.66	Confirmation Hearing	8
1.67	Confirmation Order	8
1.68	Convenience Claim	8
1.69	Creditor	8
1.70	Creditor Cash	8
1.71	Creditors’ Committee	9
1.72	Debtors	9
1.73	Debtors’ Claims	9
1.74	Debtors in Possession	9
1.75	Dime Inc.	9
1.76	Dime Warrants	9
1.77	Disbursing Agent	9
1.78	Disclosure Statement	10
1.79	Disclosure Statement Order	10
1.80	Disputed Accounts	10
1.81	Disputed Claim	10
1.82	Distribution Record Date	10
1.83	Effective Date	10

TABLE OF CONTENTS (continued)	Page

1.84	Entity	10
1.85	Equity Committee	10
1.86	Equity Committee Adversary Proceeding	10
1.87	Equity Committee Action to Compel	10
1.88	Equity Interest	10
1.89	FDIC Claim	11
1.90	FDIC Corporate	11
1.91	FDIC Receiver	11
1.92	FDIC Stay Relief Motion	11
1.93	Final Order	11
1.94	FSB	11
1.95	General Unsecured Claim	11
1.96	Global Settlement Agreement	12
1.97	Guarantee Agreements	12
1.98	Indentures	12
1.99	Information Demands	12
1.100	Intercompany Claim	12
1.101	Intercompany Notes	12
1.102	IRC	12
1.103	IRS	12
1.104	JPMC	12
1.105	JPMC Action	12
1.106	JPMC Allowed Unsecured Claim	12
1.107	JPMC Assumed Liabilities	13
1.108	JPMC Assumed Liability Claim	13
1.109	JPMC Claims	13
1.110	JPMC Entities	13
1.111	JPMC Policies	13
1.112	JPMC Rabbi Trust/Policy Claim	13
1.113	JPMC Rabbi Trusts	13
1.114	Junior Subordinated Notes Indenture	14
1.115	Lakeview Plan	14
1.116	Lien	14
1.117	Liquidating Trust	14
1.118	Liquidating Trust Agreement	14
1.119	Liquidating Trust Assets	14
1.120	Liquidating Trust Beneficiaries	14
1.121	Liquidating Trust Claims Reserve	15
1.122	Liquidating Trustee	15
1.123	Liquidating Trust Interests	15
1.124	Local Bankruptcy Rules	15
1.125	Non-Subordinated Bank Bondholder Claims	15

TABLE OF CONTENTS (continued)	Page

1.126	Other Benefit Plan Claim	15
1.127	Other Subordinated Claim	15
1.128	Owl Creek Parties	15
1.129	Penalty Claim	15
1.130	Person	16
1.131	Petition Date	16
1.132	PIERS Claim	16
1.133	PIERS Common Securities	16
1.134	PIERS Guarantee Agreement	16
1.135	PIERS Preferred Securities	16
1.136	PIERS Trust Agreement	16
1.137	PIERS Subscription Rights	16
1.138	PIERS Trustee:	16
1.139	Plan	16
1.140	Plan Contribution Assets	16
1.141	Plan Supplement	17
1.142	Postpetition Interest Claim	17
1.143	Preferred Equity Interest	17
1.144	Priority Non-Tax Claim	17
1.145	Priority Tax Claim	17
1.146	Privileges	17
1.147	Pro Rata Share	17
1.148	Purchase and Assumption Agreement	18
1.149	Qualified Holder	18
1.150	Qualified Plan Claim	18
1.151	Receivership	18
1.152	Registry Funds	18
1.153	REIT Series	18
1.154	Related Actions	18
1.155	Related Persons	18
1.156	Released Claims	18
1.157	Released Parties	19
1.158	Reorganized Common Stock	19
1.159	Reorganized Debtors	19
1.160	Reorganized Debtors By-Laws	19
1.161	Reorganized Debtors Certificates of Incorporation	19
1.162	Reorganized WMI	19
1.163	Rights Offering	19
1.164	Rights Offering Agent	19
1.165	Rights Offering Expiration Date	20
1.166	Rights Offering Record Date	20
1.167	Rights Offering Trust Account	20

TABLE OF CONTENTS (continued)	Page

1.168	Rule 2004 Inquiry	20
1.169	Rule 2019 Appeal	20
1.170	Schedules	20
1.171	Senior Notes	20
1.172	Senior Notes Claim	20
1.173	Senior Notes Indenture	20
1.174	Senior Notes Indenture Trustee	20
1.175	Senior Subordinated Notes	21
1.176	Senior Subordinated Notes Claim	21
1.177	Senior Subordinated Notes Indenture	21
1.178	Senior Subordinated Notes Indenture Trustee	21
1.179	Settlement Note Holders	21
1.180	Stock Trading Order	21
1.181	Subordinated Bank Bondholder Claims	21
1.182	Subordinated Claim	21
1.183	Subordination Model	21
1.184	Subscription Expiration Date	22
1.185	Subscription Form	22
1.186	Subscription Purchase Price	22
1.187	Subscription Right	22
1.188	Tax Authority	22
1.189	Taxes	22
1.190	Tax Refunds	22
1.191	Tax Return	22
1.192	Texas Litigation	22
1.193	Transferred Intellectual Property	22
1.194	Treasury Regulations	22
1.195	Trust Advisory Board	23
1.196	Trustee Claims	23
1.197	Trustee Distribution Expenses	23
1.198	Trustees	23
1.199	Trust Preferred Securities	23
1.200	Trust Preferred Trustees	23
1.201	Turnover Action	23
1.202	Unidentified Intellectual Property	23
1.203	Unsecured Claim	24
1.204	Vendor Escrow	24
1.205	Visa Claims	24
1.206	Visa Shares	24
1.207	Voting Nominee	24
1.208	Voting Record Date	24
1.209	WaMu Pension Plan	24

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TABLE OF CONTENTS (continued)	Page

1.210	WMB	24
1.211	WMB Intellectual Property	24
1.212	WMB Vendor Claim	24
1.213	WMI	24
1.214	WMI Accounts	25
1.215	WMI Action	25
1.216	WMI Entities	25
1.217	WMI Intellectual Property	25
1.218	WMI Investment	25
1.219	WMI Medical Plan	25
1.220	WMI Medical Plan Claim	25
1.221	WMI Policies	25
1.222	WMI Rabbi Trust	25
1.223	WMI Vendor Claim	25
1.224	WMI/WMB Intercompany Claim	25
1.225	WMMRC	25
1.226	Other Definitions	25

ARTICLE II	COMPROMISE AND SETTLEMENT OF DISPUTES	26

2.1	Compromise, Settlement and Sale	26

ARTICLE III	PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS	29

3.1	Administrative Expense Claims	29
3.2	Professional Compensation and Reimbursement Claims	30
3.3	Priority Tax Claims	30
3.4	Statutory Fees	30

ARTICLE IV	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	30

4.1	Class 1 Priority Non-Tax Claims	30
4.2	Class 2 Senior Notes Claims	30
4.3	Class 3 Senior Subordinated Notes Claims	30
4.4	Class 4 WMI Medical Plan Claims	30
4.5	Class 5 JPMC Rabbi Trust/Policy Claims	30
4.6	Class 6 Other Benefit Plan Claims	30
4.7	Class 7 Qualified Plan Claims	30
4.8	Class 8 WMB Vendor Claims	30
4.9	Class 9 Visa Claims	31
4.10	Class 10 Bond Claims	31
4.11	Class 11 WMI Vendor Claims	31
4.12	Class 12 General Unsecured Claims	31
4.13	Class 13 Convenience Claims	31
4.14	Class 14 CCB-1 Guarantees Claims	31

TABLE OF CONTENTS (continued)	Page

4.15	Class 15 CCB-2 Guarantees Claims	31
4.16	Class 16 PIERS Claims	31
4.17	Class 17 Non-Subordinated Bank Bondholder Claims	31
4.18	Class 18 Subordinated Claims	31
4.19	Class 19 REIT Series	31
4.20	Class 20 Preferred Equity Interests	31
4.21	Class 21 Dime Warrants	31
4.22	Class 22 Common Equity Interests	31

ARTICLE V	PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)	31

5.1	Payment of Allowed Priority Non-Tax Claims	31

ARTICLE VI	PROVISION FOR TREATMENT OF SENIOR NOTES CLAIMS (CLASS 2)	31

6.1	Treatment of Senior Notes Claims	31
6.2	Right of Election	32
6.3	Limitation on Recovery	33

ARTICLE VII	PROVISION FOR TREATMENT OF SENIOR SUBORDINATED NOTES CLAIMS (CLASS 3)	33

7.1	Treatment of Senior Subordinated Notes Claims	33
7.2	Right of Election	34
7.3	Limitation on Recovery	34

ARTICLE VIII	PROVISION FOR TREATMENT OF WMI MEDICAL PLAN CLAIMS (CLASS 4)	35

8.1	Treatment of WMI Medical Plan Claims	35

ARTICLE IX	PROVISION FOR TREATMENT OF JPMC RABBI TRUST/POLICY CLAIMS (CLASS 5)	35

9.1	Treatment of JPMC Rabbi Trust/Policy Claims	35

ARTICLE X	PROVISION FOR TREATMENT OF OTHER BENEFIT PLAN CLAIMS (CLASS 6)	35

10.1	Treatment of Other Benefit Plan Claims	35

ARTICLE XI	PROVISION FOR TREATMENT OF QUALIFIED PLAN CLAIMS (CLASS 7)	35

11.1	Treatment of Qualified Plan Claims	35

ARTICLE XII	PROVISION FOR TREATMENT OF WMB VENDOR CLAIMS (CLASS 8)	36

12.1	Treatment of WMB Vendor Claims	36

TABLE OF CONTENTS (continued)	Page

ARTICLE XIII	PROVISION FOR TREATMENT OF VISA CLAIMS (CLASS 9)	36

13.1	Treatment of Visa Claims	36

ARTICLE XIV	PROVISION FOR TREATMENT OF BOND CLAIMS (CLASS 10)	36

14.1	Treatment of Bond Claims	36

ARTICLE XV	PROVISION FOR TREATMENT OF WMI VENDOR CLAIMS (CLASS 11)	36

15.1	Treatment of WMI Vendor Claims	36

ARTICLE XVI	PROVISION FOR TREATMENT OF GENERAL UNSECURED CLAIMS (CLASS 12)	36

16.1	Treatment of General Unsecured Claims	36
16.2	Right of Election	37
16.3	Limitation on Recovery	37
16.4	Allowed Claims of Fifty Thousand Dollars ($50,000.00) or More/Election to be Treated as a Convenience Claim	37

ARTICLE XVII	PROVISION FOR TREATMENT OF CONVENIENCE CLAIMS (CLASS 13)	38

17.1	Treatment of Convenience Claims	38

ARTICLE XVIII	PROVISION FOR TREATMENT OF CCB-1 GUARANTEES CLAIMS (CLASS 14)	38

18.1	Treatment of CCB-1 Guarantees Claims	38
18.2	Right of Election	39
18.3	Limitation on Recovery	39

ARTICLE XIX	PROVISION FOR TREATMENT OF CCB-2 GUARANTEES CLAIMS (CLASS 15)	40

19.1	Treatment of CCB-2 Guarantees Claims	40
19.2	Right of Election	41
19.3	Limitation on Recovery	41

ARTICLE XX	PROVISION FOR TREATMENT OF PIERS CLAIMS (CLASS 16)	41

20.1	Treatment of PIERS Claims	41
20.2	Right of Election	42
20.3	Limitation on Recovery	43
20.4	Subscription Rights	43

TABLE OF CONTENTS (continued)	Page

ARTICLE XXI	PROVISION FOR TREATMENT OF NON-SUBORDINATED BANK BONDHOLDER CLAIMS (CLASS 17)	43

21.1	Treatment of Non-Subordinated Bank Bondholder Claims	43

ARTICLE XXII	PROVISION FOR TREATMENT OF SUBORDINATED CLAIMS (CLASS 18)	44

22.1	Treatment of Subordinated Claims	44
22.2	Limitation on Recovery	44

ARTICLE XXIII	PROVISION FOR TREATMENT OF REIT SERIES (CLASS 19)	44

23.1	Treatment of REIT Series	44
23.2	Cancellation of REIT Series	44

ARTICLE XXIV	PROVISION FOR TREATMENT OF PREFERRED EQUITY INTERESTS (CLASS 20)	45

24.1	Treatment of Preferred Equity Interests	45
24.2	Cancellation of Preferred Equity Interests	45

ARTICLE XXV	PROVISION FOR TREATMENT OF DIME WARRANTS (CLASS 21)	45

25.1	Cancellation of Dime Warrants	45

ARTICLE XXVI	PROVISION FOR TREATMENT OF COMMON EQUITY INTERESTS (CLASS 22)	45

26.1	Cancellation of Common Equity Interests	45

ARTICLE XXVII	PROVISION FOR TREATMENT OF DISPUTED CLAIMS	45

27.1	Objections to Claims; Prosecution of Disputed Claims	45
27.2	Estimation of Claims	46
27.3	Payments and Distributions on Disputed Claims	46

ARTICLE XXVIII	THE LIQUIDATING TRUST	47

28.1	Execution of Liquidating Trust Agreement	47
28.2	Purpose of the Liquidating Trust	47
28.3	Liquidating Trust Assets	47
28.4	Administration of the Liquidating Trust	48
28.5	The Liquidating Trustee	48
28.6	Role of the Liquidating Trustee	48
28.7	Liquidating Trustee’s Tax Power for Debtors	48
28.8	Transferability of Liquidating Trust Interests	49
28.9	Cash	50
28.10	Distribution of Liquidating Trust Assets	50
28.11	Costs and Expenses of the Liquidating Trust	50

TABLE OF CONTENTS (continued)	Page

28.12	Compensation of the Liquidating Trustee	50
28.13	Retention of Professionals/Employees by the Liquidating Trustee	50
28.14	Federal Income Tax Treatment of the Liquidating Trust	51
28.15	Indemnification of Liquidating Trustee	54
28.16	Privileges and Obligation to Respond to Ongoing Investigations	54

ARTICLE XXIX	PROSECUTION AND EXTINGUISHMENT OF CLAIMS HELD BY THE DEBTORS	55

29.1	Prosecution of Claims	55

ARTICLE XXX	ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTERESTS	56

30.1	Impaired Classes to Vote	56
30.2	Acceptance by Class of Creditors	56
30.3	Cramdown	56

ARTICLE XXXI	IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN	56

31.1	Impaired and Unimpaired Classes	56
31.2	Impaired Classes Entitled to Vote on Plan	56
31.3	Equity Interests Deemed to Reject	56
31.4	Claims Deemed to Accept	56
31.5	Controversy Concerning Impairment	56

ARTICLE XXXII	PROVISIONS GOVERNING DISTRIBUTIONS	57

32.1	Time and Manner of Distributions	57
32.2	Timeliness of Payments	57
32.3	Distributions by the Disbursing Agent	57
32.4	Manner of Payment under the Plan	58
32.5	Delivery of Distributions	58
32.6	Undeliverable Distributions	58
32.7	Withholding and Reporting Requirements	59
32.8	Time Bar to Cash Payments	59
32.9	Distributions After Effective Date	60
32.10	Setoffs	60
32.11	Allocation of Plan Distributions Between Principal and Interest	60
32.12	Certain Trustee Fees and Expenses	60
32.13	Distribution Record Date	61

ARTICLE XXXIII	MEANS OF IMPLEMENTATION	61

33.1	Incorporation and Enforcement of the Settlement Agreement	61
33.2	Intercompany Claims	61

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TABLE OF CONTENTS (continued)	Page

33.3	Merger/Dissolution/Consolidation	61
33.4	Cancellation of Existing Securities and Agreements	61
33.5	Claims of Subordination	62
33.6	Surrender of Instruments	62
33.7	Issuance of Reorganized Common Stock and Additional Common Stock	63
33.8	Exemption from Securities Laws	63
33.9	Hart-Scott-Rodino Compliance	63
33.10	Fractional Stock or Other Distributions	63

ARTICLE XXXIV	RIGHTS OFFERING	63

34.1	Issuance of Subscription Rights	63
34.2	Subscription Period	63
34.3	Subscription Purchase Price	64
34.4	Exercise of Subscription Rights	64
34.5	General Procedures Governing Exercise of Subscription Rights	64
34.6	Oversubscription	64
34.7	Distribution of the Additional Common Stock	65
34.8	No Interest	65
34.9	Disputes/Defects Regarding Exercise of Subscription Rights	65
34.10	Return of Unused Funds	65

ARTICLE XXXV	CREDITORS’ COMMITTEE/EQUITY COMMITTEE	65

35.1	Dissolution of the Creditors’ Committee	65
35.2	Dissolution of the Equity Committee	66

ARTICLE XXXVI	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	66

36.1	Rejection or Assumption of Remaining Executory Contracts and Unexpired Leases	66
36.2	Approval of Rejection or Assumption of Executory Contracts and Unexpired Leases	67
36.3	Inclusiveness	67
36.4	Cure of Defaults	67
36.5	Rejection Damage Claims	67
36.6	Indemnification and Reimbursement Obligations	68
36.7	Termination of Benefit Plans	68
36.8	Termination of Vendor Stipulation	68

ARTICLE XXXVII	RIGHTS AND POWERS OF DISBURSING AGENT	68

37.1	Exculpation	68
37.2	Powers of the Disbursing Agent	69
37.3	Fees and Expenses Incurred From and After the Effective Date	69

TABLE OF CONTENTS (continued)	Page

ARTICLE XXXVIII	CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN	69

38.1	Conditions Precedent to Confirmation of the Plan	69
38.2	Waiver of Conditions Precedent to Confirmation	70

ARTICLE XXXIX	CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN	71

39.1	Conditions Precedent to Effective Date of the Plan	71
39.2	Waiver of Conditions Precedent	71

ARTICLE XL	RETENTION OF JURISDICTION	71

40.1	Retention of Jurisdiction	71

ARTICLE XLI	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	73

41.1	Modification of Plan	73
41.2	Revocation or Withdrawal	74
41.3	Amendment of Plan Documents	74
41.4	No Admission of Liability	74

ARTICLE XLII	CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS	75

42.1	Corporate Action	75
42.2	Reincorporation	75
42.3	Amendment of Articles of Incorporation and By-Laws	75
42.4	Directors of the Reorganized Debtors	75
42.5	Officers of the Reorganized Debtors	76
42.6	Shareholders’ Agreement	76

ARTICLE XLIII	MISCELLANEOUS PROVISIONS	76

43.1	Title to Assets	76
43.2	Discharge and Release of Claims and Termination of Equity Interests	76
43.3	Injunction on Claims	77
43.4	Integral to Plan	78
43.5	Releases by the Debtors	78
43.6	Releases by Holders of Claims and Equity Interests	79
43.7	Injunction Related to Releases	80
43.8	Exculpation	80
43.9	Bar Order	80
43.10	Deemed Consent	81
43.11	No Waiver	81
43.12	Supplemental Injunction	81
43.13	Term of Existing Injunctions or Stays	82

TABLE OF CONTENTS (continued)	Page

43.14	Payment of Statutory Fees	82
43.15	Post-Effective Date Fees and Expenses	82
43.16	Exemption from Transfer Taxes	82
43.17	Withdrawal of Equity Committee Proceedings	83
43.18	Payment of Fees and Expenses of Certain Creditors	83
43.19	Severability	83
43.20	Governing Law	84
43.21	Notices	84
43.22	Closing of Case	84
43.23	Section Headings	85
43.24	Inconsistencies	86

Washington Mutual, Inc. and WMI Investment Corp. hereby propose the following joint chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I

DEFINITIONS

As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of the terms defined:

1.1 Acquisition JPMC Entities:  JPMC in its capacity as the “Acquiring Bank” pursuant to the Purchase and Assumption Agreement and each former subsidiary of WMB acquired pursuant to the Purchase and Assumption Agreement (including each entity into which such former subsidiary may have been merged, consolidated or liquidated), together with JPMC in its capacity as the “Purchaser” pursuant to the Purchase and Assumption Agreement.

1.2 Actions:  The “Actions,” as defined in the Global Settlement Agreement.

1.3 Additional Common Stock:  The 4,000,000 additional shares of duly authorized common stock of Reorganized WMI to be issued as of the Effective Date or as soon thereafter as is practicable on account of the Rights Offering, with a par value of $25.00 per share.

1.4 Admin Account:  That certain account identified as Account No. xxxxxx1206, identified by WMI as having a balance as of the Petition Date in the approximate amount of Fifty Two Million Six Hundred Thousand Dollars ($52,600,000.00).

1.5 Administrative Claim Bar Date:  Unless otherwise ordered by the Bankruptcy Court, the date established by the Bankruptcy Court and set forth in the Confirmation Order as the last day to file proof of Administrative Expense Claims, which date shall be no more than ninety (90) days after the Effective Date, after which date, any proof of Administrative Expense Claim not filed shall be deemed forever barred, and the Debtors, the Reorganized Debtors, and the Liquidating Trust shall have no obligation with respect thereto; provided, however, that no proof of Administrative Expense Claim shall be required to be filed if such Administrative Expense Claim shall have been incurred (i) in accordance with an order of the Bankruptcy Court or (ii) with the consent of the Debtors and in the ordinary course of the Debtors’ operations.

1.6 Administrative Expense Claim:  A Claim constituting a cost or expense of administration of the Chapter 11 Cases asserted or authorized to be asserted, on or prior to the Administrative Claim Bar Date, in accordance with sections 503(b) and 507(a)(2) of the Bankruptcy Code arising during the period up to and including the Effective Date, including, without limitation, (i) any actual and necessary cost and expense of preserving the estates of the Debtors, (ii) any actual and necessary cost and expense of operating the businesses of the Debtors in Possession, (iii) any post-Petition Date loan or advance extended by one Debtor to the other Debtor, (iv) any cost and expense of the Debtors in Possession for the management, maintenance, preservation, sale, or other disposition of any assets, (v) the administration and implementation of the Plan, (vi) the administration, prosecution, or defense of Claims by or against the Debtors and for distributions under the Plan, (vii) any guarantee or indemnification obligation extended by the Debtors in Possession, (viii) any Claim for compensation and reimbursement of expenses arising during the period from and after the Petition Date and prior to the Effective Date and awarded by the Bankruptcy Court in accordance with section 328, 330, 331, or 503(b) of the Bankruptcy Code or otherwise in accordance with the provisions of the Plan, whether fixed before or after the Effective Date, (ix) any fee or charge assessed against the Debtors’ estates pursuant to section 1930, chapter 123, title 28, United States Code, and (x) any tort or extracontractual claims against the Debtors in Possession.

1.7 Affiliate:  With respect to any specified Entity, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified entity.

1.8 Affiliated Banks:  WMB and FSB.

1.9 Allowed Administrative Expense Claim:  An Administrative Expense Claim, to the extent it is or has become an Allowed Claim.

1.10 Allowed CCB-1 Guarantees Claim:  A CCB-1 Guarantees Claim, to the extent set forth on Exhibit “A” hereto.

1.11 Allowed CCB-2 Guarantees Claim:  A CCB-2 Guarantees Claim, to the extent set forth on Exhibit “B” hereto.

1.12 Allowed Claim:  A Claim against any of the Debtors or the Debtors’ estates, (i) proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing such proof of claim against any such Debtor or such Debtor’s estate, or (ii) if no proof of Claim has been timely filed, which has been or hereafter is listed by such Debtor in its Schedules as liquidated in amount and not disputed or contingent, in each such case in clauses (i) and (ii) above, a Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order.  For purposes of determining the amount of an “Allowed Claim,” there shall be deducted therefrom an amount equal to the amount of any claim that the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy and non-bankruptcy law.  Without in any way limiting the foregoing, “Allowed Claim” shall include any Claim arising from the recovery of property in accordance with sections 550 and 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code, any Claim allowed under or pursuant to the terms of the Plan, or any Claim to the extent that it has been allowed pursuant to a Final Order; provided, however, that (i) Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder unless otherwise specified herein or by order of the Bankruptcy Court, (ii) for any purpose under the Plan, “Allowed Claim” shall not include interest, penalties, or late charges arising from or relating to the period from and after the Petition Date, and (iii) “Allowed Claim”

shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.

1.13 Allowed Convenience Claim:  A Convenience Claim, to the extent it is or has become an Allowed Claim.

1.14 Allowed General Unsecured Claim:  A General Unsecured Claim, to the extent it is or has become an Allowed Claim.

1.15 Allowed JPMC Assumed Liability Claim:  A JPMC Assumed Liability Claim, to the extent it is or has become an Allowed Claim.

1.16 Allowed PIERS Claim:  A PIERS Claim, to the extent set forth on Exhibit “C” hereto.

1.17 Allowed Priority Non-Tax Claim:  A Priority Non-Tax Claim, to the extent it is or has become an Allowed Claim.

1.18 Allowed Priority Tax Claim:  A Priority Tax Claim, to the extent it is or has become an Allowed Claim.

1.19 Allowed Senior Notes Claim:  A Senior Notes Claim, to the extent set forth on Exhibit “D” hereto.

1.20 Allowed Senior Subordinated Notes Claim:  A Senior Subordinated Notes Claim, to the extent set forth on Exhibit “E” hereto.

1.21 Allowed Subordinated Claim:  A Subordinated Claim, to the extent it is or has become an Allowed Claim.

1.22 Allowed Trustee Claim:  A Trustee Claim, to the extent it is or has become an Allowed Claim.

1.23 Allowed WMB Vendor Claim:  A WMB Vendor Claim, to the extent it is or has become an Allowed Claim.

1.24 Allowed WMI Vendor Claim:  A WMI Vendor Claim, to the extent it is or has become an Allowed Claim.

1.25 American Savings Escrow Funds:  All funds held in escrow in connection with the American Savings Litigation, pursuant to that certain Escrow Agreement, dated December 20, 1996, by and among WMI, Keystone Holdings Partners, L.P., Escrow Partners, L.P. and The Bank of New York.

1.26 American Savings Litigation:  That certain litigation styled American Savings Bank, F.A. v. United States, No. 92-872C, currently pending in the United States Court of Federal Claims.

1.27 Anchor Litigation:  That certain litigation styled Anchor Savings Bank, FSB v. United States, No. 95-39C, currently pending in the United States Court of Federal Claims, and on appeal in the United States Court of Appeals for the Federal Circuit, as Anchor Savings Bank, FSB v. United States, No. 2008-5175, -5182.

1.28 Appaloosa Parties:  Appaloosa Management L.P. on behalf of Appaloosa Investment L.P. I, Palomino Fund Ltd., Thoroughbred Fund, L.P., Thoroughbred Master Ltd., and any other Affiliates who own securities issued by and/or have direct or indirect Claims against WMI.

1.29 Assets:  With respect to a Debtor, (i) all “property” of such Debtor’s estate, as defined in section 541 of the Bankruptcy Code, including, without limitation, such property as is reflected on such Debtor’s books and records as of the date of the Disclosure Statement Order (including, without limitation, received and anticipated “Net Tax Refunds,” as defined in the Global Settlement Agreement) and certain Plan Contribution Assets transferred to such Debtor pursuant to the Global Settlement Agreement, unless modified pursuant to the Plan or a Final Order, and except as transferred pursuant to the Global Settlement Agreement and (ii) all claims and causes of action, and any subsequent proceeds thereof, that have been or may be commenced by such Debtor in Possession or other authorized representative for the benefit of such Debtor’s estate, unless modified pursuant to the Plan or a Final Order, including, without limitation, any claim or cause of action pursuant to chapter 5 of the Bankruptcy Code.

1.30 Aurelius Parties:  Aurelius Capital Management, LP, on behalf of Aurelius Capital Partners, LP and Aurelius Investment, LLC, and any other Affiliates who own securities issued by and/or have direct or indirect Claims against WMI.

1.31 Avoidance Actions:  Any and all avoidance, recovery, subordination or other actions or remedies against Entities that may be brought by or on behalf of a Debtor or its estate under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions, settlements or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code.

1.32 Ballot:  The form distributed to each holder of an impaired Claim entitled to vote on the plan (as set forth herein), on which is to be indicated, among other things, acceptance or rejection of the Plan.

1.33 Ballot Date:  The date established by the Bankruptcy Court and set forth in the Disclosure Statement Order for the submission of Ballots and the election of alternative treatments pursuant to the terms and provisions of the Plan.

1.34 Bank Bondholder Claims:  Those certain proofs of claim filed against the Debtors and their chapter 11 estates by holders of funded indebtedness against WMB, which are listed on Exhibit “B” to the Global Settlement Agreement.

1.35 Bankruptcy Code:  The Bankruptcy Reform Act of 1978, as amended, to the extent codified in title 11, United States Code, as applicable to the Chapter 11 Cases.

1.36 Bankruptcy Court:  The United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

1.37 Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as applicable to the Chapter 11 Cases.

1.38 Bankruptcy Stay Motions:  The motions by the FDIC Receiver and JPMC to stay or dismiss the Turnover Action and the JPMC Action in favor of proceedings before the United States District Court for the District of Columbia in the WMI Action.

1.39 BB Liquidating Trust Interests:  Those certain Liquidating Trust Interests that are receivable by holders of Non-Subordinated Bank Bondholder Claims, which interests, in the aggregate, represent an undivided percentage interest in the Homeownership Carryback Refund Amount, as defined and set forth in Section 2.4 of the Global Settlement Agreement, equal to 5.357% of the Homeownership Carryback Refund Amount; provided, however, that in no event shall the distribution to holders of Non-Subordinated Bank Bondholder Claims of Cash on account of BB Liquidating Trust Interests exceed One Hundred Fifty Million Dollars ($150,000,000.00) in the aggregate.

1.40 Benefit Plan:  Any employee welfare benefit plan, employee pension benefit plan, or a plan that is both an employee welfare benefit plan and an employee pension benefit plan within the meaning of Section 3(3) of ERISA, including, without limitation, those benefit plans listed on Exhibit “F” hereto, or any such similar employee benefit plan or arrangement that any of the Debtors maintained prior to the Petition Date; provided, however, that the term “Benefit Plan” does not include the WaMu Savings Plan (#002) and does not include any plan policy, or arrangement transferred to JPMC pursuant to the Global Settlement Agreement.

1.41 BKK Liabilities:  Any and all liabilities and obligations of the WMI Entities (other than WMI Rainier) for remediation or clean-up costs and expenses (and excluding tort and tort related liabilities, if any) in excess of applicable and available insurance arising from or relating to (i) the BKK Litigation, (ii) the Amended Consent Decree, dated March 6, 2006, entered in connection therewith, and (iii) that certain Amended and Restated Joint Defense, Privilege and Confidentiality Agreement, dated as of February 28, 2005, by and among the BKK Joint Defense Group, as defined therein.

1.42 BKK Litigation:  That certain litigation styled California Department of Toxic Substances Control, et al. v. American Honda Motor Co., Inc., et al., No. CV05-7746 CAS (JWJx), currently pending in the United States District Court for the Central District of California.

1.43 BKK Proofs of Claim:  The BKK Liabilities-related proofs of claim filed against the Debtors and the Debtors’ chapter 11 estates numbered 2138, 2213, 2233, 2405, 2467, 2693 and 3148.

1.44 Bond Claim:  Any Claim against the Debtors set forth on Schedule 2.23 to the Global Settlement Agreement filed by any of the Bonding Companies, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.45 Bond Indemnity:  That certain General Agreement of Indemnity, as amended, dated as of June 14, 1999, executed and delivered by WMI, pursuant to which, among other things, the Bonds were to be issued and WMI agreed to pay all losses and expenses of the Bonding Companies associated therewith.

1.46 Bonding Companies:  Safeco Insurance Company and such other insurance or bonding companies that issued Bonds pursuant to the Bond Indemnity.

1.47 Bonds:  The bonds issued by the Bonding Companies on behalf of one or more of the Affiliated Banks or their Affiliates, each as identified on Exhibit “D” to the Global Settlement Agreement, together with the numbers of the respective proofs of Claim that have been filed with the Bankruptcy Court in connection therewith.

1.48 Business Day:  A day other than a Saturday, Sunday, or any other day on which commercial banking institutions in New York, New York are required or authorized to close by law or executive order.

1.49 Cash:  Lawful currency of the United States, including, but not limited to, bank deposits, checks representing good funds, and other similar items.

1.50 Cash Equivalents:  Equivalents of Cash in the form of readily marketable securities or instruments issued by a person other than the Debtors, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s Rating of “A” or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or equivalent capital of not less than One Hundred Million Dollars ($100,000,000.00), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

1.51 Causes of Action:  All Claims, actions, causes of action, rights to payment, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross claims (including, but not limited to, all claims for breach of fiduciary duty, negligence, malpractice, breach of contract, aiding and abetting, fraud, inducement, avoidance, recovery, subordination, and all Avoidance Actions) of any of the Debtors and/or their estates that are pending or may be asserted against any Entity on or after the date hereof, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether assented or assertable directly or derivatively, in law, equity or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

1.52 CCB-1 Guarantees:  The guarantees issued and delivered by WMI in accordance with the terms and conditions of the CCB-1 Guarantee Agreements, and set forth on Exhibit “A” hereto.

1.53 CCB-1 Guarantees Claim: An Unsecured Claim arising from or relating to the CCB-1 Guarantees.

1.54 CCB-1 Guarantee Agreements:  Those certain agreements titled “Guarantee of Washington Mutual, Inc.,” dated as of November 1, 2007, pursuant to which WMI guaranteed payment of the obligations and liabilities of WMB under certain agreements and related securities issued by the CCB Capital Trust IV, CCB Capital Trust V, CCB Capital Trust VII, and CCB Capital Trust VIII.

1.55 CCB-1 Trustee:  Wilmington Trust Company, as Trustee, or its duly appointed successor, solely in its capacity as trustee with regard to each of the CCB-1 Guarantee Agreements.

1.56 CCB-2 Guarantees:  The guarantees issued and delivered by WMI in accordance with the terms and conditions of the CCB-2 Guarantee Agreements, and set forth on Exhibit “B” hereto.

1.57 CCB-2 Guarantees Claim:  An Unsecured Claim arising from or relating to the CCB-2 Guarantees.

1.58 CCB-2 Guarantee Agreements:  Those certain agreements titled “Guarantee of Washington Mutual, Inc.,” dated as of November 1, 2007, pursuant to which WMI guaranteed payment of the obligations and liabilities of WMB under certain agreements and related securities issued by the HFC Capital Trust I, CCB Capital Trust VI, and CCB Capital Trust IX.

1.59 CCB-2 Trustees:  Wilmington Trust Company, as Trustee, and Deutsche Bank Trust Company Americas, as Trustee, or their duly appointed successors, solely in their capacities as trustees with regard to each of the CCB-2 Guarantee Agreements.

1.60 Centerbridge Parties:  Centerbridge Partners, L.P., on behalf of Centerbridge Credit Advisors, LLC, Centerbridge Special Credit Advisors, LLC, and any other Affiliates who own securities issued by and/or have direct or indirect Claims against WMI.

1.61 Chapter 11 Cases:  The jointly administered cases commenced by the Debtors styled as In re Washington Mutual, Inc., et al. and being jointly administered in the Bankruptcy Court, Case No. 08-12229 (MFW), under chapter 11 of the Bankruptcy Code.

1.62 Claim:  Any right to payment or performance, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown or asserted or unasserted;

or any right to an equitable remedy for breach or enforcement of performance, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, and all debts, suits, damages, rights, remedies, losses, liabilities, obligations, judgments, actions, causes of action, demands, or claims of every kind or nature whatsoever, in law, at equity, or otherwise.

1.63 Class:  A category of holders of Claims or Equity Interests set forth in Article IV of the Plan.

1.64 Common Equity Interest:  An Equity Interest represented by the 3,000,000,000 authorized shares of common stock of WMI, including, without limitation, one of the 1,704,958,913 shares of common stock of WMI issued and outstanding as of the Petition Date, or any interest or right to convert into such an Equity Interest or acquire any Equity Interest of WMI that was in existence immediately prior to or on the Petition Date.

1.65 Confirmation Date:  The date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

1.66 Confirmation Hearing:  The hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.67 Confirmation Order:  The order of the Bankruptcy Court confirming the Plan in accordance with section 1129 of the Bankruptcy Code, approving the compromise and settlement set forth in the Global Settlement Agreement and directing the consummation of the transactions contemplated therein, which order shall be in form and substance satisfactory to the Debtors, JPMC, the Settlement Note Holders, the Creditors’ Committee and the FDIC Receiver and FDIC Corporate.

1.68 Convenience Claim:  A Claim equal to or less than Fifty Thousand Dollars ($50,000.00) or greater than Fifty Thousand Dollars ($50,000.00) but, with respect to which, the holder thereof voluntarily reduces such Claim to Fifty Thousand Dollars ($50,000.00) on the Ballot; provided, however, that, for purposes of the Plan and the distributions to be made hereunder, “Convenience Claim” shall not include (i) an Administrative Expense Claim, (ii) a Priority Tax Claim, (iii) a Priority Non-Tax Claim, (iv) a Senior Notes Claim, (v) a Senior Subordinated Notes Claim, (vi) any JPMC Assumed Liability Claim, (vii) a WMB Vendor Claim, (viii) a WMI Vendor Claim, (ix) a CCB-1 Guarantees Claim, (x) a CCB-2 Guarantees Claim, (xi) a PIERS Claim, (xii) a Non-Subordinated Bank Bondholder Claim, (xiii) a Subordinated Claim, (xiv) a Trustee Claim and (xv) any other Claim that is a component of a larger Claim, portions of which may be held by one or more holders of Allowed Claims.

1.69 Creditor:  Any Entity holding a Claim against one or more of the Debtors or the Debtors’ estates or, pursuant to section 102(2) of the Bankruptcy Code, against property of the Debtors, including, without limitation, a Claim against either one of the Debtors or Debtors in Possession of a kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

1.70 Creditor Cash:  On the Effective Date (or as soon as practicable thereafter when the Disbursing Agent is prepared to make its initial distribution pursuant to

Section 32.1 of the Plan), the excess, if any, of (i) all Cash and Cash Equivalents to be distributed by the Disbursing Agent in accordance with the Plan over (ii) such amounts of Cash (a) reasonably determined by the Disbursing Agent as necessary to satisfy, in accordance with the terms and conditions of the Plan, Allowed Administrative Expense Claims, Allowed Priority Tax Claims (to the extent necessary), Allowed Priority Non-Tax Claims, Allowed Convenience Claims, Trustee Claims, the fees and expenses owed to certain Creditors’ professionals pursuant to Section 43.18 herein, and fees and expenses of the Disbursing Agent as of the Effective Date, (b) necessary to fund the Liquidating Trust in accordance with Article XXVIII of the Plan, as reasonably determined by the Debtors, (c) necessary to make pro rata distributions to holders of Disputed Claims as if such Disputed Claims were, at such time, Allowed Claims, (d) necessary to make pro rata distributions to holders of Administrative Expense Claims that have not yet been filed or Allowed as of the Effective Date, and (e) such other amounts reasonably determined by the Disbursing Agent (in consultation with the Liquidating Trustee) as necessary to fund the ongoing operations of the Liquidating Trust during the period from the Effective Date up to and including such later date as the Disbursing Agent shall reasonably determine; provided, however, that “Creditor Cash” shall include Cash in the Vendor Escrow only to the extent of WMI’s share of Cash remaining in such escrow after payment of Allowed WMI Vendor Claims.

1.71 Creditors’ Committee:  The official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

1.72 Debtors:  WMI and WMI Investment.

1.73 Debtors’ Claims:  The proof of claim filed by the Debtors and each of WMI’s direct and indirect non-banking subsidiaries, on December 30, 2008, with the FDIC Receiver in connection with WMB’s receivership, asserting claims on behalf of the Debtors’ chapter 11 estates, and as asserted in the WMI Action.

1.74 Debtors in Possession:  The Debtors as debtors in possession pursuant to sections 1101(1), 1107(a), and 1108 of the Bankruptcy Code.

1.75 Dime Inc. :  Dime Bancorp, Inc.

1.76 Dime Warrants:  Those certain Litigation Tracking Warrants™ for shares of Dime Inc. common stock based on the value of the recovery in the Anchor Litigation, which warrants, as a result of the merger of Dime Inc. into WMI, are now exchangeable for and into shares of Common Equity Interests in WMI upon certain conditions.

1.77 Disbursing Agent:  With respect to (a) the initial distribution of (i) Cash pursuant to Article III of the Plan to holders of Allowed Administrative Expense Claims and, to the extent applicable, Allowed Priority Tax Claims as of the Effective Date, (ii) Cash to holders of Allowed Priority Non-Tax Claims as of the Effective Date, (iii) Cash to holders of Allowed Convenience Claims, Allowed WMI Claims, Trustee Claims, and the fees and expenses owed to certain Creditors’ professionals pursuant to Section 43.18 herein, in each case as of the Effective Date and (iv) Creditor Cash pursuant to Section 32.1 of the Plan, the Reorganized Debtors or to such other Entity designated in the Confirmation Order and (b) with respect to all subsequent distributions, the Liquidating Trustee or any Entity in its capacity as a disbursing agent.

1.78 Disclosure Statement:  The disclosure statement relating to the Plan and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.79 Disclosure Statement Order:  The Final Order of the Bankruptcy Court approving the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code.

1.80 Disputed Accounts:  The amounts and intercompany balances identified with the account numbers set forth on Exhibit “E” to the Global Settlement Agreement.

1.81 Disputed Claim:  A Claim against the Debtors, to the extent the allowance of such Claim is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Confirmation Order, or is otherwise disputed by the Debtors in accordance with applicable law, and which objection, request for estimation, or dispute has not been withdrawn, with prejudice, or determined by a Final Order.

1.82 Distribution Record Date:  The Ballot Date.

1.83 Effective Date:  The first (1st) Business Day on which (i) the Confirmation Order is a Final Order, (ii) all of the conditions precedent to confirmation of the Plan specified in Section 38.1 of the Plan shall have been satisfied or waived, as provided in Section 38.2 of the Plan, and (iii) all the conditions precedent to the effectiveness of the Plan specified in Section 39.1 of the Plan shall have been satisfied or waived as provided in Section 39.2 of the Plan.

1.84 Entity:  A Person, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a governmental unit or any subdivision thereof, including, without limitation, the office of the United States Trustee, or any other entity.

1.85 Equity Committee:  The official committee of equity security holders appointed in the Chapter 11 Cases.

1.86 Equity Committee Adversary Proceeding:  The adversary proceeding commenced in the Chapter 11 Cases by the Equity Committee, styled Official Committee of Equity Security Holders v. Washington Mutual, Inc., Adversary Pro. No. 10-50731 (MFW).

1.87 Equity Committee Action to Compel:  The action commenced by the Equity Committee on April 26, 2010 in the Thurston County Superior Court in the state of Washington seeking to compel WMI to convene and hold an annual shareholders’ meeting for the nomination and election of directors in accordance with Washington state law, which action was removed to the United States Bankruptcy Court for the Western District of Washington on May 13, 2010, and which currently is subject to a pending motion to transfer venue to the Bankruptcy Court.

1.88 Equity Interest:  The interest of any holder of one or more equity securities of WMI (including, without limitation, voting rights, if any, related to such equity securities) represented by issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in WMI, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest, including, without limitation, unvested restricted stock.

1.89 FDIC Claim:  The proof of Claim filed by the FDIC Receiver against the Debtors and the Debtors’ estates, in an unliquidated amount, which was assigned claim number 2140.

1.90 FDIC Corporate:  The Federal Deposit Insurance Corporation, in its corporate capacity.

1.91 FDIC Receiver:  The Federal Deposit Insurance Corporation, in its capacity as receiver for WMB.

1.92 FDIC Stay Relief Motion:  That certain Motion of the Federal Deposit Insurance Corporation, as Receiver for Washington Mutual Bank, for an Order Modifying the Automatic Stay, filed by the FDIC Receiver in the Chapter 11 Cases, dated November 4, 2009 [Docket No. 1834], seeking relief from the automatic stay pursuant to section 362 of the Bankruptcy Code in order to exercise rights pursuant to Section 9.5 of the Purchase and Assumption Agreement.

1.93 Final Order:  An order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending or, (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, (a) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order and (b) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order, except as provided in the Federal Rules of Appellate Procedure, the Bankruptcy Rules, or the Local Bankruptcy Rules.

1.94 FSB:  Washington Mutual Bank fsb.

1.95 General Unsecured Claim:  An Unsecured Claim against the Debtors other than a Senior Notes Claim, a Senior Subordinated Notes Claim, a JPMC Assumed Liability Claim, a WMB Vendor Claim, a WMI Vendor Claim, a CCB-1 Guarantees Claim, a CCB-2 Guarantees Claim, a PIERS Claim, a Non-Subordinated Bank Bondholder Claim, a Convenience Claim, a Subordinated Claim, or a Trustee Claim, including, without limitation, any portion of a larger claim to the extent such portion does not relate to JPMC Assumed Liabilities.

1.96 Global Settlement Agreement:  That certain Settlement Agreement, executed by and among the Debtors, JPMC, the FDIC Receiver, FDIC Corporate, the Settlement Note Holders, and the Creditors’ Committee, together with all exhibits annexed thereto, setting forth the compromise and settlement between the parties of, among other things, (i) the WMI Action, (ii) the JPMC Action, (iii) the Turnover Action, (iv) the Rule 2004 Inquiry, (v) the Debtors’ Claims, (vi) the JPMC Claims, (vii) the Bankruptcy Stay Motions and the appeals therefrom, (viii) the FDIC Claim, and (ix) the asserted transfer of the Trust Preferred Securities and the consequent issuance of the REIT Series, and the sale, free and clear of all Liens, Claims and encumbrances, of the Plan Contribution Assets, a copy of which is annexed hereto as Exhibit “H”.

1.97 Guarantee Agreements:  The CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, and PIERS Guarantee Agreement.

1.98 Indentures:  The Senior Notes Indenture, the Senior Subordinated Notes Indenture, and the Junior Subordinated Notes Indenture.

1.99 Information Demands:  Any and all subpoenas and other demands for documents, testimony and other information issued in connection with any current or future pending or threatened legal proceedings (whether judicial, regulatory, administrative, arbitral, investigative, criminal, civil, or otherwise).

1.100 Intercompany Claim:  A Claim against any of the WMI Entities held by  another of the WMI Entities; provided, however, that “Intercompany Claim” does not include any PIERS Claim.

1.101 Intercompany Notes:  Those certain intercompany notes set forth on Exhibit “V” to the Global Settlement Agreement.

1.102 IRC:  The  Internal Revenue Code of 1986, as amended from time to time.

1.103 IRS:  The Internal Revenue Service, an agency of the United States Department of Treasury.

1.104 JPMC:  JPMorgan Chase Bank, N.A.

1.105 JPMC Action:  The adversary proceeding commenced in the Chapter 11 Cases by JPMC, styled JPMorgan Chase Bank, N.A. v. Washington Mutual, Inc., et al., Adversary Pro. No. 09-50551 (MFW).

1.106 JPMC Allowed Unsecured Claim:  Collectively, the JPMC Claims, which shall be deemed an Allowed Claim against WMI and shall be classified with and treated in the same manner as other Allowed General Unsecured Claims pursuant to the Plan; provided, however, that, in the sole and absolute discretion of the Debtors, for purposes of the Global Settlement Agreement, each Allowed Claim constituting the JPMC Allowed Unsecured Claim may be counted as a separate claim for purposes of voting to accept or reject the Plan.

1.107 JPMC Assumed Liabilities:  Collectively, and except as otherwise set forth in the Global Settlement Agreement, the obligations, undertakings and liabilities expressly assumed by JPMC and the Acquisition JPMC Entities in the Global Settlement Agreement, as follows:  (a) to the extent payment or performance of such liability or obligation arising from or relating to the period from and after the effective date of the Global Settlement Agreement, all obligations, undertakings and liabilities relating to such payment or performance, and (b) to the extent payment or performance of such liability or obligation was due during the period prior to the effective date of the Global Settlement Agreement, all obligations, undertakings and liabilities relating to such payment or performance to the extent of, and in the amounts of, the contractual obligations, undertakings and liabilities arising from or relating to such obligations, undertakings and liabilities; provided, however, that, for purposes of clause (b) above, or to the extent that the delay in payment or performance thereof was due to the actions or inactions, as the case may be, of the WMI Entities, “JPMC Assumed Liabilities” shall not include (i) any damages or compensation for any default, failure to perform or delay in the performance or payment of any obligations, undertakings, or liabilities in connection with such assets or agreements, whether or not provided for in any agreement, document, applicable provision of law or otherwise, (ii) any damages, losses, liabilities, claims or causes of action that are based in tort or on any statute, regulation, rule or principle of applicable or common law or promulgated by governmental or regulatory authority or agency, or that otherwise are extra contractual, (iii) any special, exemplary, consequential or punitive damages, or (iv) Taxes other than Taxes that JPMC has specifically agreed to pay pursuant to Section 2.4 of the Global Settlement Agreement.

1.108 JPMC Assumed Liability Claim: A Claim arising from or relating to a JPMC Assumed Liability.

1.109 JPMC Claims:  the Global Settlement Agreement and as resolved in accordance with Section 2.22 of the Global Settlement Agreement.

1.110 JPMC Entities:  JPMC, collectively with those of its Affiliates that have filed proofs of Claims against the Debtors or that are Acquisition JPMC Entities.

1.111 JPMC Policies:  All BOLI/COLI policies and the proceeds thereof set forth on Exhibit “N” to the Global Settlement Agreement, and all CCBI split dollar policies set forth on Exhibit “O” to the Global Settlement Agreement.

1.112 JPMC Rabbi Trust/Policy Claim:  Any Claim against the Debtors and their chapter 11 estates set forth on Schedule 2.9(a) to the Global Settlement Agreement filed by a beneficiary of the JPMC Rabbi Trusts or the JPMC Policies, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim and to the extent payable, in whole or in part, by the Debtors or the Debtors’ chapter 11 estates.

1.113 JPMC Rabbi Trusts:  The “rabbi trusts” set forth on Exhibit “M” to the Global Settlement Agreement, including all assets therein.

1.114 Junior Subordinated Notes Indenture:  That certain Indenture, dated as of April 30, 2001, as supplemented by that certain First Supplemental Indenture, dated as of April 30, 2001, between WMI and The Bank of New York, as Trustee.

1.115 Lakeview Plan:  That certain Retirement Income Plan for the Salaried Employees of Lakeview Savings Bank, which plan is intended to satisfy the tax requirements of Section 401 of the IRC and is sponsored by WMI.

1.116 Lien:  Any charge against or interest in property to secure payment of a debt or performance of an obligation.

1.117 Liquidating Trust:  The Entity to be created on or after the Confirmation Date in accordance with the provisions of Article XXVIII hereof and the Liquidating Trust Agreement, for the benefit of holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, Non-Subordinated Bank Bondholder Claims, Allowed Subordinated Claims and, in certain circumstances, Preferred Equity Interests and REIT Series, in accordance with the terms and provisions of the Plan.

1.118 Liquidating Trust Agreement:  The Liquidating Trust Agreement, substantially in the form contained in the Plan Supplement, pursuant to which the Liquidating Trustee shall manage and administer the Liquidating Trust Assets and distribute the proceeds thereof, if any.

1.119 Liquidating Trust Assets:  From and after the Effective Date, all Assets of the Debtors (including, without limitation, certain Plan Contribution Assets) except (i) Cash to be distributed by the Reorganized Debtors as Disbursing Agent to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims (to the extent applicable), Allowed Priority Non-Tax Claims, Allowed Convenience Claims, Allowed WMI Vendor Claims, Allowed Trustee Claims, and the fees and expenses owed to certain Creditors’ professionals pursuant to Section 43.18 herein, in each case as of the Effective Date, (ii) Cash necessary to reimburse the Reorganized Debtors for fees and expenses incurred in connection with initial distributions made by the Reorganized Debtors as Disbursing Agent, (iii) Creditor Cash on the Effective Date, (iv) the equity interests in WMI Investment (all the assets of which, for the avoidance of doubt, shall be contributed to the Liquidating Trust, including any Intercompany Claims), WMMRC and WMB, and (v) Cash received on account of the Rights Offering.

1.120 Liquidating Trust Beneficiaries:  The holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, Non-Subordinated Bank Bondholder Claims, and, in certain circumstances, Allowed Subordinated Claims, Preferred Equity Interests and REIT Series, to the extent such holders have received Liquidating Trust Interests under the Plan (and any transferee thereof, and any subsequent transferee of any transferor of Liquidating Trust Interests).

1.121 Liquidating Trust Claims Reserve:  Any Liquidating Trust Assets allocable to, or retained on account of, Disputed Claims, even if held in commingled accounts.

1.122 Liquidating Trustee:  William C. Kosturos and such additional trustee(s) as may be appointed by the Trust Advisory Board in accordance with applicable law.

1.123 Liquidating Trust Interests:  The beneficial interests in the Liquidating Trust allocable to certain holders of Allowed Claims and Equity Interests (and any transferee thereof, and any subsequent transferee of any transferor of Liquidating Trust Interests) in accordance with the terms and conditions of Article XXVIII of the Plan, including, without limitation, the BB Liquidating Trust Interests; provided, however, that (i) the BB Liquidating Trust Interests shall only be distributed to holders of Non-Subordinated Bank Bondholder Claims and (ii) for purposes of distributing Liquidating Trust Interests, “Pro Rata Share” shall not include the BB Liquidating Trust Interests.

1.124 Local Bankruptcy Rules:  The Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.

1.125 Non-Subordinated Bank Bondholder Claims:  Bank Bondholder Claims, to the extent they are not Subordinated Bank Bondholder Claims.

1.126 Other Benefit Plan Claim:  Any Claim against the Debtors set forth on Schedule 2.9(c) to the Global Settlement Agreement filed by a beneficiary of a benefit plan listed on Exhibit “P” to the Global Settlement Agreement, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.127 Other Subordinated Claim:  A Claim determined pursuant to a Final Order to be subordinated in accordance with section 510(b), to the extent that such Claim related to the purchase or sale of a debt security (rather than an equity security), or 510(c) of the Bankruptcy Code; provided, however, that “Other Subordinated Claim” shall not include Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed JPMC Assumed Liability Claims, Allowed WMB Vendor Claims, Allowed WMI Vendor Claims, Allowed Convenience Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Trustee Claims; and provided further that, any Claim related to the purchase or sale of an equity security that is subordinated in accordance with section 510(b) of the Bankruptcy Code shall be classified with and receive the treatment provided for the REIT Series, Preferred Equity Interests, or Common Equity Interests, as appropriate.

1.128 Owl Creek Parties:  Owl Creek Asset Management, L.P., on behalf of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Fund, Ltd., Owl Creek Socially Responsible Investment Fund, Ltd., Owl Creek Asia I, L.P., Owl Creek Asia II, L.P., Owl Creek Asia Master Fund, Ltd. and any other Affiliates who own securities issued by and/or have direct or indirect Claims against WMI.

1.129 Penalty Claim:  A Claim for a fine, penalty, forfeiture, or for multiple, exemplary, or punitive damages, or otherwise not predicated upon compensatory damages, that is subject to subordination in accordance with section 726(a)(4) of the Bankruptcy Code or otherwise, as determined pursuant to a Final Order.

1.130 Person:  An individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government, or agency or political subdivision thereof, or any other form of legal entity.

1.131 Petition Date:  September 26, 2008, the date on which each of the respective Debtors filed its voluntary petition for relief commencing the Chapter 11 Cases.

1.132 PIERS Claim:  An Unsecured Claim arising from or related to the PIERS Trust Agreement, the PIERS Guarantee Agreement and the Junior Subordinated Notes Indenture, on account of the PIERS Common Securities or the PIERS Preferred Securities.

1.133 PIERS Common Securities:  The common securities set forth on Exhibit “C” hereto.

1.134 PIERS Guarantee Agreement:  That certain Guarantee Agreement, dated as of April 30, 2001, as amended by that certain Amendment No. 1 to the Guarantee Agreement, dated as of May 16, 2001, between WMI, as Guarantor, and The Bank of New York, as Guarantee Trustee.

1.135 PIERS Preferred Securities:  The preferred securities set forth on Exhibit “C” hereto.

1.136 PIERS Trust Agreement:  That certain Amended and Restated Declaration of Trust, Washington Mutual Capital Trust 2001, dated as of April 30, 2001.

1.137 PIERS Subscription Rights:  The 4,000,000 Subscription Rights allocated to holders of PIERS Claims, to be purchased pursuant to the Rights Offering on the terms and subject to the conditions set forth in Article XXXIV of the Plan.

1.138 PIERS Trustee:  Wells Fargo Bank, National Association, solely in its capacity as successor in interest to The Bank of New York Mellon Trust Company, solely in its capacity as successor in interest to The Bank of New York, or its duly appointed successor, as Trustee and as Guarantee Trustee, solely in its capacity as trustee with regard to the Junior Subordinated Notes Indenture and the PIERS Guarantee Agreement.

1.139 Plan:  This Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, including, without limitation, the exhibits and schedules hereto, as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.140 Plan Contribution Assets:  All right, title and interest of the WMI Entities, the JPMC Entities, and the FDIC Receiver and FDIC Corporate in and to the assets set forth on Exhibit “G” to the Global Settlement Agreement, which shall be sold, pursuant to the Plan and as required by the Global Settlement Agreement, free and clear of all Liens, Claims and encumbrances.

1.141 Plan Supplement:  A separate volume, to be filed with the clerk of the Bankruptcy Court, including, among other documents, forms of (i) the Liquidating Trust Agreement, (ii) the Reorganized Debtors By-laws, (iii) the Reorganized Debtors’ Certificates of Incorporation, and (iv) a list of executory contracts and unexpired leases to be rejected pursuant to Section 36.1 of the Plan which, in each case, shall be in form and substance satisfactory to the Settlement Note Holders and the Creditors’ Committee.  The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be filed with the clerk of the Bankruptcy Court as soon as practicable (but in no event later than fifteen (15) days) prior to the Ballot Date, or on such other date as the Bankruptcy Court establishes.

1.142 Postpetition Interest Claim:  A Claim against any of the Debtors or the Debtors’ estates for interest accrued in respect of an outstanding obligation or liability that is the subject of an Allowed Claim during the period from Petition Date up to and including the date of final payment in full of such Allowed Claim, calculated at the contract rate set forth in any agreement related to such Allowed Claim or, if no such rate or contract exists, at the federal judgment rate, provided that interest shall continue to accrue only on the then outstanding and unpaid obligation or liability, including any Postpetition Interest Claim thereon, that is the subject of an Allowed Claim.

1.143 Preferred Equity Interest:  An Equity Interest represented by an issued and outstanding share of preferred stock of WMI prior to or on the Petition Date, including, without limitation, those certain (i) Series K Perpetual Non-Cumulative Floating Rate Preferred Stock and (ii) Series R Non-Cumulative Perpetual Convertible Preferred Stock, but not including the REIT Series.

1.144 Priority Non-Tax Claim:  A Claim entitled to priority in payment pursuant to section 507(a)(4), 507(a)(5), 507(a)(7), or 507(a)(9) of the Bankruptcy Code.

1.145 Priority Tax Claim:  A Claim of a governmental unit against the Debtors of the kind entitled to priority in payment pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.146 Privileges:  All attorney-client privileges, work product protections, and other immunities or protections from disclosure held by the Debtors.

1.147 Pro Rata Share:  With respect to Allowed Claims (i) within the same Class, the proportion that an Allowed Claim bears to the sum of all Allowed Claims within such Class, and (ii) among all Classes, the proportion that a Class of Allowed Claims bears to the sum of all Allowed Claims, without regard to subordination; provided, however, that, notwithstanding the foregoing, for purposes of distributing Creditor Cash and Liquidating Trust Interests, “Pro Rata Share” shall not include Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, JPMC Assumed Liability Claims, WMB Vendor Claims, WMI Vendor Claims, Non-Subordinated Bank Bondholder Claims, Convenience Claims, Subordinated Claims and Trustee Claims.  With respect to redistributions of Liquidating Trust Interests to holders of Allowed Subordinated Claims, the proportion that an Allowed Subordinated Claim bears to the sum of all Allowed Subordinated Claims.  With respect to Equity Interests (i) within the same Class, the proportion that an Equity Interest bears to the sum of all Equity Interests within such

Class, and (ii) among all Classes, the proportion that a Class of Equity Interests bears to the sum of all Equity Interests; provided, however, that, notwithstanding the foregoing, for purposes of redistributing Liquidating Trust Interests, “Pro Rata Share” shall not include Dime Warrants or Common Equity Interests.

1.148 Purchase and Assumption Agreement:  That certain Purchase and Assumption Agreement, Whole Bank, dated September 25, 2008, between the FDIC Receiver, FDIC Corporate, and JPMC, as amended, modified or supplemented prior to the date hereof.

1.149 Qualified Holder:  A holder of an Allowed General Unsecured Claim who is (i) a qualified institutional buyer and (ii) holds Allowed General Unsecured Claims in an aggregate amount in excess of $4,000,000.

1.150 Qualified Plan Claim:  Any Claim against the Debtors and their chapter 11 estates set forth on Schedule 2.10 to the Global Settlement Agreement filed by any Person arising from or relating to the WaMu Pension Plan or the Lakeview Plan, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.151 Receivership:  WMB’s receivership.

1.152 Registry Funds:   funds deposited into the registry of the Bankruptcy Court with respect to the American Savings Litigation.

1.153 REIT Series:  Those certain (i) Series I Perpetual Non-Cumulative Fixed-to-Floating Preferred Stock, (ii) Series J Perpetual Non-Cumulative Fixed Rate Preferred Stock, (iii) Series L Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock, (iv) Series M Perpetual Non- Cumulative Fixed-to-Floating Rate Preferred Stock, and (v) Series N Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock.

1.154 Related Actions:  The “Related Actions,” as defined in the Global Settlement Agreement.

1.155 Related Persons:  With respect to any Entity, such predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates and each of their respective current and former members, partners, equity holders, officers, directors, employees, managers, shareholders, partners, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals (including, without limitation, any and all professionals retained by WMI or the Creditors’ Committee in the Chapter 11 Cases either (a) pursuant to an order of the Bankruptcy Court other than ordinary course professionals or (b) as set forth on Schedule 3.1(a) to the Global Settlement Agreement), or other representatives, nominees or investment managers, each acting in such capacity, and any Entity claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members and professionals), but excluding the “Excluded Parties,” as such term is defined in the Global Settlement Agreement.

1.156 Released Claims: Collectively, to the extent provided in the Global Settlement Agreement, (a) any and all WMI Released Claims, JPMC Released Claims, FDIC Released Claims, Settlement Note Released Claims and Creditors’ Committee Released Claims,

in each case to the extent provided and defined in the Global Settlement Agreement and (b) any and all Claims released or deemed to be released pursuant to the Plan, in each case pursuant to clauses (a) and (b) above, to the extent any such Claims arise in, relate to or have been or could have been asserted (i) in the Chapter 11 Cases, the Receivership or the Related Actions, (ii) that otherwise arise from or relate to any act, omission, event or circumstance relating to any WMI Entity, or any current or former subsidiary of any WMI Entity, or (iii) that otherwise arise from or relate to the Receivership, the Purchase and Assumption Agreement, the Chapter 11 Cases, the 363 Sale and Settlement as defined in the Global Settlement Agreement, the Plan and the negotiations and compromises set forth in the Global Agreement and the Plan, excluding however, in the case of clauses (a) and (b) hereof, and subject to the provisions of Section 3.8 of the Global Settlement Agreement, any and all claims that the JPMC Entities, the Receivership, the FDIC Receiver and the FDIC Corporate are entitled to assert against each other or any other defenses thereto pursuant to the Purchase and Assumption Agreement, which claims and defenses shall continue to be governed by the Purchase and Assumption Agreement, and any and all claims held by Entities against WMB, FDIC Corporate, and/or FDIC Receiver in the Receivership; provided, however that “Released Claims” shall not include any avoidance action or claim objection regarding an Excluded Party or the WMI Entities, WMB, each of the Debtors’ estates, the Reorganized Debtors and their respective Related Persons.

1.157 Released Parties:  Collectively, each of the WMI Entities, WMB, each of the Debtors’ estates, the Reorganized Debtors, the Creditors’ Committee and each of its members in their capacity as members of the Creditors’ Committee, the Trustees, the Liquidating Trust, the Liquidating Trustee, the JPMC Entities, the Settlement Note Holders, the FDIC Receiver and FDIC Corporate, and each of the foregoing parties’ respective Related Persons.

1.158 Reorganized Common Stock:  The 5,600,000 shares of duly authorized common stock of Reorganized WMI to be issued as of the Effective Date, with a par value of $25.00 per share.

1.159 Reorganized Debtors:  The Debtors from and after the Effective Date.

1.160 Reorganized Debtors By-Laws:  The respective by-laws of the Reorganized Debtors, which by-laws shall be in substantially the form included in the Plan Supplement and shall be in form and substance reasonably satisfactory to the Settlement Note Holders and the Creditors’ Committee.

1.161 Reorganized Debtors Certificates of Incorporation:  The respective Certificates of Incorporation of the Reorganized Debtors, which certificates shall be in substantially the form included in the Plan Supplement and shall be in form and substance reasonably satisfactory to the Settlement Note Holders and the Creditors’ Committee.

1.162 Reorganized WMI:  WMI, on and after the Effective Date, which shall include 100% of the equity interests of WMI Investment, WMMRC and WMB.

1.163 Rights Offering:  The offering of the Subscription Rights to holders of Allowed PIERS Claims, as described in Article XXXIV of the Plan.

1.164 Rights Offering Agent:  Kurtzman Carson Consultants.

1.165 Rights Offering Expiration Date:  The date that is six (6) months from the date of the Effective Date.

1.166 Rights Offering Record Date:  The Voting Record Date.

1.167 Rights Offering Trust Account:  The trust account or similarly segregated account or accounts maintained by the Debtors in accordance with Section 34.4 of the Plan, which account shall be separate and apart from the Debtors’ general operating funds and/or any other funds subject to any Lien or any cash collateral arrangement, and which account shall be for the sole benefit of Reorganized WMI.

1.168 Rule 2004 Inquiry:  That certain discovery authorized by the Bankruptcy Court and conducted by the Debtors, pursuant to Bankruptcy Rule 2004, in order to facilitate the Debtors’ inquiry into the existence of potential additional claims and causes of action of the Debtors and the Debtors’ chapter 11 estates against JPMC.

1.169 Rule 2019 Appeal:  The appeal filed on December 14, 2009 by the WMI Noteholders Group from the Bankruptcy Court order, dated December 2, 2009, granting JPMC’s Motion to Compel the Washington Mutual, Inc. Noteholders Group to Comply with Rule 2019 of the Federal Rules of Bankruptcy.

1.170 Schedules:  Collectively, the schedules of assets and liabilities, schedules of current income and expenditures, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms in the Chapter 11 Cases, as may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rule 1007.

1.171 Senior Notes:  The promissory notes and debentures issued and delivered by WMI in accordance with the terms and conditions of the Senior Notes Indenture and set forth on Exhibit “D” hereto.

1.172 Senior Notes Claim:  An Unsecured Claim arising from or relating to the Senior Notes.

1.173 Senior Notes Indenture:  That certain Senior Debt Securities Indenture, dated as of August 10, 1999, as supplemented by that certain First Supplemental Indenture and Second Supplemental Indenture, dated as of August 1, 2002 and November 20, 2002, respectively, between WMI and The Bank of New York, as Trustee.

1.174 Senior Notes Indenture Trustee:  The Bank of New York Mellon Trust Company, solely in its capacity as successor in interest to The Bank of New York, solely in its capacity as successor in interest to Harris Trust and Savings Bank, as Trustee, or its duly appointed successor, solely in its capacity as indenture trustee with regard to the Senior Notes Indenture.

1.175 Senior Subordinated Notes:  The promissory notes and debentures issued and delivered by WMI in accordance with the terms and conditions of the Senior Subordinated Notes Indenture and set forth on Exhibit “E” hereto.

1.176 Senior Subordinated Notes Claim:  An Unsecured Claim arising from or relating to the Senior Subordinated Notes.

1.177 Senior Subordinated Notes Indenture:  That certain Subordinated Debt Securities Indenture, dated as of April 4, 2000, as supplemented by that certain First Supplemental Indenture and Second Supplemental Indenture, dated as of August 1, 2002 and March 16, 2004, respectively, between WMI and The Bank of New York, as Trustee.

1.178 Senior Subordinated Notes Indenture Trustee:  Law Debenture Trust Company of New York, solely in its capacity as successor in interest to The Bank of New York Mellon Trust Company, solely in its capacity as successor in interest to The Bank of New York, solely in its capacity as successor in interest to Harris Trust and Savings Bank, as Trustee, or its duly appointed successor, solely in its capacity as indenture trustee with regard to the Senior Subordinated Notes Indenture.

1.179 Settlement Note Holders:  Each of the Appaloosa Parties, the Centerbridge Parties, the Owl Creek Parties, and the Aurelius Parties, and certain funds managed by such parties.

1.180 Stock Trading Order:  That certain Final Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates, dated November 18, 2008, entered by the Bankruptcy Court in the Chapter 11 Cases [Docket No. 315].

1.181 Subordinated Bank Bondholder Claims:  Bank Bondholder Claims, to the extent determined pursuant to a Final Order to be subordinated in accordance with section 510(b) of the Bankruptcy Code.

1.182 Subordinated Claim:  A Penalty Claim, an Other Subordinated Claim, or a Subordinated Bank Bondholder Claim.

1.183 Subordination Model:  The model developed by Alvarez & Marsal LLC for the Debtors, a copy of which is attached hereto as Exhibit “G,” which implements the Debtors’ interpretation of the respective subordination provisions in the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and PIERS Guarantee Agreement; provided, however, that, to the extent that the priorities set forth in the Subordination Model conflict with the contractual subordination provisions of the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and/or PIERS Guarantee Agreement, the contractual subordination provisions of such Indentures and Guarantee Agreements shall govern and shall be enforced pursuant to section 510(a) of the Bankruptcy Code; provided further that any disagreement with the priorities or distributions set forth in the Subordination Model shall be raised prior to, and decided at, the Confirmation

Hearing, and all issues with respect to contractual subordination not resolved at the Confirmation Hearing shall be governed pursuant to the Subordination Model.

1.184 Subscription Expiration Date:  The Ballot Date, which shall be the final date by which holders of Subscription Rights, as of the Rights Offering Record Date, may elect to subscribe to the Rights Offering.

1.185 Subscription Form:  The form to be used by holders of Subscription Rights to exercise such Subscription Rights.

1.186 Subscription Purchase Price:  $25.00 per share.

1.187 Subscription Right:  The right to subscribe for one share of Additional Common Stock at the Subscription Purchase Price on the terms and subject to the conditions set forth in Article XXXIV of the Plan.

1.188 Tax Authority:  A federal, state, local, or foreign government, or agency, instrumentality, or employee thereof, court, or other body (if any) charged with the administration of any law relating to Taxes.

1.189 Taxes:  All (i) federal, state, local, or foreign taxes, including, without limitation, all net income, alternative minimum, net worth or gross receipts, capital, value added, franchise, profits, and estimated taxes, and (ii) interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority or paid in connection with any item described in clause (i) hereof.

1.190 Tax Refunds:  To the extent of the Debtors’ rights, title and interest therein in whatever capacity, all refunds of Taxes of the Debtors and any consolidated, combined or unitary tax group of which the Debtors are members for taxable periods ended on or before December 31, 2009, including all of the Debtors’ rights, title and interest in and with respect to any “Net Tax Refunds” as defined in the Global Settlement Agreement, including, without limitation, any interest received with respect to such refunds.

1.191 Tax Return:  A return, declaration, form, election letter, report, statement, estimate, information return, or other information filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto or amendment thereof, including any claim for a Tax Refund.

1.192 Texas Litigation:  That certain litigation styled American National Insurance Company v. FDIC, Case No. 09-1743 (RMC), with respect to which the United States District Court for the District of Columbia entered an order granting motions to dismiss filed by JPMC and the FDIC Receiver.

1.193 Transferred Intellectual Property:  The intellectual property listed on Exhibit “W” to the Global Settlement Agreement.

1.194 Treasury Regulations:  The United States Department of Treasury regulations promulgated under the IRC.

1.195 Trust Advisory Board:  The trust advisory board provided for in the Liquidating Trust Agreement, to be selected jointly by the Debtors, the Creditors’ Committee, and the Settlement Note Holders, which board shall have an oversight function with respect to the Liquidating Trust, and the composition of which may change only in accordance with the Liquidating Trust Agreement.

1.196 Trustee Claims:  The Claims of the Senior Notes Indenture Trustee, Senior Subordinated Notes Indenture Trustee, CCB-1 Trustee, CCB-2 Trustees, PIERS Trustee, and Trust Preferred Trustees, pursuant to the Senior Notes Indenture, Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and PIERS Guarantee Agreement, and Trust Preferred Securities documents, respectively, for reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses.

1.197 Trustee Distribution Expenses:  The reasonable, direct, out-of-pocket costs and expenses incurred by the Trustees in connection with making distributions pursuant to the Plan.

1.198 Trustees:  The Senior Notes Indenture Trustee, Senior Subordinated Notes Indenture Trustee, CCB-1 Trustee, CCB-2 Trustees, PIERS Trustee, and Trust Preferred Trustees.

1.199 Trust Preferred Securities:  Collectively, those certain (i) Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-Cumulative Preferred Securities, Series A-1, (ii) Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-Cumulative Preferred Securities, Series A-2, (iii) Washington Mutual Preferred Funding Trust I Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, (iv) Washington Mutual Preferred Funding Trust II Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, (v) Washington Mutual Preferred Funding Trust III Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, and (vi) Washington Mutual Preferred Funding Trust IV Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities.

1.200 Trust Preferred Trustees:  Wilmington Trust Company, solely in its capacity as Property Trustee, Delaware Trustee, Transfer Agent and Registrar for Washington Mutual Preferred Funding Trust I, Washington Mutual Preferred Funding Trust II, Washington Mutual Preferred Funding Trust III and Washington Mutual Preferred Funding Trust IV, Wilmington Trust (Cayman) Ltd., solely in its capacity as Preferred Securities Paying Agent, Securities Registrar and Transfer Agent for Washington Mutual Preferred Funding (Cayman) I, Ltd. and Maples Finance Limited as Original Trustee for Washington Mutual Preferred Funding (Cayman) I Ltd.

1.201 Turnover Action:  The adversary proceeding commenced in the Chapter 11 Cases by the Debtors, styled Washington Mutual, Inc., et al. v. JPMorgan Chase Bank, N.A., Adversary Pro. No. 09-50934 (MFW).

1.202 Unidentified Intellectual Property:  The trademarks, patents, domain names and copyrighted materials (whether or not the subject of registration) that were used by

WMB by license or otherwise, or were available for WMB’s use, prior to the Petition Date, but are not listed on Exhibits “W” or “Y” to the Global Settlement Agreement.

1.203 Unsecured Claim:  A Claim against the Debtors, other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Convenience Claim, a Trustee Claim or a Subordinated Claim.

1.204 Vendor Escrow:  The escrow administered by WMI, or its successor in interest, containing Fifty Million Dollars ($50,000,000.00) paid by JPMC pursuant to the terms of the Global Settlement Agreement, which funds shall be used in connection with the satisfaction of Allowed WMI Vendor Claims and, upon payment of all such Claims and all fees and expenses associated with such escrow, which remaining funds shall be distributed equally to WMI and JPMC.

1.205 Visa Claims:  Any Claim against the Debtors set forth on Schedule 2.15(a) to the Global Settlement Agreement filed in connection with the Visa Shares or any litigation or agreement relating thereto, and the Claims asserted by VISA U.S.A. Inc. in its proof of claim filed against the Debtors and the Debtors’ chapter 11 cases, Claim No. 2483, pertaining to the VISA Strategic Agreement to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.206 Visa Shares:  The 3.147 million Class B shares of Visa Inc. held by WMI and set forth on the Schedules and/or WMI’s books and records as of the Petition Date.

1.207 Voting Nominee:  The bank, broker, or other voting nominee of each holder of Subscription Rights.

1.208 Voting Record Date:  The date established by the Bankruptcy Court in the Disclosure Statement Order for the purpose of determining the holders of Allowed Claims and Equity Interests entitled to vote on the Plan.

1.209 WaMu Pension Plan:  That certain WaMu Pension Plan, which plan is intended to satisfy the tax requirements of Section 401 of the IRC and is sponsored by WMI.

1.210 WMB:  Washington Mutual Bank.

1.211 WMB Intellectual Property:  The intellectual property listed on Exhibit “X” to the Global Settlement Agreement.

1.212 WMB Vendor Claim:  Any Claim against the Debtors and their chapter 11 estates filed by a vendor with respect to services, software licenses or goods provided to WMB and its subsidiaries (whether prior or subsequent to JPMC’s acquisition of the assets of WMB) pursuant to a contract or written agreement between WMB and/or its subsidiaries and such vendor.

1.213 WMI:  Washington Mutual, Inc., a Debtor in these Chapter 11 Cases.

1.214 WMI Accounts:  The accounts as set forth on Exhibit “E” to the Global Settlement Agreement that are not Disputed Accounts.

1.215 WMI Action: The litigation commenced by the Debtors against the FDIC, styled Washington Mutual, Inc. and WMI Investment Corp. v. FDIC, Case No. 09-00533, in the United States District Court for the District of Columbia.

1.216 WMI Entities:  WMI, WMI Investment, Ahmanson Obligation Company, H.S. Loan Corporation, Marion Insurance Company, WAMU 1031 Exchange, WM Mortgage Reinsurance Company, Inc., WM Citation Holdings, LLC, Washington Mutual Finance Group, LLC, Soundbay Leasing LLC, WMGW Delaware Holdings LLC, WMI Rainier LLC and Washington Mutual Capital Trust 2001.

1.217 WMI Intellectual Property:  The intellectual property listed on Exhibit “Y” to the Global Settlement Agreement.

1.218 WMI Investment:  WMI Investment Corp., a Debtor in these Chapter 11 Cases and, as applicable, WMI Investment Corp. as a reorganized entity from and after the Effective Date.

1.219 WMI Medical Plan:  Washington Mutual, Inc. Flexible Benefits Plan.

1.220 WMI Medical Plan Claim:  Any Claim against the Debtors and their chapter 11 estates filed by a beneficiary of the WMI Medical Plan, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.221 WMI Policies:  The BOLI/COLI policies and the proceeds thereof set forth on Exhibit “R” to the Global Settlement Agreement.

1.222 WMI  Rabbi Trust:  The “rabbi trust” listed on Exhibit “Q” to the Global Settlement Agreement, including all assets therein.

1.223 WMI Vendor Claim:  Any Claim against WMI asserted by a vendor with respect to services, software licenses or goods asserted to have been provided by the counterparty to or for the benefit of WMB or any of its subsidiaries or minority investments operations prior to the Petition Date pursuant to an agreement between WMI and such vendor.

1.224 WMI/WMB Intercompany Claim:  Any Claim against WMI, WMB, or one of WMB’s subsidiaries held by WMI, WMB, or one of WMB’s subsidiaries.

1.225 WMMRC:  WM Mortgage Reinsurance Company.

1.226 Other Definitions:  Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code.  Unless otherwise specified, (a) all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time and (b) all references to dollars are to the lawful currency of the

United States of America.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

COMPROMISE AND SETTLEMENT OF DISPUTES

2.1 Compromise, Settlement and Sale:  Pursuant to sections 363, 365, 1123(a)(5) and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates, and is expressly conditioned upon the approval and effectiveness of, the sale, free and clear of all Liens, Claims and encumbrances, of the Debtors’ rights to and interests in certain of the Plan Contribution Assets and the compromise and settlement by and among the Debtors, JPMC, the FDIC Receiver, FDIC Corporate and the Settlement Note Holders, all as set forth in the Global Settlement Agreement.  The Global Settlement Agreement is incorporated into this Plan by reference as if fully set forth herein and, subject to the occurrence of the Effective Date and execution of the Global Settlement Agreement, represents a full, final and complete compromise, settlement, and release of the issues in dispute among the Debtors, JPMC, the FDIC Receiver, FDIC Corporate and the Settlement Note Holders, including, among other issues, resolution of all Related Actions.  Without limiting the foregoing, the following describes certain of the principal provisions of the Global Settlement Agreement, but nothing in this Plan shall be construed to, or is intended to, limit or diminish the benefits to be received by, or rights of, any of the parties pursuant to the Global Settlement Agreement; provided, however, that, in the event of any inconsistency between the Global Settlement Agreement, the Plan or the Confirmation Order, the documents shall control in the following order of priority:  (i) Confirmation Order, (ii) Global Settlement Agreement and (iii) Plan.

(a) WMI Accounts and Disputed Accounts.  In partial consideration for the assets sold pursuant to the Global Settlement Agreement and the releases and other benefits provided to the Released Parties pursuant to this Plan, (1) the JPMC Entities, the FDIC Receiver, and FDIC Corporate shall (i) waive any and all claims, rights and liabilities with respect to the WMI Accounts and the Disputed Accounts and (ii) take such actions, if any, as may be reasonably requested by WMI, including, without limitation, (A) filing with the Bankruptcy Court such notices or pleadings setting forth the waiver of any and all interest in the WMI Accounts and the Disputed Accounts and (B) seeking dismissals referred to in Section 2.6(b) of the Global Settlement Agreement, (2) the FDIC Receiver and FDIC Corporate shall waive and release any and all rights to seize or set off the WMI Accounts and the Disputed Accounts and any funds contained therein in accordance with Section 9.5 of the Purchase and Assumption Agreement, including, without limitation, by withdrawing, with prejudice, the FDIC Stay Relief Motion, and (3) JPMC shall pay to WMI or such other of the WMI Entities as WMI shall designate, the amounts contained in the Disputed Accounts and the WMI Accounts as of the effective date of the Global Settlement Agreement, net of eighty percent (80%) of the amounts received by WMI during the period from the Petition Date up to and including the date hereof attributable to refunds of Taxes deposited into the Disputed Accounts and the WMI

Accounts (including the interest component of any such refunds and interest, if any, earned thereon), free and clear of all Liens, Claims, interests and encumbrances of any Person.  In addition, JPMC, as successor to WMB, shall (i) release any security interest in or Lien upon the Admin Account and the monies contained therein and (ii) release and otherwise transfer the Admin Account and the funds contained therein in accordance with the direction of WMI.

(b) Tax Matters.  In partial consideration for the releases and other benefits provided under the Plan, WMI, the FDIC Receiver, and JPMC shall jointly direct all Tax Authorities to pay refunds of “Pre-2009 Group Taxes” (as defined in the Global Settlement Agreement) to an escrow account, the custodian of which will distribute such Tax Refunds in accordance with the terms and procedures set forth in the Global Settlement Agreement.  If any such Pre-2009 Group Tax refund is paid directly to any party, such party will deposit such refund in the Refund Escrow Account (as defined in the Global Settlement Agreement).

(c) Transfer of Assets to JPMC.  In further consideration for the  satisfaction, settlement, release, and discharge of, and in exchange for, the JPMC Action and the JPMC Claims, and the payment by JPMC of the amounts specified in the Global Settlement Agreement, the WMI Entities, the FDIC Receiver and the Receivership shall sell, transfer, and assign to the JPMC Entities, and the JPMC Entities shall acquire, pursuant to the Plan and sections 363 and 365 of the Bankruptcy Code, any and all right, title and interest any of the WMI Entities, the FDIC Receiver and the Receivership may have in (i) the Trust Preferred Securities, (ii) the WMI Medical Plan, any outstanding checks made out to WMI, including pharmacy rebates in connection with contracts associated with or attributable to the WMI Medical Plan and an amount equal to the pharmacy rebates received by the WMI Entities from and after the Petition Date, currently estimated to be approximately Seven Hundred Seventy-Five Thousand Dollars ($775,000.00), (iii) the JPMC Rabbi Trusts and the JPMC Policies, (iv) the WaMu Pension Plan and the Lakeview Plan and all of the sponsor’s interest in the assets contained in any trusts or otherwise associated with such plans (subject to the correction and satisfaction of certain potential defects and remediation obligations, as set forth in the Global Settlement Agreement), (v) the Anchor Litigation, (vi) the Visa Shares and the VISA Strategic Agreement (as defined in the Global Settlement Agreement), (vii) the Transferred Intellectual Property, the WMB Intellectual Property and the Unidentified Intellectual Property, (viii) JPMC Wind Investment Portfolio LLC and (ix) the Bonds, in each case under clauses (i) through (ix) inclusively, free and clear of all Liens, Claims, interests and encumbrances of any Entity, except for any claim that is an Allowed JPMC Assumed Liability Claim.

(d) JPMC Claims.  The JPMC Allowed Unsecured Claim shall be deemed an Allowed Claim against WMI.  The JPMC Allowed Unsecured Claim shall be classified with and treated in the same manner as other Allowed General Unsecured Claims under the Plan, including, without limitation, with respect to distributions pursuant to the Plan; provided, however, that, in partial consideration for the releases and other benefits provided to JPMC pursuant to the Plan, JPMC shall waive any distribution JPMC otherwise would be entitled to receive on account of the JPMC Allowed Unsecured Claim.

(e) Transfer of Assets to the Debtors.  In further consideration for the satisfaction, settlement, release and discharge of, and in exchange for, the Turnover Action and the Rule 2004 Inquiry, and as further consideration for the releases and other benefits provided to

JPMC pursuant to this Plan, and as set forth in the Global Settlement Agreement, the JPMC Entities shall sell, transfer, and assign to the WMI Entities, and the WMI Entities shall acquire, pursuant to the Plan and sections 363 and 365 of the Bankruptcy Code, any and all right, title and interest any of the JPMC Entities may have in (i) the WMI Rabbi Trust and the WMI Policies, (ii) the stock of H.S. Loan Corporation, (iii) the Registry Funds and the American Savings Escrow Funds, and (iv) the WMI Intellectual Property, in each case, free and clear of all Liens, Claims, interests and encumbrances of any Entity.

(f) Additional Consideration to the Debtors:  As additional consideration for the asset sale and compromise and settlement embodied in the Global Settlement Agreement, and as further consideration for the releases and other benefits provided to JPMC pursuant to this Plan:

(1) JPMC shall pay WMI an additional Twenty-Five Million Dollars ($25,000,000.00) for the Visa Shares, WMI shall retain all dividends with respect thereto received prior to the effective date of the Global Settlement Agreement, and JPMC shall assume certain related litigation liabilities (as set forth in the Global Settlement Agreement);

(2) JPMC shall pay all obligations under the Intercompany Notes in the amounts set forth in Exhibit “V” to the Global Settlement Agreement, and shall forgive all obligations of the WMI Entities to the extent set forth in the Global Settlement Agreement, which Intercompany Notes shall be cancelled upon payment thereof;

(3) As set forth in more detail in the Global Settlement Agreement, JPMC shall cause its affiliates to continue providing loan servicing with respect to certain loans and the remittal of checks and payments received in connection therewith;

(4) As set forth in the Global Settlement Agreement, JPMC shall assume the BKK Liabilities, and shall defend the Debtors against and reimburse the Debtors for any distribution on account of the BKK Proofs of Claims not otherwise covered by the BKK-Related Policies and/or reimbursed by the BKK-Related Carriers, as defined in the Global Settlement Agreement;

(5) JPMC shall assume the JPMC Assumed Liabilities in connection with the assets it receives pursuant to the Global Settlement Agreement and, on or after the Effective Date, JPMC shall pay or fund the payment of Allowed JPMC Assumed Liability Claims; and

(6) JPMC shall pay or fund the payment of Allowed WMB Vendor Claims and shall pay the sum of Fifty Million Dollars ($50,000,000.00) to be placed by the Debtors in an escrow and used for satisfaction of Allowed WMI Vendor Claims.

(g) Additional Consideration to the FDIC.  In further consideration for the satisfaction, settlement, release and discharge of, and in exchange for, the FDIC Claim:

(1) The FDIC Receiver shall receive distributions in accordance with Section 2.4 of the Global Settlement Agreement; and

(2) The FDIC Receiver, FDIC Corporate and the Receivership shall receive the releases set forth in the Global Settlement Agreement and Article XLIII herein.

(h) Settlement with REIT Series Holders.  In consideration for the releases by the REIT Series holders of any and all claims arising out of, related to, or resulting from, among other things, the issuance, sale or assignment of the Trust Preferred Securities, the commitments to or exchange event ordered by the Office of Thrift Supervision or any capital or other commitment, disclosure or non-disclosure with respect thereto, the assignment of the Trust Preferred Securities subsequent thereto, and any and all claims in any way related to the Trust Preferred Securities or the REIT Series, on the Effective Date, JPMC shall pay to the Disbursing Agent, for distribution to the REIT Series holders (i) Fifty Million Dollars ($50,000,000.00) or (ii) at the election of JPMC, registered and otherwise tradable shares of common stock of JPMC having a value as of the Effective Date in the amount of Fifty Million Dollars ($50,000,000.00).

(i) Releases.  The releases provided in Article XLIII herein are integral to obtaining the value provided under the Global Settlement Agreement and the releases under this Plan constitute an essential component of the compromises reached and are not severable from the other provisions of this Plan.

ARTICLE III

PROVISIONS FOR PAYMENT OF
ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

3.1 Administrative Expense Claims:  On the later to occur of (i) the Effective Date and (ii) the date on which an Administrative Expense Claim shall become an Allowed Claim, the Disbursing Agent shall (a) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim or (b) satisfy and discharge such Allowed Administrative Expense Claim in accordance with such other terms no more favorable to the claimant than as may be agreed upon by and between the holder thereof and the Disbursing Agent; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid in full and performed by the Disbursing Agent in the ordinary course of business in accordance with the terms and subject to the conditions of any agreement governing, instrument evidencing, or other document relating to such transactions; and provided, further, that, if any such ordinary course expense is not billed, or a request for payment is not made, within ninety (90) days after the Effective Date, such ordinary course expense shall be barred and the holder thereof shall not be entitled to a distribution pursuant to the Plan.

3.2 Professional Compensation and Reimbursement Claims: All Entities awarded compensation or reimbursement of expenses by the Bankruptcy Court in accordance with section 328, 330, or 331 of the Bankruptcy Code or entitled to priorities established pursuant to section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, in the amounts allowed by the Bankruptcy Court (i) on or as soon as reasonably practicable following the later to occur of (a) the Effective Date and (b) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order or (ii) upon such other terms no more favorable to the claimant than as may be mutually agreed upon between such claimant and the Disbursing Agent; provided, however, that, except as provided herein, each professional must file its application for final allowance of compensation for professional services rendered and reimbursement of expenses on or prior to the Administrative Claim Bar Date.  The Disbursing Agent is authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

3.3 Priority Tax Claims: Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed Priority Tax Claim, distributions in an amount equal to the full amount of such Allowed Priority Tax Claim.  At the option and discretion of the Debtors, which option shall be exercised, in writing, on or prior to the commencement of the Confirmation Hearing, such payment shall be made (i) in full, in Cash, on or as soon as reasonably practicable following the later to occur of (a) the Effective Date and (b) the date on which such claim becomes an Allowed Claim, (ii) in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, in full, in Cash, in equal quarterly installments commencing on the first (1st) Business Day following the Effective Date and continuing over a period not exceeding five (5) years from and after the Petition Date, together with interest accrued thereon at the applicable non-bankruptcy rate, subject to the sole option of the Disbursing Agent to prepay the entire amount of the Allowed Priority Tax Claim, or (iii) by mutual agreement of the holder of such Allowed Priority Tax Claim and the Disbursing Agent.

3.4 Statutory Fees: All fees payable under section 1930 of chapter 123 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or as soon as reasonably practicable following the Effective Date.

ARTICLE IV

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Claims and Equity Interests are classified as follows:

4.1          Class 1                    Priority Non-Tax Claims
4.2          Class 2                    Senior Notes Claims
4.3          Class 3                    Senior Subordinated Notes Claims
4.4          Class 4                    WMI Medical Plan Claims
4.5          Class 5                    JPMC Rabbi Trust/Policy Claims
4.6          Class 6                    Other Benefit Plan Claims
4.7          Class 7                    Qualified Plan Claims
4.8          Class 8                    WMB Vendor Claims

4.9            Class 9                      Visa Claims
4.10          Class 10                    Bond Claims
4.11          Class 11                    WMI Vendor Claims
4.12          Class 12                    General Unsecured Claims
4.13          Class 13                    Convenience Claims
4.14          Class 14                    CCB-1 Guarantees Claims
4.15          Class 15                    CCB-2 Guarantees Claims
4.16          Class 16                    PIERS Claims
4.17          Class 17                    Non-Subordinated Bank Bondholder Claims
4.18          Class 18                    Subordinated Claims
4.19          Class 19                    REIT Series
4.20          Class 20                    Preferred Equity Interests
4.21          Class 21                    Dime Warrants
4.22          Class 22                    Common Equity Interests

ARTICLE V

PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)

5.1 Payment of Allowed Priority Non-Tax Claims: Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the Debtors, on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, the Disbursing Agent shall pay to each holder of an Allowed Priority Non-Tax Claim, in Cash, the full amount of such Allowed Priority Non-Tax Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Priority Non-Tax Claim.

ARTICLE VI

PROVISION FOR TREATMENT OF SENIOR NOTES CLAIMS (CLASS 2)

6.1 Treatment of Senior Notes Claims:  Commencing on the Effective Date, and subject to the right of election described in Section 6.2 below, each holder of an Allowed Senior Notes Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed Senior Notes Claim and Postpetition Interest Claim (which, for the avoidance of doubt, shall have been finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person, except as otherwise provided herein), subject to the Lien or priority rights of the Senior Notes Indenture Trustee, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed Senior Notes Claim and (b) in the event that all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim.  In addition, in accordance with the Subordination Model attached hereto as Exhibit “G”, each holder of an Allowed Senior Notes Claim shall be entitled to receive on account of such Allowed Senior Notes Claim and, irrespective of whether all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim, redistributions of Creditor Cash and Cash received on account of Liquidating Trust Interests.  The relative priorities among holders of

Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, and Allowed PIERS Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “G”; provided, however, that, to the extent that the priorities set forth in the Subordination Model conflict with the contractual subordination provisions of the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and/or PIERS Guarantee Agreement, the contractual subordination provisions of such Indentures and Guarantee Agreements shall govern and shall be enforced pursuant to section 510(a) of the Bankruptcy Code, except with respect to redistribution of Reorganized Common Stock to holders of Allowed Senior Notes Claims, which will have been specifically waived by such holders, as set forth below.

6.2 Right of Election:  On the Ballot, each holder of an Allowed Senior Notes Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Reorganized Common Stock (subject to adjustment based upon the amount of Reorganized Common Stock elected by holders of Allowed General Unsecured Claims and subject to dilution on account of the Rights Offering), in lieu of some or all of the Creditor Cash or Cash on account of Liquidating Trust Interests, as the case may be, that such holder otherwise is entitled to receive pursuant to the Plan, in each instance, subject to the Lien or priority rights of the Senior Notes Indenture Trustee; provided, however, that (a) each holder of an Allowed Senior Notes Claim may only elect to receive that percentage of Reorganized Common Stock that equals such holder’s Pro Rata Share of all Allowed Senior Notes Claims and Allowed General Unsecured Claims; (b) if all Allowed Senior Notes Claims and Postpetition Interest Claims on account of Allowed Senior Notes Claims are paid in full, in Cash on the Effective Date, then holders of Allowed Senior Notes Claims who elected to receive Reorganized Common Stock shall not receive such stock and their election rights shall automatically be deemed cancelled; and (c) to the extent that all Allowed Senior Notes Claims and/or Postpetition Interest Claims on account of Allowed Senior Notes Claims are not paid in full, in Cash on the Effective Date, then holders of Allowed Senior Notes Claims who elected to receive Reorganized Common Stock shall only be entitled to receive Reorganized Common Stock with an aggregate value equal to any unpaid portion of their Allowed Senior Notes Claims and Postpetition Interest Claims in accordance with the Subordination Model attached hereto as Exhibit “G”; provided, however, that each holder of an Allowed Senior Notes Claim may only elect to receive that percentage of Reorganized Common Stock that equals such holder’s Pro Rata Share of (i) all Allowed Senior Notes Claims and Allowed General Unsecured Claims plus (ii) if such stock is being elected on account of Postpetition Interest Claims, all Postpetition Interest Claims in respect of Allowed Senior Notes Claims and Allowed General Unsecured Claims.  To the extent a holder of an Allowed Senior Notes Claim elects to receive Reorganized Common Stock, such holder’s distribution of Creditor Cash or Cash to be received on account of Liquidating Trust Interests, as the case may be, shall be reduced on a dollar-for-dollar basis by the value of the Reorganized Common Stock so elected (valued as of the Effective Date), so that the ultimate recovery percentage for each holder of an Allowed Senior Notes Claim is the same, regardless of whether a holder elects to receive Reorganized Common Stock.  Failure by any holder of an Allowed Senior Notes Claim to elect to exercise rights provided in this Section 6.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder as well as a deemed waiver and relinquishment by such holder to receive redistributions of Reorganized Common Stock (but not a waiver or relinquishment of rights with respect to Cash, Creditor Cash or Liquidating Trust Interests) pursuant to the enforcement of applicable contractual subordination provisions in accordance with the Subordination Model attached hereto as Exhibit “G”.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

6.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed Senior Notes Claim in accordance with Section 6.1 of the Plan, in the event that the sum of (i) distributions of Reorganized Common Stock (valued as of the Effective Date), Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with Sections 6.1 and 6.2 and (ii) redistributions of Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with the enforcement, pursuant to section 510(a) of the Bankruptcy Code, of contractual subordination provisions, as set forth in the Subordination Model attached hereto as Exhibit “G”, are equal to or in excess of one hundred percent (100%) of such holder’s Allowed Senior Notes Claim and Postpetition Interest Claim, then the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “G”.

ARTICLE VII

PROVISION FOR TREATMENT OF
SENIOR SUBORDINATED NOTES CLAIMS (CLASS 3)

7.1 Treatment of Senior Subordinated Notes Claims:  Commencing on the Effective Date, and subject to the right of election described in Section 7.2 below, each holder of an Allowed Senior Subordinated Notes Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed Senior Subordinated Notes Claim and Postpetition Interest Claim (which, for the avoidance of doubt, shall have been finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person, except as otherwise provided herein), subject to the Lien or priority rights of the Senior Subordinated Notes Indenture Trustee, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed Senior Subordinated Notes Claim and (b) in the event that all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim; provided, however, that any distribution to holders of Allowed Senior Subordinated Notes Claims of (a) Creditor Cash and (b) Cash received on account of Liquidating Trust Interests, but not Reorganized Common Stock (to the extent elected pursuant to Section 7.2), shall be redistributed, subject to Bankruptcy Rule 3021 and subject to any Lien or priority rights of the Senior Subordinated Notes Indenture Trustee, in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “G”.  In addition, in accordance with the Subordination Model attached hereto as Exhibit “G”, each holder of an Allowed Senior

Subordinated Notes Claim shall be entitled to receive on account of such Allowed Senior Subordinated Notes Claim and, irrespective of whether all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim, redistributions of Creditor Cash and Cash received on account of Liquidating Trust Interests.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, and Allowed PIERS Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “G”; provided, however, that, to the extent that the priorities set forth in the Subordination Model conflict with the contractual subordination provisions of the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and/or PIERS Guarantee Agreement, the contractual subordination provisions of such Indentures and Guarantee Agreements shall govern and shall be enforced pursuant to section 510(a) of the Bankruptcy Code.

7.2 Right of Election:  On the Ballot, each holder of an Allowed Senior Subordinated Notes Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Reorganized Common Stock (to the extent remaining after distribution to holders of Allowed Senior Notes Claims and Allowed General Unsecured Claims and subject to dilution on account of the Rights Offering), in lieu of some or all of the Creditor Cash or Cash on account of Liquidating Trust Interests, as the case may be, that such holder otherwise is entitled to receive pursuant to the Plan, in each instance, subject to the Lien or priority rights of the Senior Subordinated Notes Indenture Trustee; provided, however, that each holder of an Allowed Senior Subordinated Notes Claim may only elect to receive that percentage of Reorganized Common Stock that equals such holder’s Pro Rata Share of all Allowed Senior Subordinated Notes Claims.  To the extent a holder of an Allowed Senior Subordinated Notes Claim elects to receive Reorganized Common Stock, such holder’s distribution of Creditor Cash or Cash to be received on account of Liquidating Trust Interests, as the case may be, shall be reduced on a dollar-for-dollar basis by the value of the Reorganized Common Stock so elected (valued as of the Effective Date), so that the ultimate recovery percentage for each holder of an Allowed Senior Subordinated Notes Claim is the same, regardless of whether a holder elects to receive Reorganized Common Stock.  Failure by any holder of an Allowed Senior Subordinated Notes Claim to elect to exercise rights provided in this Section 7.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

7.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed Senior Subordinated Notes Claim in accordance with Section 7.1 of the Plan, in the event that the sum of (i) distributions of Reorganized Common Stock (valued as of the Effective Date), Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with Sections 7.1 and 7.2, (ii) redistributions of Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with the enforcement, pursuant to section 510(a) of the Bankruptcy Code, of contractual subordination provisions, as set forth in the Subordination

Model attached hereto as Exhibit “G”, and (iii) redistributions of Cash received on account of Liquidating Trust Interests in accordance with the provisions of Section 6.3 herein are equal to or in excess of one hundred percent (100%) of such holder’s Allowed Senior Subordinated Notes Claim and Postpetition Interest Claim, then the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “G”.

ARTICLE VIII

PROVISION FOR TREATMENT OF WMI MEDICAL PLAN CLAIMS (CLASS 4)

8.1 Treatment of WMI Medical Plan Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all WMI Medical Plan Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE IX

PROVISION FOR TREATMENT OF
JPMC RABBI TRUST/POLICY CLAIMS (CLASS 5)

9.1 Treatment of JPMC Rabbi Trust/Policy Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all JPMC Rabbi Trust/Policy Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE X

PROVISION FOR TREATMENT OF
OTHER BENEFIT PLAN CLAIMS (CLASS 6)

10.1 Treatment of Other Benefit Plan Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all Other Benefit Plan Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XI

PROVISION FOR TREATMENT OF QUALIFIED PLAN CLAIMS (CLASS 7)

11.1 Treatment of Qualified Plan Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all Qualified Plan Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XII

PROVISION FOR TREATMENT OF WMB VENDOR CLAIMS (CLASS 8)

12.1 Treatment of WMB Vendor Claims:  Commencing on the Effective Date, JPMC shall pay or otherwise satisfy all Allowed WMB Vendor Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XIII

PROVISION FOR TREATMENT OF VISA CLAIMS (CLASS 9)

13.1 Treatment of Visa Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all Visa Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XIV

PROVISION FOR TREATMENT OF BOND CLAIMS (CLASS 10)

14.1 Treatment of Bond Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all Bond Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XV

PROVISION FOR TREATMENT OF WMI VENDOR CLAIMS (CLASS 11)

15.1 Treatment of WMI Vendor Claims:  Commencing on the Effective Date, each holder of an Allowed WMI Vendor Claim shall receive, in full satisfaction, release and exchange of such holder’s WMI Vendor Claim, payment in Cash from the Vendor Escrow.

ARTICLE XVI

PROVISION FOR TREATMENT OF GENERAL UNSECURED CLAIMS (CLASS 12)

16.1 Treatment of General Unsecured Claims:  Commencing on the Effective Date, and subject to the right of election described in Section 16.2 below, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed General Unsecured Claim and Postpetition Interest Claim, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed General Unsecured Claim and (b) in the event that all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim; provided, however, that, pursuant to the terms of the Global Settlement Agreement, and as partial consideration for the releases set forth in Article XLIII herein, upon the Effective Date, JPMC shall be deemed to have waived its right to receive any distribution on account of the JPMC Allowed Unsecured Claim, including, without limitation, the right to elect to receive Reorganized Common Stock, pursuant to Section 16.2 below.  The relative priorities among holders of Allowed Senior Notes

Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, and Allowed PIERS Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “G”; provided, however, that, to the extent that the priorities set forth in the Subordination Model conflict with the contractual subordination provisions of the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and/or PIERS Guarantee Agreement, the contractual subordination provisions of such Indentures and Guarantee Agreements shall govern and shall be enforced pursuant to section 510(a) of the Bankruptcy Code.

16.2 Right of Election:  On the Ballot, each holder of Allowed General Unsecured Claims who is a Qualified Holder shall be provided the right to elect, in its sole and absolute discretion, to receive Reorganized Common Stock (subject to adjustment based upon the amount of Reorganized Common Stock elected by holders of Allowed Senior Notes Claims and subject to dilution on account of the Rights Offering), in lieu of some or all of the Creditor Cash or Cash on account of Liquidating Trust Interests, as the case may be, that such holder otherwise is entitled to receive pursuant to the Plan; provided, however, that each holder of an Allowed General Unsecured Claim may only elect to receive that percentage of Reorganized Common Stock that equals such holder’s Pro Rata Share of all Allowed Senior Notes Claims and Allowed General Unsecured Claims.  To the extent a Qualified Holder elects to receive Reorganized Common Stock, such holder’s distribution of Creditor Cash or Cash to be received on account of Liquidating Trust Interests, as the case may be, shall be reduced on a dollar-for-dollar basis by the value of the Reorganized Common Stock so elected (valued as of the Effective Date), so that the ultimate recovery percentage for each holder of an Allowed General Unsecured Claim is the same, regardless of whether a holder elects to receive Reorganized Common Stock.  Failure by any Qualified Holder to elect to exercise rights provided in this Section 16.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

16.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed General Unsecured Claim in accordance with Section 16.1 of the Plan, in the event that the sum of the distributions of Reorganized Common Stock (valued as of the Effective Date), Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with Section 16.1 and 16.2 are equal to or in excess of one hundred percent (100%) of such holder’s Allowed General Unsecured Claim and Postpetition Interest Claim, then the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “G”.

16.4 Allowed Claims of Fifty Thousand Dollars ($50,000.00) or More/Election to be Treated as a Convenience Claim:  Notwithstanding the provisions of

Section 16.1 of the Plan, any holder of an Allowed General Unsecured Claim, other than a General Unsecured Claim that is a component of a larger General Unsecured Claim, portions of which may be held by such or any other holder of an Allowed Claim, whose Allowed General Unsecured Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed General Unsecured Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder’s option, be entitled to receive, based on such Allowed General Unsecured Claim as so reduced, distributions pursuant to Section 17.1 hereof.  Such election shall be deemed to be a vote in favor of the Plan and the releases set forth in Article XLIII of the Plan.  Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

ARTICLE XVII

PROVISION FOR TREATMENT OF CONVENIENCE CLAIMS (CLASS 13)

17.1 Treatment of Convenience Claims:  On the later of the Effective Date and the date such Allowed Convenience Claim becomes an Allowed Claim, or as soon thereafter as is practicable, the Disbursing Agent shall pay to each holder of an Allowed Convenience Claim, in Cash, the full amount of such Allowed Convenience Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Convenience Claim.

ARTICLE XVIII

PROVISION FOR TREATMENT OF
CCB-1 GUARANTEES CLAIMS (CLASS 14)

18.1 Treatment of CCB-1 Guarantees Claims:  Commencing on the Effective Date, and subject to the right of election described in Section 18.2 below, each holder of an Allowed CCB-1 Guarantees Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed CCB-1 Guarantees Claim and Postpetition Interest Claim (which, for the avoidance of doubt, shall have been finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person, except as otherwise provided herein), subject to the Lien or priority rights of the CCB-1 Trustee, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed CCB-1 Guarantees Claim and (b) in the event that all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim; provided, however, that any distribution to holders of Allowed CCB-1 Guarantees Claims of (a) Creditor Cash and (b) Cash received on account of Liquidating Trust Interests, but not Reorganized Common Stock (to the extent elected pursuant to Section 18.2) shall be redistributed, subject to Bankruptcy Rule 3021 and subject to the Lien or priority rights of the CCB-1 Trustee, in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “G”.  In addition, in accordance with the Subordination Model attached hereto as Exhibit “G”, each holder of an Allowed CCB-1 Guarantees Claim shall be entitled to receive on account of such Allowed CCB-1 Guarantees

Claim and, irrespective of whether all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim, redistributions of Creditor Cash and Cash received on account of Liquidating Trust Interests.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, and Allowed PIERS Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “G”; provided, however, that, to the extent that the priorities set forth in the Subordination Model conflict with the contractual subordination provisions of the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and/or PIERS Guarantee Agreement, the contractual subordination provisions of such Indentures and Guarantee Agreements shall govern and shall be enforced pursuant to section 510(a) of the Bankruptcy Code.

18.2 Right of Election:  On the Ballot, each holder of an Allowed CCB-1 Guarantees Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Reorganized Common Stock (to the extent remaining after distribution to holders of Allowed Senior Notes Claims, Allowed General Unsecured Claims, and Allowed Senior Subordinated Notes Claims and subject to dilution on account of the Rights Offering), in lieu of some or all of the Creditor Cash or Cash on account of Liquidating Trust Interests, as the case may be, that such holder otherwise is entitled to receive pursuant to the Plan, in each instance, subject to the Lien or priority rights of the CCB-1 Trustee; provided, however, that each holder of an Allowed CCB-1 Guarantees Claim may only elect to receive that percentage of Reorganized Common Stock that equals such holder’s Pro Rata Share of all Allowed CCB-1 Guarantees Claims and Allowed CCB-2 Guarantees Claims.  To the extent a holder of an Allowed CCB-1 Guarantees Claim elects to receive Reorganized Common Stock, such holder’s distribution of Creditor Cash or Cash to be received on account of Liquidating Trust Interests, as the case may be, shall be reduced on a dollar-for-dollar basis by the value of the Reorganized Common Stock so elected (valued as of the Effective Date), so that the ultimate recovery percentage for each holder of an Allowed CCB-1 Guarantees Claim is the same, regardless of whether a holder elects to receive Reorganized Common Stock.  Failure by any holder of an Allowed CCB-1 Guarantees Claim to elect to exercise rights provided in this Section 18.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

18.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed CCB-1 Guarantees Claim in accordance with Section 18.1 of the Plan, in the event that the sum of (i) distributions of Reorganized Common Stock (valued as of the Effective Date), Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with Sections 18.1 and 18.2, (ii) redistributions of Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with the enforcement, pursuant to section 510(a) of the Bankruptcy Code, of contractual subordination provisions, as set forth in the Subordination Model attached hereto as Exhibit “G”, (iii) redistributions of Cash received on account of Liquidating Trust

Interests in accordance with the provisions of Sections 6.3 or 7.3 herein and (iv) distributions from the Receivership are equal to or in excess of one hundred percent (100%) of such holder’s Allowed CCB-1 Guarantees Claim and Postpetition Interest Claim, then the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “G”.

ARTICLE XIX

PROVISION FOR TREATMENT OF
CCB-2 GUARANTEES CLAIMS (CLASS 15)

19.1 Treatment of CCB-2 Guarantees Claims:  Commencing on the Effective Date, and subject to the right of election described in Section 19.2 below, each holder of an Allowed CCB-2 Guarantees Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed CCB-2 Guarantees Claim and Postpetition Interest Claim (which, for the avoidance of doubt, shall have been finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person, except as otherwise provided herein), subject to the Lien or priority rights of the CCB-2 Trustees, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed CCB-2 Guarantees Claim and (b) in the event that all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim; provided, however, that any distribution to holders of Allowed CCB-2 Guarantees Claims of (a) Creditor Cash and (b) Cash received on account of Liquidating Trust Interests, but not Reorganized Common Stock (to the extent elected pursuant to Section 19.2), shall be redistributed, subject to Bankruptcy Rule 3021 and subject to the Lien or priority rights of the CCB-2 Trustees, in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “G”.  In addition, in accordance with the Subordination Model attached hereto as Exhibit “G”, each holder of an Allowed CCB-2 Guarantees Claim shall be entitled to receive on account of such Allowed CCB-2 Guarantees Claim and, irrespective of whether all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim, redistributions of Creditor Cash and Cash received on account of Liquidating Trust Interests.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, and Allowed PIERS Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “G”; provided, however, that, to the extent that the priorities set forth in the Subordination Model conflict with the contractual subordination provisions of the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and/or PIERS Guarantee Agreement, the contractual subordination provisions of such Indentures and Guarantee Agreements shall govern and shall be enforced pursuant to section 510(a) of the Bankruptcy Code.

19.2 Right of Election:  On the Ballot, each holder of an Allowed CCB-2 Guarantees Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Reorganized Common Stock (to the extent remaining after distribution to holders of Allowed Senior Notes Claims, Allowed General Unsecured Claims, and Allowed Senior Subordinated Notes Claims and subject to dilution on account of the Rights Offering), in lieu of some or all of the Creditor Cash or Cash on account of Liquidating Trust Interests, as the case may be, that such holder otherwise is entitled to receive pursuant to the Plan, in each instance, subject to the Lien or priority rights of the CCB-2 Trustees; provided, however, that each holder of an Allowed CCB-2 Guarantees Claim may only elect to receive that percentage of Reorganized Common Stock that equals such holder’s Pro Rata Share of all Allowed CCB-1 Guarantees Claims and Allowed CCB-2 Guarantees Claims.  To the extent a holder of an Allowed CCB-2 Guarantees Claim elects to receive Reorganized Common Stock, such holder’s distribution of Creditor Cash or Cash to be received on account of Liquidating Trust Interests, as the case may be, shall be reduced on a dollar-for-dollar basis by the value of the Reorganized Common Stock so elected (valued as of the Effective Date), so that the ultimate recovery percentage for each holder of an Allowed CCB-2 Guarantees Claim is the same, regardless of whether a holder elects to receive Reorganized Common Stock.  Failure by any holder of an Allowed CCB-2 Guarantees Claim to elect to exercise rights provided in this Section 19.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

19.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed CCB-2 Guarantees Claim in accordance with Section 19.1 of the Plan, in the event that the sum of (i) distributions of Reorganized Common Stock (valued as of the Effective Date), Creditor Cash and Cash received on account Liquidating Trust Interests in accordance with Sections 19.1 and 19.2, (ii) redistributions of Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with the enforcement, pursuant to section 510(a) of the Bankruptcy Code, of contractual subordination provisions, as set forth in the Subordination Model attached hereto as Exhibit “G”, (iii) redistributions of Cash received on account of Liquidating Trust Interests in accordance with the provisions of Sections 6.3 or 7.3 and (iv) distributions from the Receivership are equal to or in excess of one hundred percent (100%) of such holder’s Allowed CCB-2 Guarantees Claim and Postpetition Interest Claim, then the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “G”.

ARTICLE XX

PROVISION FOR TREATMENT OF PIERS CLAIMS (CLASS 16)

20.1 Treatment of PIERS Claims:  Commencing on the Effective Date, and subject to the right of election described in Section 20.2 below, each holder of an Allowed PIERS Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed

PIERS Claim and Postpetition Interest Claim (which, for the avoidance of doubt, shall have been finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person, except as otherwise provided herein), subject to the Lien or priority rights of the PIERS Trustee, such holder’s Pro Rata Share of (i) Reorganized Common Stock (to the extent remaining after distribution to holders of Allowed Senior Notes Claims, Allowed General Unsecured Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, and Allowed CCB-2 Guarantees Claims and subject to dilution on account of the Rights Offering), (ii) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed PIERS Claim and (b) in the event that all Allowed Claims are paid in full, such holder’s Postpetition Interest Claim; provided, however, that notwithstanding the foregoing, the contractual subordination rights of Entities who hold PIERS Preferred Securities shall be preserved and enforced hereunder pursuant to section 510(a) of the Bankruptcy Code and any distribution on account of the PIERS Common Securities of (i) Reorganized Common Stock, (ii) Creditor Cash and (ii) Cash on account of Liquidating Trust Interests shall be redistributed, subject to Bankruptcy Rule 3021 and subject to the Lien and priority rights of the PIERS Trustee, to Entities who hold PIERS Preferred Securities, until such time as such Entities’ Allowed PIERS Claims and Postpetition Interest Claims have been satisfied in accordance with the terms and provisions of the PIERS Trust Agreement; and provided further that, any distribution to holders of Allowed PIERS Claims of (a) Creditor Cash and (b) Cash received on account of Liquidating Trust Interests, but not Reorganized Common Stock, shall be redistributed, subject to Bankruptcy Rule 3021 and subject to the Lien or priority rights of the PIERS Trustee, in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “G”.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, and Allowed PIERS Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “G”; provided, however, that, to the extent that the priorities set forth in the Subordination Model conflict with the contractual subordination provisions of the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and/or PIERS Guarantee Agreement, the contractual subordination provisions of such Indentures and Guarantee Agreements shall govern and shall be enforced pursuant to section 510(a) of the Bankruptcy Code.

20.2 Right of Election:  On the Ballot, each holder of an Allowed PIERS Claim shall be provided the right to elect, in its sole and absolute discretion, to receive additional Creditor Cash, Cash on account of Liquidating Trust Interests, or Reorganized Common Stock (to the extent remaining after distribution to holders of Allowed Senior Notes Claims, Allowed General Unsecured Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, and Allowed CCB-2 Guarantees Claims and subject to dilution on account of the Rights Offering), as the case may be, in lieu of some or all of the Reorganized Common Stock, Creditor Cash or Cash on account of Liquidating Trust Interests, as the case may be, that such holder otherwise is entitled to receive pursuant to the Plan, in each instance, subject to the Lien or priority rights of the PIERS Trustee; provided, however, that, to the extent that there is an imbalance between the amount of Creditor Cash or Cash on account of Liquidating Trust Interests, as the case may be, and the number of Reorganized Common Stock shares elected by holders of Allowed PIERS Claims, either the Creditor Cash, Cash on account of Liquidating Trust Interests or Reorganized Common Stock shares elected shall be reduced, on a Pro Rata Share basis, to each holder to eliminate such imbalance.  The ultimate recovery percentage for each holder of an Allowed PIERS Claim shall be the same, regardless of whether a holder elects to receive more or less Reorganized Common Stock.  Failure by any holder of an Allowed PIERS Claim to elect to exercise rights provided in this Section 20.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

20.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed PIERS Claim in accordance with Section 20.1 of the Plan, in the event that the sum of (i) distributions of Reorganized Common Stock (valued as of the Effective Date), Creditor Cash and Cash received on account of Liquidating Trust Interests in accordance with Sections 20.1 and 20.2 and (ii) redistributions of Cash received on account of Liquidating Trust Interests in accordance with the provisions of Sections 6.3, 7.3, 18.3, or 19.3 are equal to or in excess of one hundred percent (100%) of such holder’s Allowed PIERS Claim and Postpetition Interest Claim, then the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “G”.

20.4 Subscription Rights:  In addition to the foregoing, each holder of an Allowed PIERS Claim shall receive its Pro Rata Share of PIERS Subscription Rights, to be exercised pursuant to the terms of the Rights Offering, as set forth in Article XXXIV of the Plan.

ARTICLE XXI

PROVISION FOR TREATMENT OF
NON-SUBORDINATED BANK BONDHOLDER CLAIMS (CLASS 17)

21.1 Treatment of Non-Subordinated Bank Bondholder Claims:  If Class 17 votes to accept the Plan (in accordance with Section 30.2 herein), then, in full satisfaction, release and exchange of the Non-Subordinated Bank Bondholder Claims, the Non-Subordinated Bank Bondholder Claims shall be deemed Allowed Claims and each holder of a Non-Subordinated Bank Bondholder Claim shall receive such holder’s Pro Rata Share of BB Liquidating Trust Interests (which interests, in the aggregate, represent a right to receive 5.357% of the Homeownership Carryback Refund Amount, as defined and set forth in Section 2.4 of the Global Settlement Agreement, subject to a cap of One Hundred Fifty Million Dollars ($150,000,000.00) in the aggregate), subject to contractual subordination rights among the holders of Non-Subordinated Bank Bondholder Claims.  If Class 17 votes to reject the Plan (in accordance with Section 30.2 herein), the sole amount of reserve for distribution to the holders of Non-Subordinated Bank Bondholder Claims if, pursuant to a Final Order of the Bankruptcy

Court, such Claims are determined to be Allowed Claims, shall be the BB Liquidating Trust Interests.

ARTICLE XXII

PROVISION FOR TREATMENT OF SUBORDINATED CLAIMS (CLASS 18)

22.1 Treatment of Subordinated Claims:  In the event that all Allowed Claims and Postpetition Interest Claims in respect of Allowed Claims (in each case, other than Subordinated Claims) are paid in full, the Liquidating Trust Interests shall be redistributed, and holders of Allowed Subordinated Claims shall be entitled to receive their Pro Rata Share of Liquidating Trust Interests in an aggregate amount equal to each holder’s Allowed Subordinated Claim and Postpetition Interest Claim.

22.2 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed Subordinated Claim in accordance with Section 22.1 of the Plan, in the event that the sum of  distributions of Cash received on account of Liquidating Trust Interests in accordance with Section 22.1 are equal to or in excess of one hundred percent (100%) of such holder’s Allowed Subordinated Claim and Postpetition Interest Claim, then the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of the Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “G”.

ARTICLE XXIII

PROVISION FOR TREATMENT OF REIT SERIES (CLASS 19)

23.1 Treatment of REIT Series:  In the event that all Allowed Claims and Postpetition Interest Claims in respect of Allowed Claims are paid in full (including with respect to Allowed Subordinated Claims), the Liquidating Trust Interests shall be redistributed, and holders of the REIT Series shall be entitled to receive their Pro Rata Share of Liquidating Trust Interests, to be shared on a pari passu basis with holders of Preferred Equity Interests.  In addition, and separate and distinct from the distribution to be provided to holders of the REIT Series from the Debtors, pursuant to the Global Settlement Agreement, and in exchange for the releases set forth in the Global Settlement Agreement and in Article XLIII herein, on the Effective Date, JPMC shall pay or transfer to the Disbursing Agent for distribution to each holder of a REIT Series such holder’s Pro Rata Share of (i) Fifty Million Dollars ($50,000,000.00) Cash or (ii) at the election of JPMC, shares of common stock of JPMC having a value as of the Effective Date in the amount of Fifty Million Dollars ($50,000,000.00).

23.2 Cancellation of REIT Series:  Notwithstanding the provisions of Section 23.1 hereof, on the Effective Date, all REIT Series shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.  For the avoidance of doubt, this Section 23.2 shall have no effect on, and shall not result in the extinguishment or cancellation of, the Trust Preferred Securities that are being transferred to JPMC pursuant to the Global Settlement Agreement.

ARTICLE XXIV

PROVISION FOR TREATMENT OF PREFERRED EQUITY INTERESTS (CLASS 20)

24.1 Treatment of Preferred Equity Interests:  In the event that all Allowed Claims and Postpetition Interest Claims in respect of Allowed Claims are paid in full (including with respect to Allowed Subordinated Claims), the Liquidating Trust Interests shall be redistributed, and holders of Preferred Equity Interests shall be entitled to receive their Pro Rata Share of Liquidating Trust Interests, to be shared on a pari passu basis with holders of the REIT Series.

24.2 Cancellation of Preferred Equity Interests:  Notwithstanding the provisions of Section 24.1 hereof, on the Effective Date, all Preferred Equity Interests shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

ARTICLE XXV

PROVISION FOR TREATMENT OF DIME WARRANTS (CLASS 21)

25.1 Cancellation of Dime Warrants:  Holders of Dime Warrants shall receive no distribution under the Plan.  On the Effective Date, all Dime Warrants shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

ARTICLE XXVI

PROVISION FOR TREATMENT OF COMMON EQUITY INTERESTS (CLASS 22)

26.1 Cancellation of Common Equity Interests:  Holders of Common Equity Interests shall receive no distribution under the Plan.  On the Effective Date, all Common Equity Interests shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

ARTICLE XXVII

PROVISION FOR TREATMENT OF DISPUTED CLAIMS

27.1 Objections to Claims; Prosecution of Disputed Claims:  The Liquidating Trustee shall object to, and shall assume any pending objection filed by the Debtors to, the allowance of Claims filed with the Bankruptcy Court with respect to which it disputes liability, priority or amount, including, without limitation, objections to Claims that have been assigned and the assertion of the doctrine of equitable subordination with respect thereto.  All objections, affirmative defenses and counterclaims shall be litigated to Final Order; provided, however, that the Liquidating Trustee shall have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests.  Unless otherwise ordered by the Bankruptcy Court, to the extent not already objected to by the Debtors, the Liquidating Trustee shall file and serve all objections to Claims as soon as practicable, but, in each instance, not later than one hundred eighty (180) days following the Effective Date or such later date as may be approved by the Bankruptcy Court.

27.2 Estimation of Claims:  On and after the Effective Date, and unless otherwise limited by an order of the Bankruptcy Court, the Liquidating Trustee may at any time request the Bankruptcy Court to estimate for final distribution purposes any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to or sought to estimate such Claim, and the Bankruptcy Court will retain jurisdiction to consider any request to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  Unless otherwise provided in an order of the Bankruptcy Court, in the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the estimated amount shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that, if the estimate constitutes the maximum limitation on such Claim, the Liquidating Trustee may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim; and, provided, further, that the foregoing is not intended to limit the rights granted by section 502(j) of the Bankruptcy Code.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another; provided, however, that in no event shall any such procedure increase or expand payment or performance from JPMC for any JPMC Assumed Liabilities.

27.3 Payments and Distributions on Disputed Claims:

(a) Disputed Claims Holdback:  From and after the Effective Date, and until such time as each Disputed Claim has been compromised and settled, estimated by the Bankruptcy Court in an amount constituting the allowed amount, or allowed or disallowed by Final Order of the Bankruptcy Court, the Liquidating Trustee shall retain, for the benefit of each holder of a Disputed Claim, Creditor Cash (which the Disbursing Agent shall transfer to the Liquidating Trustee) and Liquidating Trust Interests, and any dividends, gains or income attributable thereto, in an amount equal to the Pro Rata Share of distributions that would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee.  Any Creditor Cash and Liquidating Trust Interests retained and held for the benefit of a holder of a Disputed Claim shall be treated as a payment and reduction on account of such Disputed Claim for purposes of computing any additional amounts to be paid in Cash or distributed in Liquidating Trust Interests in the event the Disputed Claim ultimately becomes an Allowed Claim.  Such Creditor Cash and any dividends, gains or income paid on account of the Liquidating Trust Interests retained for the benefit of holders of Disputed Claims shall be retained by the Liquidating Trust for the benefit of such holders pending determination of their entitlement thereto under the terms of the Plan.

(b) Allowance of Disputed Claims:  At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Liquidating Trustee shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan, together with any earnings that has accrued on the amount of Cash so retained (net of any expenses, including any taxes, relating thereto), but only to the extent that such earnings are attributable to the amount of the Allowed Claim.  Such distribution, if any, shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order, but in no event more than ninety (90) days thereafter.  The balance of any Cash and Liquidating Trust Interests previously retained but not distributed to a Disputed Claim holder shall be included in future calculations of Cash and Liquidating Trust Interests, respectively, to holders of Allowed Claims.

(c) Tax Treatment of Retained Assets:  The Liquidating Trustee shall treat any Assets retained pursuant to this Section 27.3 as part of the Liquidating Trust Claims Reserve.

ARTICLE XXVIII

THE LIQUIDATING TRUST

28.1 Execution of Liquidating Trust Agreement:  On or before the Effective Date, the Debtors and the Liquidating Trustee shall execute the Liquidating Trust Agreement, and shall take all other necessary steps to establish the Liquidating Trust and the Liquidating Trust Interests therein, which shall be for the benefit of the Liquidating Trust Beneficiaries, as provided in Sections 6.1, 7.1, 16.1, 18.1, 19.1, 20.1 and 21.1, and, in certain circumstances, 22.1, 23.1 and 24.1 of the Plan, whether their Claims are Allowed before, on or after the Effective Date.  In the event of any conflict between the terms of this Section 28.1 and the terms of the Liquidating Trust Agreement, the terms of this Section 28.1 shall govern.  The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

28.2 Purpose of the Liquidating Trust:  The Liquidating Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

28.3 Liquidating Trust Assets:  The Liquidating Trust shall consist of the Liquidating Trust Assets.  On the Effective Date, the Debtors shall transfer all of the Liquidating Trust Assets to the Liquidating Trust.  The Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in the Plan or the Liquidating Trust Agreement.  Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar Tax, pursuant to section 1146(a) of the Bankruptcy Code.  Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtors and their predecessors, successors and assigns, and each other Entity released pursuant to Section 43.5 herein shall be discharged and released from all liability with respect to the delivery of such distributions.  In addition, the Liquidating Trust shall assume all of WMI’s rights and obligations pursuant to Section 2.4 of the Global Settlement Agreement, and WMI shall have no further liability or obligations thereunder, to the extent that the transfer to the Liquidating Trust shall not impose any additional obligations or liabilities on JPMC.

28.4 Administration of the Liquidating Trust:  The Liquidating Trust shall be administered by the Liquidating Trustee according to the Liquidating Trust Agreement and the Plan.  In the event of any inconsistency between the Plan and the Liquidating Trust Agreement, the Liquidating Trust Agreement shall govern.

28.5 The Liquidating Trustee:  In the event the Liquidating Trustee dies, is terminated, or resigns for any reason, the Trust Advisory Board shall designate a successor; provided, however, that under no circumstance shall the Liquidating Trustee be a director or officer with respect to any Entity over which the Liquidating Trust has control.

28.6 Role of the Liquidating Trustee:  In furtherance of and consistent with the purpose of the Liquidating Trust and the Plan, and subject to the terms of the Confirmation Order, the Plan and the Liquidating Trust Agreement, and the oversight of the Trust Advisory Board, the Liquidating Trustee shall, among other things, have the following rights, powers and duties, in each case subject to the Global Settlement Agreement: (i) to hold, manage, convert to Cash, and distribute the Liquidating Trust Assets, including prosecuting and resolving the Claims belonging to the Liquidating Trust, (ii) to hold the Liquidating Trust Assets for the benefit of the Liquidating Trust Beneficiaries, whether their Claims are Allowed on or after the Effective Date, (iii) in the Liquidating Trustee’s reasonable business judgment, to investigate, prosecute, settle and/or abandon rights, causes of action, or litigation of the Liquidating Trust, (iv) to monitor and enforce the implementation of the Plan, (v) to file all tax and regulatory forms, returns, reports, and other documents required with respect to the Liquidating Trust, (vi) in the Liquidating Trustee’s reasonable business judgment, to object to Claims, and manage, control, prosecute, and/or settle on behalf of the Liquidating Trust, objections to Claims on account of which the Liquidating Trustee (as Disbursing Agent) will be responsible (if Allowed) for making distributions under the Plan, (vii) to take all actions necessary and create any document necessary to implement the Plan, (viii) to hold, manage, and distribute Cash or non-Cash Liquidating Trust Assets obtained through the exercise of its power and authority, (ix) to act as a signatory to the Debtors for all purposes, including those associated with the novation of contracts or other obligations arising out of the sales of the Debtors’ assets, and (x) to take all necessary actions and file all appropriate motions to obtain an order closing the Chapter 11 Cases.  In all circumstances, the Liquidating Trustee shall comply with all of the Debtors’ obligations under the Global Settlement Agreement and in accordance with applicable law, and otherwise shall act in the best interests of all Liquidating Trust Beneficiaries and in furtherance of the purpose of the Liquidating Trust.  Under no circumstance may the Liquidating Trustee serve on the Board of Directors of any Affiliate of the Liquidating Trust.

28.7 Liquidating Trustee’s Tax Power for Debtors:

(a) Following the Effective Date, the Liquidating Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Debtors, all Tax Returns required to be filed or that the Liquidating Trustee otherwise deems appropriate, including the filing of amended Tax Returns or requests for refunds for all taxable periods ended on or before December 31, 2009.

(b) For all taxable periods ended on or before December 31, 2009, the Liquidating Trustee shall have full and exclusive authority and responsibility in respect of all Taxes of the Debtors (including, without limitation, as the common parent or other agent of any consolidated, combined or unitary tax group of which the Debtors were the agent), to the same extent as if the Liquidating Trustee was the Debtor-in-Possession.  Without limiting the foregoing, each of the Debtors shall execute, on or prior to the Effective Date, a power of attorney authorizing the Liquidating Trustee to correspond with any Authority on behalf of such Debtor and to sign, collect, negotiate, settle, and administer Tax payments and Tax Returns.

(c) In furtherance of the transfer of the Liquidating Trust Assets to the Liquidating Trust on the Effective Date, the Liquidating Trust shall be entitled to all Tax Refunds of the Debtors (and the Liquidating Trust bears responsibility for (i) all Tax liabilities of the Debtors for taxable years ended on or before December 31, 2009, to the extent not discharged by the Plan or provided for payment in the Plan or the Global Settlement Agreement and (ii) WMI’s obligations pursuant to Section 2.4 of the Global Settlement Agreement), it being understood that the Liquidating Trustee only shall have whatever rights WMI itself has pursuant to the terms of the Global Settlement Agreement and the Liquidating Trustee shall be contractually bound to all restrictions in the Global Settlement Agreement with respect to tax filings.

28.8 Transferability of Liquidating Trust Interests:  The Debtors shall cause the Liquidating Trust Interests to be transferable (either by book-entry or by certificate); provided, however, that (i) if so certificated, the form of certificate, if applicable, shall carry a legend, in substance and form reasonably satisfactory to the Creditors’ Committee and the Settlement Note Holders, setting forth that the interest in such certificate and the holder thereof as to such interest are governed by the terms and provisions of the Plan, and (ii) on or after February 14, 2011, if the Liquidating Trustee, with consent of the Trust Advisory Board and upon advice of counsel, determines that a class of Liquidating Trust Interests may be subject to registration pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the Liquidating Trustee shall pursue relief from such registration by obtaining either an exemptive order, a no-action letter or an interpretive letter from the Securities and Exchange Commission or its staff or, absent its ability to achieve that objective or in lieu thereof, shall register such class pursuant to Section 12 of such statute (it being understood and agreed that the Liquidating Trustee shall be authorized, among other things, to register such class and to seek relief from one or more of the requirements then applicable subsequent to such registration  and to de-register such class); and provided, further, that, notwithstanding the foregoing, (1) the Liquidating Trustee may disregard any transfer of Liquidating Trust Interests if sufficient necessary information (as determined by the Liquidating Trustee), including applicable tax-related information, is not provided by such transferee to the Liquidating Trustee and (2) transfers to non-United States Entities will not be permitted unless either (a) a ruling has been obtained from the Internal Revenue Service or an opinion from the Liquidating Trustee’s counsel (to the good faith satisfaction of the Liquidating Trustee) that stated interest income and any other income from tax refunds expected to be received or recognized by the Liquidating Trust are of a type and character that is eligible for exemption from U.S. withholding, or (b) the requirement in the preceding clause has been waived by the Liquidating Trustee (with the consent of the Trust Advisory Board).

28.9 Cash:  The Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code; provided, however, that such investments are investments permitted to be made by a Liquidating Trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

28.10 Distribution of Liquidating Trust Assets:  The Liquidating Trustee is required to distribute to the holders of Allowed Claims on account of their Liquidating Trust Interests, on a quarterly basis, all unrestricted Cash on hand (including any Cash received from the Debtors on the Effective Date, and treating any permissible investment as Cash for purposes of this Section 28.10), except such amounts (i) as have been reserved on account of Disputed Claims, or are otherwise part of the Liquidating Trust Claims Reserve, in accordance with Section 27.3 of the Plan, (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (iii) as are necessary to pay reasonable incurred or anticipated expenses (including, but not limited to, any Taxes imposed on or payable by the Debtors or the Liquidating Trust or in respect of the Liquidating Trust Assets), or (iv) as are necessary to satisfy other liabilities incurred or anticipated by the Liquidating Trust in accordance with the Plan, the Global Settlement Agreement, or the Liquidating Trust Agreement; provided, however, that the Liquidating Trustee shall not be required to make a distribution pursuant to this Section 28.10 unless and until the aggregate, net amount of unrestricted Cash available for distribution (taking into account the above listed exclusions) is at least Twenty-Five Million Dollars ($25,000,000.00) or such lesser amount as the Liquidating Trustee determines would make distribution impracticable, in accordance with applicable law.

28.11 Costs and Expenses of the Liquidating Trust:  The reasonable costs and expenses of the Liquidating Trust, including the fees and expenses of the Liquidating Trustee and its retained professionals, shall be paid out of the Liquidating Trust Assets.  Fees and expenses incurred in connection with the prosecution and settlement of any Claims shall be considered costs and expenses of the Liquidating Trust.

28.12 Compensation of the Liquidating Trustee:  The individual(s) serving as or comprising the Liquidating Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar roles.

28.13 Retention of Professionals/Employees by the Liquidating Trustee:  The Liquidating Trustee may retain and compensate attorneys, other professionals, and employees to assist in its duties as Liquidating Trustee on such terms as the Liquidating Trustee deems appropriate without Bankruptcy Court approval.  The Liquidating Trustee may assume existing contracts and/or leases that WMI is party to, including, without limitation, employment agreements, or may enter into new arrangements on substantially similar terms.  Without limiting the foregoing, the Liquidating Trustee may retain any professional that represented parties in interest in the Chapter 11 Cases.

28.14 Federal Income Tax Treatment of the Liquidating Trust:

(a) Liquidating Trust Assets Treated as Owned by Creditors:  For all United States federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as (1) a transfer of the Liquidating Trust Assets (subject to any obligations relating to those assets) directly to the Liquidating Trust Beneficiaries and, to the extent Liquidating Trust Assets are allocable to Disputed Claims, to the Liquidating Trust Claims Reserve, followed by (2) the transfer by such beneficiaries to the Liquidating Trust of the Liquidating Trust Assets (other than the Liquidating Trust Assets allocable to the Liquidating Trust Claims Reserve) in exchange for Liquidating Trust Interests.  Accordingly, the Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to the Liquidating Trust Claims Reserve, discussed below).  The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

(b) Tax Reporting.

(1) The Liquidating Trustee shall file Tax Returns for the Liquidating Trust treating the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section 28.14.  The Liquidating Trustee also will annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.  The Liquidating Trustee shall also file (or cause to be filed) any other statement, return or disclosure relating to the Liquidating Trust that is required by any governmental unit.

(2) On or before the Effective Date, the Debtors shall provide the Liquidating Trustee with a good-faith valuation of the Tax Refunds as of the Effective Date.  The Liquidating Trustee will then in good faith value all other Liquidating Trust Assets, and shall make all such values (including the Tax Refund values) available from time to time, to the extent relevant, and such values shall be used consistently by all parties to the Liquidating Trust (including, without limitation, the Debtors, the Liquidating Trustee, and Liquidating Trust Beneficiaries) for all United States federal income tax purposes.

(3) Allocations of Liquidating Trust taxable income among the Liquidating Trust Beneficiaries (other than taxable income allocable to the Liquidating Trust Claims Reserve) shall be determined by reference to the manner in which an amount of cash representing such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, and other than assets allocable to the Liquidating Trust Claims Reserve) to the holders of the Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust.  Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets.  The tax book value of the Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(4) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee shall (A) timely elect to treat any Liquidating Trust Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Liquidating Trustee, the Debtors, and the Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(5) The Liquidating Trustee shall be responsible for payment, out of the Liquidating Trust Assets, of any Taxes imposed on the trust or its assets, including the Liquidating Trust Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Liquidating Trust Claims Reserve is insufficient to pay the portion of any such Taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such Taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidating Trustee as a result of the resolution of such Disputed Claims.

(6) The Liquidating Trustee may request an expedited determination of Taxes of the Liquidating Trust, including the Liquidating Trust Claims Reserve, or the Debtors under section 505(b) of the Bankruptcy Code for all Tax Returns filed for, or on behalf of, the Liquidating Trust or the Debtors for all taxable periods through the dissolution of the Liquidating Trust.

(c) Tax Withholdings by Liquidating Trustee.  The Liquidating Trustee may withhold and pay to the appropriate Taxing Authority all amounts required to be withheld pursuant to the IRC or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of Liquidating Trust Interests.  All such amounts withheld and paid to the appropriate Taxing Authority shall be treated as amounts distributed to such holders of Liquidating Trust Interests for all purposes of the Liquidating Trust Agreement.  The Liquidating Trustee shall be authorized to collect such tax information from the holders of Liquidating Trust Interests (including, without limitation, social security numbers or other tax identification numbers) as in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order, and the Liquidating Trust Agreement.  In order to receive distributions under the Plan, all holders of Liquidating Trust Interests (including, without limitation, holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, Non-Subordinated Bank Bondholder Claims and REIT Series) will need to identify themselves to the Liquidating Trustee and provide tax information and the specifics of their holdings, to the extent the Liquidating Trustee deems appropriate.  This identification requirement may, in certain cases, extend to holders who hold their securities in street name.  The Liquidating Trustee may refuse to make a distribution to any holder of a Liquidating Trust Interest that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a holder of a Liquidating Trust Interest, the Liquidating Trustee shall make such distribution to which the holder of the Liquidating Trust Interest is entitled, without interest; and, provided further that, if the Liquidating Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Liquidating Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Liquidating Trustee for such liability.

(d) Dissolution.  The Liquidating Trustee and the Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and the Liquidating Trust Agreement, (ii) the Liquidating Trustee determines, in its sole discretion, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all distributions required to be made by the Liquidating Trustee under the Plan and the Liquidating Trust Agreement have been made; provided, however, in no event shall the Liquidating Trust be dissolved later than three (3) years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee and the Trust Advisory Board that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.  If at any time the Liquidating Trustee determines, in reliance upon such professionals as the Liquidating Trustee may retain, that the expense of administering the Liquidating Trust so as to make a final distribution to its beneficiaries is likely to exceed the value of the assets remaining in the Liquidating Trust, the Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, the Liquidating Trust, and any insider of the Liquidating Trustee, and (iii) dissolve the Liquidating Trust.

28.15 Indemnification of Liquidating Trustee:  The Liquidating Trustee or the individual(s) comprising the Liquidating Trustee, as the case may be, and the Liquidating Trustee’s agents and professionals, shall not be liable to the Liquidating Trust Beneficiaries for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trustee, except those acts arising out of their own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all actions or inactions in their capacity as, or on behalf of, the Liquidating Trustee, except for any actions or inactions involving willful misconduct or gross negligence.  Any indemnification claim of the Liquidating Trustee (and the other parties entitled to indemnification under this subsection) shall be satisfied solely from the Liquidating Trust Assets and shall be entitled to a priority distribution therefrom, ahead of the Liquidating Trust Interests and any other claim to or interest in such assets.  The Liquidating Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

28.16 Privileges and Obligation to Respond to Ongoing Investigations:  All Privileges shall be transferred, assigned, and delivered to the Liquidation Trust, without waiver, and shall vest in the Liquidating Trustee (and any other individual the Liquidating Trustee may designate, as well as any other individual designated in the Liquidating Trust Agreement).  Pursuant to Federal Rule of Evidence 502(d) (to the extent Rule 502(d) is relevant notwithstanding the fact that the Debtors, the Liquidating Trustee, the FDIC Receiver and JPMC are joint holders of certain attorney-client privileges, work product protections, or other immunities or protections from disclosure), no Privileges shall be waived by disclosure to the Liquidating Trustee of the Debtors’ information subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure, or by disclosure among the Debtors, the Liquidating Trustee, the FDIC Receiver, and/or JPMC of information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure jointly held by the Debtors, the FDIC Receiver, the Liquidating Trustee and/or JPMC.  The Liquidating Trustee shall be obligated to respond, on behalf of the Debtors, to all Information Demands, including, without limitation and by way of example, any Information Demands made in connection with (a) the investigation by the United States Attorney for the Western District of Washington, (b) the action entitled “Washington Mutual, Inc. Securities, Derivative and ERISA Litigation,” Case No. 2:08-md-1919, and (c) other proceedings described more specifically in the Disclosure Statement.  The FDIC Receiver and JPMC shall take reasonable steps to cooperate with the Liquidating Trustee in responding to Information Demands, and such cooperation shall include, for example, taking all steps necessary to maintain and avoid waiver of any and all Privileges (including, without limitation, any Privileges that are shared jointly among or between any of the parties).  The Liquidating Trustee may waive Privileges that are held solely by the Debtors and/or the Liquidating Trust, but not jointly held with the FDIC Receiver and/or JPMC, in the event and to the extent the Liquidating Trustee determines in good faith that doing so is in the best interests of the Liquidating Trust and its beneficiaries.  The Liquidating Trustee, the FDIC Receiver and JPMC may disclose information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure that are jointly held with the FDIC Receiver and/or JPMC only (i) upon written permission from the Liquidating Trustee, the FDIC Receiver and JPMC, as the case may be; (ii) pursuant to an order of a court of competent jurisdiction, subject to the procedure described in the next sentence insofar as it applies; or (iii) as otherwise required by law, subject to the procedure described in the next sentence insofar as it applies.  If the Liquidating Trustee, the FDIC Receiver or JPMC receives a request from a third party to disclose information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure that are jointly held with the Liquidating Trustee, the FDIC Receiver and/or JPMC, the party or parties who receives such request will (w) pursue all reasonable steps to maintain the applicable privileges or protections from disclosure, including, if necessary, to maintain the privileges or protections from disclosure by seeking a protective order against and/or otherwise objecting to the production of such material, (x) notify the Liquidating Trustee, FDIC Receiver and/or JPMC, as the case may be, (y) allow the Liquidating Trustee, the FDIC Receiver and/or JPMC, as the case may be, reasonable time under the circumstances to seek a protective order against and/or otherwise object to the production of such material, and (z) unless required by law, not disclose the materials in question unless and until any objection raised by the Liquidating Trustee, the FDIC Receiver and/or JPMC is resolved in favor of disclosure.

ARTICLE XXIX

PROSECUTION AND EXTINGUISHMENT OF CLAIMS HELD BY THE DEBTORS

29.1 Prosecution of Claims:  Except as settled and released herein, from and after the Effective Date, the Liquidating Trustee shall have the exclusive right and power to litigate any Claim or Cause of Action that constituted an Asset of the Debtors or Debtors in Possession, including, without limitation, any avoidance or recovery action under section 541, 542, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code and any other cause of action, right to payment, or claim that may be pending on the Effective Date or instituted by the Debtors or Debtors in Possession thereafter, to a Final Order, and the Liquidating Trustee may compromise and settle such claims, upon approval of the Bankruptcy Court.  The net proceeds of any such litigation or settlement (after satisfaction of all costs and expenses incurred in connection therewith) shall be transferred to the Liquidating Trust for distribution in accordance with the Plan and the Liquidating Trust Agreement.

ARTICLE XXX

ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTERESTS

30.1 Impaired Classes to Vote:  Each holder, as of the Voting Record Date, of a Claim or Equity Interest in an impaired Class not otherwise deemed to have rejected or accepted the Plan in accordance with Sections 31.3 and 31.4 of the Plan shall be entitled to vote separately to accept or reject the Plan.

30.2 Acceptance by Class of Creditors:  An impaired Class of holders of Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

30.3 Cramdown:  In the event that any impaired Class of Claims or Equity Interests shall fail to accept, or be deemed to reject, the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors reserve the right to (i) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or (ii) subject to the consent of the Creditors’ Committee and, in the event it affects any of JPMC’s rights, obligations or liabilities, JPMC, amend the Plan.

ARTICLE XXXI

IDENTIFICATION OF CLAIMS AND EQUITY
INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

31.1 Impaired and Unimpaired Classes:  Claims in Classes 1, 4 through 11, and 13 are not impaired under the Plan.  Claims and Equity Interests in Classes 2, 3, 12, and 14 through 22 are impaired under the Plan.

31.2 Impaired Classes Entitled to Vote on Plan:  The Claims and Equity Interests in Classes 2, 3, 12, and 14 through 20 are impaired and receiving distributions pursuant to the Plan, and are therefore entitled to vote to accept or reject the Plan.

31.3 Equity Interests Deemed to Reject:  The Equity Interests in Classes 21 and 22 are not entitled to receive any distribution or retain their Equity Interests pursuant to the Plan, are deemed to reject the Plan, and are not entitled to accept or reject the Plan, pursuant to section 1126(g) of the Bankruptcy Code.

31.4 Claims Deemed to Accept:  The Claims in Classes 1, 4 through 11, and 13 are not impaired pursuant to the Plan, are deemed to accept the Plan, and are not entitled to accept or reject the Plan, pursuant to section 1126(f) of the Bankruptcy Code.

31.5 Controversy Concerning Impairment:  In the event of a controversy as to whether any Class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

ARTICLE XXXII

PROVISIONS GOVERNING DISTRIBUTIONS

32.1 Time and Manner of Distributions:  Except as otherwise provided herein, distributions under the Plan shall be made to each holder of an Allowed Claim or Equity Interest as follows:

(a) Initial Distributions of Creditor Cash:  Within ten (10) Business Days following the Effective Date, the Disbursing Agent shall distribute, or cause to be distributed, to each holder of an Allowed Senior Notes Claim, an Allowed Senior Subordinated Notes Claim, an Allowed General Unsecured Claim, an Allowed CCB-1 Guarantees Claim, an Allowed CCB-2 Guarantees Claim, or an Allowed PIERS Claim, such Creditor’s share, if any, of Creditor Cash, as determined pursuant to Article VI, Article VII, Article VIII, Article XVI, Article XVIII, Article XIX, and Article XX hereof.

(b) Allocation of Liquidating Trust Interests:  Within ten (10) Business Days after creation of the Liquidating Trust, the Disbursing Agent shall allocate, or cause to be allocated, to the Liquidating Trustee on behalf of holders of Disputed Claims, and to each holder of an Allowed Senior Notes Claim, an Allowed Senior Subordinated Notes Claim, an Allowed General Unsecured Claim, an Allowed CCB-1 Guarantees Claim, an Allowed CCB-2 Guarantees Claim, an Allowed PIERS Claim, a Non-Subordinated Bank Bondholder Claim, and Postpetition Interest Claims in respect of the foregoing, such holder’s share, if any, of Liquidating Trust Interests, as determined pursuant to Article VI, Article VII, Article VIII, Article XVI, Article XVIII, Article XIX, and Article XX hereof.  In addition, in the event that all Allowed Claims and Postpetition Interest Claims are paid in full, the Liquidating Trust Interests shall be redistributed to holders of Subordinated Claims and, after such Allowed Claims and Postpetition Interest Claims are paid in full, holders of the REIT Series and Preferred Equity Interests, as set forth in Sections 22.1, 23.1 and 24.1 of the Plan.

(c) Distribution of Cash to Holders of Certain Other Claims:  Except as otherwise provided herein, on or as soon as practicable after the later of (i) the Effective Date and (ii) the date on which such claim becomes an Allowed Claim, the Disbursing Agent shall distribute, or cause to be distributed, to each holder of an Allowed Administrative Expense Claim, an Allowed Priority Tax Claim (to the extent applicable), an Allowed Priority Non-Tax Claim, an Allowed WMI Vendor Claim, an Allowed Convenience Claim, or an Allowed Trustee Claim, such holder’s share of Cash, as determined pursuant to Article III, Article V, Article XV, Article XVII and Section 32.12 hereof.

32.2 Timeliness of Payments:  Any payment or distribution to be made pursuant to the Plan shall be deemed to be timely made if made within ten (10) days after the date specified in the Plan.  Whenever any distribution to be made under this Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

32.3 Distributions by the Disbursing Agent:  All distributions under the Plan shall be made by the Disbursing Agent.  The Disbursing Agent shall be deemed to hold all property to be distributed hereunder in trust for the Entities entitled to receive the same.  The Disbursing Agent shall not hold an economic or beneficial interest in such property.

32.4 Manner of Payment under the Plan:  Unless the Entity receiving a payment agrees otherwise, any payment in Cash to be made by the Disbursing Agent shall be made, at the election of the payor, by check drawn on a domestic bank or by wire transfer from a domestic bank; provided, however, that no Cash payment shall be made to a holder of an Allowed Claim or Equity Interest until such time, if ever, as the amount payable thereto is equal to or greater than Ten Dollars ($10.00).

32.5 Delivery of Distributions:  Subject to the provisions of Rule 9010 of the Bankruptcy Rules, and except as provided in Section 32.4 of the Plan, distributions and deliveries to holders of Allowed Claims or Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by the address set forth on proofs of Claim or Equity Interests filed by such holders, or at the last known address of such holder if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address; provided, however, that initial distributions paid by the Disbursing Agent for the benefit of holders of Senior Notes Claims, Senior Subordinated Notes Claims, CCB-1 Guarantees Claims, CCB-2 Guarantees Claims, PIERS Claims, and REIT Series shall be made to the appropriate Trustee under the respective governing documents for such obligations, with the REIT Series distributions to be made to the Trust Preferred Trustees for distribution to holders of the REIT Series.  Each such Trustee shall, in turn, administer the initial distributions to the holders of Allowed Claims in accordance with the Plan and the applicable indentures.  The Trustees shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court.  The Trustees shall only be required to make distributions in accordance with the terms of the Plan and shall have no liability for actions taken in accordance with the Plan or in reliance upon information provided to the Trustees in accordance with the Plan, except for liabilities resulting from their own gross negligence or willful misconduct.  Subsequent distributions to holders of Senior Notes Claims, Senior Subordinated Notes Claims, CCB-1 Guarantees Claims, CCB-2 Guarantees Claims, PIERS Claims, and REIT Series on account of Liquidating Trust Interests (or such holders’ transferees) that have identified themselves to the Liquidating Trustee will be the responsibility of the Liquidating Trustee as Disbursing Agent.  The Liquidating Trustee, with the consent of the applicable Trustee(s) not to be unreasonably withheld, may engage a special paying agent to assist with subsequent distributions in respect of Liquidating Trust Interests.  Notwithstanding the foregoing, all distributions are subject to the Lien and priority rights of the Trustees.

32.6 Undeliverable Distributions:

(a) Holding of Undeliverable Distributions:  If any distribution to any holder is returned to the Disbursing Agent as undeliverable, no further distribution shall be made to such holder unless and until the Disbursing Agent is notified, in writing, of such holder’s then-current address.  Undeliverable distributions shall remain in the possession of the Disbursing Agent until such time as a distribution becomes deliverable.  All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind.  Nothing contained in the Plan shall require the Disbursing Agent to attempt to locate any holder of an Allowed Claim or Equity Interest.

(b) Failure to Claim Undeliverable Distributions:  On or about the first (1st) anniversary of the Effective Date, the Disbursing Agent shall file a list with the Bankruptcy Court setting forth the names of those Entities for which distributions have been made hereunder that have been returned as undeliverable as of the date thereof.  Any holder of an Allowed Claim or Equity Interest on such list that does not assert its rights pursuant to the Plan to receive a distribution within two (2) years from and after the Effective Date shall have its entitlement to such undeliverable distribution discharged and shall be forever barred from asserting any entitlement pursuant to the Plan against the Reorganized Debtors, the Liquidating Trust, or their respective property.  In such case, any consideration held for distribution on account of such Claim or Equity Interest shall revert to the Disbursing Agent for redistribution to holders of Allowed Claims and Equity Interests in accordance with the terms and provisions hereof.

32.7 Withholding and Reporting Requirements:  Any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any United States federal, state or local tax law or Tax Authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any Taxes imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such Tax obligations and, if any party issuing any instrument or making any distribution under the Plan fails to withhold with respect to any such holder’s distribution, and is later held liable for the amount of such withholding, the holder shall reimburse such party.  The Disbursing Agent may require, as a condition to the receipt of a distribution, that the holder complete the appropriate Form W-8 or Form W-9, as applicable to each holder.  If the holder fails to comply with such a request within one hundred eighty (180) days, such distribution shall be deemed an unclaimed distribution.

32.8 Time Bar to Cash Payments:  Checks issued by the Disbursing Agent on account of Allowed Claims or Equity Interests shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof.  Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim or Equity Interest with respect to which such check originally was issued.  Any claim in respect of such a voided check shall be made on or before the later of (i) the first (1st) anniversary of the Effective Date or (ii) ninety (90) days after the date of issuance of such check, if such check represents a final distribution hereunder on account of such Claim or Equity Interest.  After such date, all Claims and Equity Interests in respect of voided checks shall be discharged and forever barred and the Disbursing Agent shall retain all monies related thereto for the sole purpose of redistribution to holders of Allowed Claims and Equity Interests in accordance with the terms and provisions hereof.

32.9 Distributions After Effective Date:  Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made in accordance with the terms and provisions of Article XXXII of the Plan.

32.10 Setoffs:  The Disbursing Agent may, pursuant to applicable bankruptcy or non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim by the Disbursing Agent), the claims, rights, and causes of action of any nature that one or more of the Debtors, Debtors in Possession, or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Debtors in Possession, or the Reorganized Debtors of any such claims, rights, and causes of action that the Debtors, Debtors in Possession, or the Reorganized Debtors may possess against such holder; and, provided, further, that nothing contained herein is intended to limit the ability of any Creditor to effectuate rights of setoff or recoupment preserved or permitted by the provisions of sections 553, 555, 559, or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment.

32.11 Allocation of Plan Distributions Between Principal and Interest:  To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

32.12 Certain Trustee Fees and Expenses:  In the event that the Debtors and the Creditors’ Committee agree, in their joint and absolute discretion, as to the Trustee Claims incurred during the period from the Petition Date up to and including the Effective Date, such Trustee Claims shall be paid in Cash by the Disbursing Agent on the Effective Date, without the need for the Trustees to file an application for allowance thereof with the Bankruptcy Court; provided, however, that each member of the Creditors’ Committee shall not participate in the Creditors’ Committee vote regarding the reasonableness of its own fees and expenses.  In the event that either the Debtors or the Creditors’ Committee disagree with a Trustee as to the reasonableness of all or a portion of the fees and expenses requested by such Trustee, such Trustee may, at its sole discretion, request that the Bankruptcy Court (i) determine the reasonableness and allowance of such contested amounts and (ii) direct the Disbursing Agent to pay such additional amounts determined to be reasonable, if any, and the Debtors, Creditors’ Committee, and any other Creditor or party in interest may object thereto.  With respect to any undisputed portion of such Trustee’s fees and expenses, such claims shall be deemed Allowed Claims, and the Debtors shall direct the Disbursing Agent to pay such undisputed fees and expenses to the Trustee on the Effective Date.  To the extent that the Disbursing Agent fails to pay any Trustee Claim in full, whether as a result of the Creditors’ Committee’s or the Debtors’ objection as to reasonableness, the Bankruptcy Court’s determination as to reasonableness, or a Trustee’s determination not to request payment therefor, such Trustee shall have the right to assert its Lien and priority rights pursuant to the applicable Indenture or Guarantee Agreement for payment of any unpaid amount upon any payment or other distribution to be made in accordance with the provisions contained herein.  Notwithstanding the foregoing, the Disbursing Agent shall be responsible and, upon presentation of supporting documentation in form and substance satisfactory to the Disbursing Agent, shall satisfy the Trustee Distribution Expenses; provided, however, that, under no circumstance shall the Disbursing Agent be responsible for any indemnification obligation, cost, or expense of any of the Trustees associated with the gross negligence or willful misconduct of a Trustee in making any such distribution.

32.13 Distribution Record Date:  For purposes of distributions, on the Distribution Record Date, registers of the respective Trustees shall be closed and the Trustees shall have no obligation to recognize, and shall not recognize, any transfers of Claims arising under or related to the Indentures or the Guarantee Agreements occurring from and after the Distribution Record Date.

ARTICLE XXXIII

MEANS OF IMPLEMENTATION

33.1 Incorporation and Enforcement of the Settlement Agreement:  The Plan incorporates by reference the terms of the Global Settlement Agreement, including, without limitation, (i) the Debtors’ agreement to sell, free and clear of all Claims, rights, interests, and Liens, certain of the Plan Contribution Assets to the JPMC Entities, (ii) JPMC’s obligations to pay certain consideration for such sale, including, without limitation, JPMC’s agreement to pay or fund the payment of the JPMC Assumed Liabilities and certain other Claims, and to waive certain of its Claims against the Debtors, (iii) JPMC’s obligation to transfer certain of the Plan Contribution Assets to the Debtors, (iv) the FDIC Receiver’s transfer of any interest it or the Receivership might have in any Plan Contribution Assets, and (v) the agreement among the parties to resolve certain pending Claims and litigation, including the Related Actions, pursuant to the terms of the Global Settlement Agreement and the Plan.

33.2 Intercompany Claims:  Intercompany Claims shall be extinguished, unless otherwise agreed or resolved between the parties to a given Intercompany Claim, resolved by the Global Settlement Agreement or released by operation of the Plan.  Any such transaction may be effected without any further action by the stockholders of any of the Debtors or the Debtors in Possession.

33.3 Merger/Dissolution/Consolidation:  On or as of the Effective Date or as soon as practicable thereafter, and without the need for any further action, the Reorganized Debtors may, in their sole and absolute discretion, (i) cause either or both of the Reorganized Debtors to be merged, dissolved, or otherwise consolidated, (ii) cause the transfer of assets between or among the Reorganized Debtors, or (iii) engage in any other transaction in furtherance of the Plan.

33.4 Cancellation of Existing Securities and Agreements:  Except as provided herein, on the latest to occur of (i) the Effective Date, (ii) the entry of a Final Order resolving all Claims in the Chapter 11 Cases, and (iii) the final distribution made to holders of Allowed Claims in accordance with Article XXXII of the Plan, any document, agreement, or instrument evidencing any Claim or Equity Interest shall be deemed automatically cancelled and terminated without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under such documents, agreements, or instruments evidencing such Claims and Equity Interests shall be discharged; provided, however, that the Indentures and Guarantee Agreements shall continue in effect for the purposes of (i) allowing the Trustees to make distributions pursuant to the Plan and to perform such other necessary functions with respect thereto, (ii) permitting the Trustees to maintain and assert any right or Lien for reasonable fees, costs, expenses and indemnities under the Indentures and Guarantee Agreements, (iii) effectuating the applicable subordination provisions of such documents, (iv) enabling the noteholders to receive distributions and (v) enabling the Trustees to make applications in accordance with Section 32.12 of the Plan; and, provided, further, that, except as otherwise provided herein, nothing in this Plan shall impair, affect, or adversely affect the related transactions and the rights of the parties thereto.  Notwithstanding any of the foregoing, nothing contained herein shall be deemed to impair, waive or extinguish any rights of the Trustees with respect to any rights contained in the respective Indentures or Guarantee Agreements; provided, however, that, upon payment in full of the respective Trustee Claims and Trustee Distribution Expenses in accordance with the Plan, the rights of the Trustees to seek payment from or assert claims against the Debtors for amounts owed under the respective Indentures or Guarantee Agreements shall be discharged as provided in this Plan.

33.5 Claims of Subordination:  Except as specifically provided herein, to the fullest extent permitted by applicable law, on the latest to occur of (i) the Effective Date, (ii) the entry of a Final Order resolving all Claims in the Chapter 11 Cases, and (iii) the final distribution made to holders of Allowed Claims in accordance with Article XXXII of the Plan, all Claims and Equity Interests, and all rights and claims between or among holders of Claims and Equity Interests relating in any manner whatsoever to Claims or Equity Interests, based upon any contractual, equitable or legal subordination rights, will be terminated and discharged in the manner provided in this Plan, and all such Claims, Equity Interests and rights so based, and all such contractual, equitable and legal subordination rights to which any Entity may be entitled will be irrevocably waived.  To the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims or Equity Interests under this Plan will not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim or Equity Interest by reason of any contractual, equitable or legal subordination rights, so that, notwithstanding any such contractual, equitable or legal subordination rights, each holder of a Claim or Equity Interest shall have and receive the benefit of the rights and distributions set forth in this Plan.

33.6 Surrender of Instruments:  Except to the extent evidenced by electronic entry, as a condition of receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note to the appropriate Trustee or the Disbursing Agent or its designee.  Any holder of such instrument or note that fails to (i) surrender such instrument or note or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the appropriate Trustee or the Disbursing Agent before the first (1st) anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan.  Any distribution so forfeited shall become the property of the Disbursing Agent for distribution to holders of Allowed Claims in accordance with the terms and provisions hereof.

33.7 Issuance of Reorganized Common Stock and Additional Common Stock:  The issuance by Reorganized WMI of the Reorganized Common Stock and Additional Common Stock on the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Equity Interests.

33.8 Exemption from Securities Laws:  To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of the Reorganized Common Stock, the Additional Common Stock, and the Subscription Rights will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

33.9 Hart-Scott-Rodino Compliance:  Any shares of Reorganized Common Stock or Additional Common Stock to be distributed under the Plan to any Entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity shall have expired or been terminated.

33.10 Fractional Stock or Other Distributions:  Notwithstanding anything to the contrary contained herein, no fractional shares of Reorganized Common Stock or Additional Common Stock shall be distributed, and no Cash payments of fractions of cents will be made.  Fractional dollars shall be rounded down to the nearest whole dollar.  Fractional shares of stock shall be rounded down to the nearest whole unit.  No Cash will be paid in lieu of such fractional shares of stock or dollars.

ARTICLE XXXIV

RIGHTS OFFERING

34.1 Issuance of Subscription Rights:  Pursuant to Section 20.4 of the Plan, each holder of an Allowed PIERS Claim shall receive certain Subscription Rights (as set forth therein), entitling such holder to purchase its Pro Rata Share of Additional Common Stock, if such holder, based on its Pro Rata Share of Subscription Rights, is entitled to subscribe for shares of Additional Common Stock for an aggregate Subscription Price of at least Two Million Dollars ($2,000,000).  The Additional Common Stock shall be issued on the Effective Date or as soon thereafter as is practicable.  Each eligible holder of Subscription Rights shall have the right, but not the obligation, to participate in the Rights Offering as provided herein, and shall be entitled to acquire all or any portion of its Pro Rata Share of Additional Common Stock.  Pursuant to the Rights Offering, an aggregate number of shares of Additional Common Stock having a value of One Hundred Million Dollars ($100,000,000.00) shall be available for purchase by all eligible holders of Subscription Rights.

34.2 Subscription Period:  The Rights Offering shall commence on the date Ballots and Subscription Forms are mailed to Voting Nominees on behalf of holders of Allowed PIERS Claims.  On or prior to the Subscription Expiration Date, each Voting Nominee, on behalf of each respective holder of Subscription Rights intending and eligible to participate in the Rights Offering, must affirmatively communicate to the Rights Offering Agent such holder’s election to exercise Subscription Rights.

34.3 Subscription Purchase Price:  Each Voting Nominee, on behalf of each respective holder of Subscription Rights intending to participate in the Rights Offering, shall be required to pay, by no later than one (1) Business Day after the Subscription Expiration Date, the Subscription Purchase Price for each share of Additional Common Stock elected by such holder, in accordance with the provisions of Section 34.4 hereof.

34.4 Exercise of Subscription Rights:  In order to exercise Subscription Rights, each holder thereof must (i) be a holder of an Allowed PIERS Claim as of the Rights Offering Record Date, (ii) be entitled, based upon its Pro Rata Share of Subscription Rights, to subscribe for shares of Additional Common Stock having an aggregate purchase price of at least Two Million Dollars ($2,000,000), (iii) make the election to exercise all or a portion of such rights on the Subscription Form in a specified amount, (iv) return such Subscription Form to such holder’s Voting Nominee for electronic transmission to the Rights Offering Agent, so that such information is actually received by the Rights Offering Agent on or before the Subscription Expiration Date, and (v) pay to the Voting Nominee an amount equal to the Subscription Purchase Price multiplied by the number of shares of Additional Common Stock such holder is electing to purchase, so that the Voting Nominee can forward such funds to the Debtors, so that the funds are received by the Debtors no later than one (1) Business Day after the Subscription Expiration Date.  If the Rights Offering Agent and/or the Debtors for any reason do not timely receive from a Voting Nominee, on behalf of a given holder of Subscription Rights, (i) information regarding such holder’s election to exercise its Subscription Rights and (ii) immediately available funds as set forth above, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.  The payments made in accordance with the Rights Offering shall be deposited and held by the Debtors in the Rights Offering Trust Account.  The Rights Offering Trust Account will be a segregated account, maintained by the Debtors exclusively for the purpose of administration of the Rights Offering until the Effective Date or such other later date, at the option of the Reorganized Debtors.  The Debtors shall not use such funds for any other purpose and shall not encumber or permit such funds to be encumbered with any Lien or similar encumbrance.

34.5 General Procedures Governing Exercise of Subscription Rights:  Each eligible holder of Subscription Rights as of the Rights Offering Record Date may exercise all or any portion of such holder’s Subscription Rights pursuant to the Subscription Form; provided, however, that such holder must be eligible to purchase at least the minimum amount prescribed above.  The valid exercise of Subscription Rights shall be irrevocable.  In order to facilitate the exercise of the Subscription Rights, on the commencement date of the Rights Offering, the Debtors will mail a Subscription Form to each Voting Nominee on behalf of holders of Subscription Rights as of the Rights Offering Record Date, together with appropriate instructions for the proper completion, due execution, and timely delivery of the Subscription Form, as the case maybe, as well as instructions for payment.  The Debtors may adopt such additional detailed procedures consistent with the provisions of this Article XXXIV to more efficiently administer the exercise of the Subscription Rights.

34.6 Oversubscription:  Each eligible holder of Subscription Rights that exercises its Subscription Rights in full will also have an over-subscription right to purchase any shares of Additional Common Stock not purchased by other eligible holders of Subscription Rights pursuant to the Rights Offering, at the Subscription Purchase Price.  Holders of

Subscription Rights may exercise such over-subscription right only if such holders were eligible to and exercised their initial Subscription Rights in full.  If holders of Subscription Rights exercise their over-subscription right for more shares of Additional Common Stock than are available to be purchased pursuant to the over-subscription right, the Debtors will allocate the shares of Additional Common Stock pro rata among those over-subscribing holders.

34.7 Distribution of the Additional Common Stock:  On the Effective Date, or as soon as reasonably practicable thereafter, the Rights Offering Agent shall facilitate the distribution of the Additional Common Stock purchased pursuant to the Rights Offering.

34.8 No Interest:  No interest shall be paid to Entities exercising Subscription Rights on account of amounts paid in connection with such exercise.

34.9 Disputes/Defects Regarding Exercise of Subscription Rights:  All questions concerning the timeliness, viability, form, and eligibility of any exercise of Subscription Rights shall be determined by the Debtors, whose good-faith determinations shall be final and binding.  The Debtors, in their reasonable discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Subscription Rights.  Elections shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine in their reasonable discretion.  The Debtors will use commercially reasonable efforts to give notice to any Voting Nominee or holder of Subscription Rights regarding any defect or irregularity in connection with any purported exercise of Subscription Rights, and may permit such defect or irregularity to be cured within such time as the Debtors may determine in good faith to be appropriate; provided, however, that neither the Debtors nor the Disbursing Agent nor the Rights Offering Agent shall incur any liability for failure to give such notification.

34.10 Return of Unused Funds:  To the extent that any portion of the amount paid to the Rights Offering Agent by a Voting Nominee on behalf of a holder of Subscription Rights on account of the Rights Offering is not used to purchase Additional Common Stock, the Debtors or the Reorganized Debtors, as the case may be, will return such ratable portion to the Voting Nominee on behalf of the applicable holder within ten (10) Business Days of a determination that such funds will not be used.  In addition, if the Rights Offering is cancelled or otherwise has not been consummated by the Rights Offering Expiration Date, the Debtors or the Reorganized Debtors, as the case may be, will return any payments made pursuant to the Rights Offering to the Voting Nominees on behalf of each applicable holder of Subscription Rights within ten (10) Business Days thereafter.

ARTICLE XXXV

CREDITORS’ COMMITTEE/EQUITY COMMITTEE

35.1 Dissolution of the Creditors’ Committee:  On the first (1st) Business Day thirty (30) days following the Effective Date, and provided that payments to holders of Unsecured Claims have been made in accordance with Article XXXII of the Plan, the Creditors’ Committee shall be dissolved, and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, financial advisors, and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith; provided, however, that the Creditors’ Committee may, at its own discretion, continue or resume its duties arising from or relating to (i) any pending litigation or contested matter to which the Creditors’ Committee is a party, (ii) any appeal filed regarding confirmation of the Plan, (iii) obligations arising under confidentiality agreements, joint interest agreements, and protective orders, if any, entered during the Chapter 11 Cases that remain in full force and effect according to their terms, (iv) applications for fees and expenses of members of the Creditors’ Committee and requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases, and (v) motions, appeals or other litigation seeking the enforcement of the provisions of the Plan and the transactions contemplated hereunder or in the Confirmation Order; and provided further that the Debtors or the Reorganized Debtors, as the case may be, shall continue to compensate the Creditors’ Committee’s attorneys, financial advisors, and other agents, if any, for any of the post-Effective Date activities identified in this Section 35.1 of the Plan.

35.2 Dissolution of the Equity Committee:  On the first (1st) Business Day following the Effective Date, the Equity Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Equity Committee’s attorneys, financial advisors, and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.

ARTICLE XXXVI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

36.1 Rejection or Assumption of Remaining Executory Contracts and Unexpired Leases:  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all prepetition executory contracts and unexpired leases that exist between one or both of the Debtors and any Entity, and which have not expired by their own terms on or prior to the Confirmation Date, shall be deemed rejected by the Debtors as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed and assigned or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date or (ii) that is specifically designated as a contract or lease to be assumed or assumed and assigned on the schedules to the Plan Supplement, including, without limitation, any executory contract or unexpired lease sold, accepted, or transferred to one of the JPMC Entities pursuant to the terms of the Global Settlement Agreement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend such schedules to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, as the case may be, either rejected, assumed, or assumed and assigned as of the Effective Date.  The Debtors shall serve notice of any executory contract and unexpired lease to be rejected or assumed or assumed and assigned through the operation of this Section 36.1 by including schedules of such contracts and leases in the Plan Supplement.  To the extent there are any amendments to such schedules, the Debtors shall provide notice of any such amendments to the parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on the schedules to the Plan Supplement shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

36.2 Approval of Rejection or Assumption of Executory Contracts and Unexpired Leases:  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection, assumption, or assumption and assignment, as the case may be, of executory contracts and unexpired leases pursuant to Section 36.1 of the Plan or pursuant to the Global Settlement Agreement.

36.3 Inclusiveness:  Unless otherwise specified on the schedules to the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed on such schedule.

36.4 Cure of Defaults:  Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed or assumed and assigned pursuant to Section 36.1 of the Plan, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within at least twenty (20) days prior to the Confirmation Hearing, file with the Bankruptcy Court and serve by first class mail on each non-debtor party to such executory contracts or unexpired leases to be assumed pursuant to Section 36.1 of the Plan, a notice, which shall list the cure amount as to each executory contract or unexpired lease to be assumed or assumed and assigned.  The parties to such executory contracts or unexpired leases will have twenty (20) days from the date of service of such notice to file and serve any objection to the cure amounts listed by the Debtors.  If there are any objections filed, the Bankruptcy Court shall hold a hearing on a date to be set by the Bankruptcy Court.  Notwithstanding Section 36.1 of the Plan, the Debtors shall retain their rights to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults through the Effective Date.

36.5 Rejection Damage Claims:  If the rejection of an executory contract or unexpired lease by the Debtors hereunder results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors, or their properties or agents, successors, or assigns, including, without limitation, the Reorganized Debtors and the Liquidating Trust, unless a proof of Claim is filed with the Bankruptcy Court and served upon attorneys for the Debtors or the Liquidating Trustee, as the case may be, on or before thirty (30) days after the latest to occur of (i) the Confirmation Date, and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease.

36.6 Indemnification and Reimbursement Obligations:  For purposes of the Plan, (i) the obligations of the Debtors to indemnify and reimburse their directors or officers that were directors or officers, respectively, on or prior to the Petition Date shall be deemed rejected as of the Effective Date and such parties’ rights to assert rejection damage claims, if any, shall be governed by Section 36.5 of the Plan and (ii) indemnification obligations of the Debtors arising from conduct of officers and directors during the period from and after the Petition Date shall be Administrative Expense Claims.

36.7 Termination of Benefit Plans:  Notwithstanding anything contained in the Plan to the contrary, the Debtors shall be authorized, but not required, to terminate all Benefit Plans, in accordance with the terms and provisions of the documents and instruments relating thereto and applicable law, at such time as determined by the Debtors in their sole discretion; provided, however, that, until the transfer or termination of any Benefit Plan, the Debtors and the Reorganized Debtors, as the case may be, shall (a) continue to perform any and all of their administrative obligations thereunder and (b) with respect to Benefit Plans subject to Title IV of ERISA, continue to make any required minimum funding contributions and pay applicable Pension Benefit Guaranty Corporation insurance premiums; and, provided, further, that, upon termination thereof, the Debtors or the Reorganized Debtors, as the case may be, shall provide administrative services in connection with the operation and wind down of the Benefit Plans; and, provided, further, that the continuation of any Benefit Plan by the Debtors or the Reorganized Debtors, as the case may be, from and after the Confirmation Date, including, without limitation, the provision of administrative services in connection with the operation and wind down of such Benefit Plan, shall not constitute an assumption of such Benefit Plans in accordance with section 365 of the Bankruptcy Code; and, provided, further, that the failure to perform any obligation under the Benefit Plans or to provide administrative services in connection with the wind down of the Benefit Plans shall be without prejudice to (i) any Entity to assert such failure gives rise to an Administrative Expense Claim and (ii) the Debtors or the Liquidating Trustee to contest the assertion thereof.  For the avoidance of doubt, the foregoing shall not apply to any employee benefit or welfare plan to be maintained by the Reorganized Debtors or the Liquidating Trustee, as the case may be, in the ordinary course of business after the Effective Date for the benefit of employees actively employed by the Reorganized Debtors or the Liquidating Trustee.

36.8 Termination of Vendor Stipulation:  On the Effective Date, that certain Stipulation By and Between Debtors and JPMorgan Chase Bank, N.A. Concerning Certain Contracts, dated October 16, 2008, shall be terminated and deemed of no further force and effect, except as specifically provided in Section 2.14 of the Global Settlement Agreement.

ARTICLE XXXVII

RIGHTS AND POWERS OF DISBURSING AGENT

37.1 Exculpation:  From and after the Effective Date, the Disbursing Agent shall be exculpated by all Entities, including, without limitation, holders of Claims and Equity

Interests and other parties in interest, from any and all claims, causes of action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of such Disbursing Agent.  No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance with the Plan or for implementing the provisions of the Plan.

37.2 Powers of the Disbursing Agent:  Except as may be provided otherwise hereunder, the Disbursing Agent shall be empowered to (i) take all steps and execute all instruments and documents necessary to effectuate the Plan, (ii) make distributions contemplated by the Plan, (iii) comply with the Plan and the obligations thereunder, and (iv) exercise such other powers as may be vested in the Disbursing Agent pursuant to order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

37.3 Fees and Expenses Incurred From and After the Effective Date:  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent from and after the Effective Date and any reasonable compensation and expense reimbursement claims, including, without limitation, reasonable fees and expenses of counsel, incurred by the Disbursing Agent, shall be paid in Cash without further order of the Bankruptcy Court.

ARTICLE XXXVIII

CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN

38.1 Conditions Precedent to Confirmation of the Plan:  Confirmation of the Plan is subject to satisfaction of the following conditions precedent:

(a) Required Orders:  The Clerk of the Bankruptcy Court shall have entered an order or orders (including, without limitation, the Disclosure Statement Order and the Confirmation Order):

(1) approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code;

(2) authorizing the solicitation of votes with respect to the Plan;

(3) determining that all votes are binding and have been properly tabulated as acceptances or rejections of the Plan;

(4) confirming and giving effect to the terms and provisions of the Plan, including the releases in Article XLIII of the Plan;

(5) approving the Global Settlement Agreement in accordance with its terms including, but not limited to the releases of the Released Parties;

(6) determining that all applicable tests, standards and burdens in connection with the Plan have been duly satisfied and met by the Debtors and the Plan;

(7) approving the documents in the Plan Supplement;

(8) authorizing the Debtors to execute, enter into, and deliver the documents in the Plan Supplement, and to execute, implement and take all actions otherwise necessary or appropriate to give effect to the transactions contemplated by the Plan, the documents in the Plan Supplement, and the Global Settlement Agreement;

(9) determining that the compromises and settlements set forth in the Global Settlement Agreement and this Plan are appropriate, reasonable and approved; and

(10) ordering the sale of the Plan Contribution Assets to be sold to the JPMC Entities or the Debtors, as applicable, pursuant to the Global Settlement Agreement, free and clear of all rights, Claims, interests and Liens, and finding that the parties acquired such assets in good faith under the meaning of, and subject to the protections of, section 363(m) and pursuant to section 1123(a)(5) of the Bankruptcy Code.

(b) Form of Orders:  The Confirmation Order and this Plan each is in a form and substance satisfactory to the Debtors, the Creditors’ Committee, the JPMC Entities, the Settlement Note Holders and the FDIC Receiver and FDIC Corporate.

(c) Confirmation Order:  The Confirmation Order includes (i) determinations that all of the settlements and compromises contained in the Plan and the Global Settlement Agreement satisfy applicable standards under sections 365, 1123(b)(3) and 1129 of the Bankruptcy Code and Bankruptcy Rule 9019, and (ii) the releases and injunctions set forth in  Article XLIII of the Plan.

38.2 Waiver of Conditions Precedent to Confirmation:  To the extent practicable and legally permissible, each of the conditions precedent in Section 38.1 hereof may be waived, in whole or in part, by the Debtors, subject to the approval of the Creditors’ Committee, the JPMC Entities, the Settlement Note Holders and the FDIC Receiver and FDIC Corporate.  Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court executed by the Debtors, the Creditors’ Committee, the JPMC Entities, the Settlement Note Holders and the FDIC Receiver and FDIC Corporate.

ARTICLE XXXIX

CONDITIONS PRECEDENT TO EFFECTIVE  DATE OF THE PLAN

39.1 Conditions Precedent to Effective Date of the Plan:  The occurrence of the Effective Date and the substantial consummation of the Plan are subject to satisfaction of the following conditions precedent:

(a) Satisfaction of Certain Settlement Agreement Conditions:  The satisfaction of the “Conditions to Effective Date” set forth in Sections 7.2(a), (b), (c) and (e) of the Global Settlement Agreement.

(b) Entry of the Confirmation Order:  The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors, the Creditors’ Committee, the JPMC Entities, the Settlement Note Holders and the FDIC Receiver and FDIC Corporate, in accordance with section 1129 of the Bankruptcy Code, and the Confirmation Order shall have become a Final Order.

(c) Execution of Documents; Other Actions:  All other actions and documents necessary to implement the Plan shall have been effected or executed.

39.2 Waiver of Conditions Precedent:  To the extent practicable and legally permissible, each of the conditions precedent in Section 39.1 hereof may be waived, in whole or in part, by the Debtors, subject to the approval of the Creditors’ Committee, the JPMC Entities, the Settlement Note Holders and the FDIC Receiver and FDIC Corporate.  Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court executed by the Debtors, the Creditors’ Committee, the JPMC Entities, the Settlement Note Holders and the FDIC Receiver and FDIC Corporate.

ARTICLE XL

RETENTION OF JURISDICTION

40.1 Retention of Jurisdiction:  The Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code, arising in or related to the Chapter 11 Cases or the Plan, or that relates to the following:

(a) to resolve any matter related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claim arising therefrom, including those matters related to the amendment after the Effective Date of the Plan to add any executory contract or unexpired lease to the list of executory contracts and unexpired leases to be rejected;

(b) to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, including, without limitation, the Global Settlement Agreement, unless any such agreements or documents contain express enforcement and dispute resolution provisions to the contrary, in which case, such provisions shall govern;

(c) to determine any and all motions, adversary proceedings, applications, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Debtors, the Reorganized Debtors, or the Liquidating Trustee prior to or after the Effective Date;

(d) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(e) to hear and determine any timely objection to any Claim or Equity Interest, whether such objection is filed before or after the Confirmation Date, including any objection to the classification of any Claim or Equity Interest, and to allow, disallow, determine, liquidate, classify, estimate, or establish the priority of or secured or unsecured status of any Claim or Equity Interest, in whole or in part;

(f) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed, or vacated;

(g) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h) to consider any modification of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(i) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(j) to hear and determine disputes arising in connection with or relating to the Plan or the Global Settlement Agreement, or the interpretation, implementation, or enforcement of the Plan or the Global Settlement Agreement, or the extent of any Entity’s obligations incurred in connection with or released under the Plan or the Global Settlement Agreement, unless such agreements or documents contain express enforcement or dispute resolution provisions to the contrary, in which case such provisions should govern;

(k) to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan or the Global Settlement Agreement;

(l) to determine any other matter that may arise in connection with or that is related to the Plan, the Disclosure Statement, the Confirmation Order, the Global Settlement Agreement, or any contract, instrument, release, or other agreement or document created in connection therewith, unless such agreements or documents contain express enforcement or dispute resolution provisions, in which case, such provisions should govern;

(m) to hear and determine matters concerning state, local, and federal Taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, any matter relating to the Tax Refunds, and any request by the Debtors or by the Liquidating Trustee, as applicable, for an expedited determination of Tax under section 505(b) of the Bankruptcy Code with respect to the Debtors, the Liquidating Trust, or the Liquidating Trust Claims Reserve, as applicable);

(n) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

(o) to enter a final decree closing the Chapter 11 Cases;

provided, however, that the foregoing is not intended to (i) expand the Bankruptcy Court’s jurisdiction beyond that allowed by applicable law, (ii) grant the Bankruptcy Court jurisdiction over disputes between JPMC and the FDIC Receiver and/or FDIC Corporate under the Purchase and Assumption Agreement, (iii) impair the rights of an Entity to (a) invoke the jurisdiction of a court, commission, or tribunal with respect to matters relating to a governmental unit’s police and regulatory powers and (b) contest the invocation of any such jurisdiction; and provided, further, that the invocation of such jurisdiction, if granted, shall not extend to the allowance or priority of Claims or the enforcement of any money judgment against the Debtors, the Reorganized Debtors, or the Liquidating Trust, as the case may be, entered by such court, commission, or tribunal, and (iv) impair the rights of an Entity to (a) seek the withdrawal of the reference in accordance with 28 U.S.C. § 157(d) and (b) contest any request for the withdrawal of reference in accordance with 28 U.S.C. § 157(d).

ARTICLE XLI

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

41.1 Modification of Plan:  The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, in the event any amendment or modification would materially adversely affect the substance of the economic provisions set forth in the Plan or the Global Settlement Agreement, to amend or modify the Plan, the Plan Supplement, or any exhibit to the Plan at any time prior to the entry of the Confirmation Order, subject in each case to the consent of the Creditors’ Committee, the JPMC Entities, the Settlement Note Holders and the FDIC Receiver and FDIC Corporate; provided, however, that, for the avoidance of doubt, it is understood and agreed that any change to the definition of JPMC Assumed Liabilities or to the releases in Article XLIII of the Plan, or to the assets or benefits to be received by JPMC pursuant to the Global Settlement Agreement would be material to the JPMC Entities.  Upon entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, subject in each case to the terms of the Global Settlement Agreement.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

41.2 Revocation or Withdrawal:

(a) The Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors.

(b) If the Plan is revoked or withdrawn prior to the Confirmation Date, or if the Plan does not become effective for any reason whatsoever, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claim by the Debtors or any other Entity, or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceeding involving the Debtors.

41.3 Amendment of Plan Documents:  From and after the Effective Date, the authority to amend, modify, or supplement the Plan Supplement, the Exhibits to the Plan Supplement and the Exhibits to the Plan, and any document attached to any of the foregoing, shall be as provided in such Plan Supplement, Exhibit to the Plan Supplement, or Exhibit to the Plan and their respective attachments, as the case may be.

41.4 No Admission of Liability.

(a) The submission of this Plan is not intended to be, nor shall it be construed as, an admission or evidence in any pending or subsequent suit, action, proceeding or dispute of any liability, wrongdoing, or obligation whatsoever (including as to the merits of any claim or defense) by any Entity with respect to any of the matters addressed in this Plan.

(b) None of this Plan (including, without limitation, the Exhibits hereto), or any settlement entered, act performed or document executed in connection with this Plan:  (i) is or may be deemed to be or may be used as an admission or evidence of the validity of any claim, or any allegation made in any of the Related Actions or of any wrongdoing or liability of any Entity; (ii) is or may be deemed to be or may be used as an admission or evidence of any liability, fault or omission of any Entity in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; (iii) is or may be deemed to be or used as an admission or evidence against the Reorganized Debtors, the Debtors, or any other Person or Entity with respect to the validity of any Claim; or (iv) is or may be deemed to be used as an admission or evidence of the jurisdiction of any court to adjudicate claims or matters relating to the Receivership.  None of this Plan or any settlement entered, act performed or document executed in connection with this Plan shall be admissible in any proceeding for any purposes, except to carry out the terms of this Plan, and except that, once confirmed, any Entity may file this Plan in any action for any purpose, including, but not limited to, in order to support a defense or counterclaim based on the principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense of counterclaim.

ARTICLE XLII

CORPORATE GOVERNANCE AND
MANAGEMENT OF THE REORGANIZED DEBTORS

42.1 Corporate Action:  On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, the authorization to issue or cause to be issued the Reorganized Common Stock, the Additional Common Stock, and the Subscription Rights, the adoption of the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-Laws, and the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan, shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors, as the case may be.  The cancellation of all Equity Interests and other matters provided under the Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors shall be deemed to have occurred, be authorized, and shall be in effect without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors.  Without limiting the foregoing, from and after the Confirmation Date, the Debtors and the Reorganized Debtors shall take any and all actions deemed appropriate in order to consummate the transactions contemplated herein, and, notwithstanding any provision contained in the Debtors’ articles of incorporation and by-laws to the contrary, such Entities shall not require the affirmative vote of holders of Equity Interests in order to take any corporate action including to (i) compromise and settle claims and causes of action of or against the Debtors and their chapter 11 estates and (ii) dissolve, merge, or consolidate with any other Entity.

42.2 Reincorporation:  Prior to the Effective Date, WMI shall reincorporate from the State of Washington to the State of Delaware.

42.3 Amendment of Articles of Incorporation and By-Laws:  The articles of incorporation and by-laws of the Debtors shall be amended as of the Effective Date to provide substantially as set forth in the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-Laws, each of which shall in form and substance be satisfactory to the Settlement Note Holders and reasonably satisfactory to the Creditors’ Committee.  The Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-Laws, to the extent applicable, shall prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

42.4 Directors of the Reorganized Debtors:  On the Effective Date, the boards of directors of each of the Reorganized Debtors shall each consist of seven (7) persons and will be comprised as follows:  (i) the chief executive officer of Reorganized WMI and (ii) six (6) individuals selected by the Creditors’ Committee; provided, however, that the first annual election of the boards of directors shall take place within six (6) months after the Effective Date.  The initial directors shall be disclosed prior to the Confirmation Hearing.  In the event that, during the period from the Confirmation Hearing up to and including the Effective Date, circumstances require the substitution of one (1) or more persons selected to serve on the boards of directors of the Reorganized Debtors, the Creditors’ Committee shall choose such substitute and the Debtors shall file a notice thereof with the Bankruptcy Court and, for purposes of section 1129 of the Bankruptcy Code, any such replacement person, designated in accordance with the requirements of the immediately preceding sentence, shall be deemed to have been selected and disclosed prior to the Confirmation Hearing.

42.5 Officers of the Reorganized Debtors:  The board of directors of the Reorganized Debtors shall elect officers of the Reorganized Debtors as of or after the Effective Date.

42.6 Shareholders’ Agreement:  Reorganized WMI and its shareholders (and their shares of Reorganized Common Stock and Additional Common Stock) shall be subject to, and bound by, a shareholders’ agreement, which shall in form and substance be reasonably satisfactory to the Settlement Note Holders and the Creditors’ Committee.

ARTICLE XLIII

MISCELLANEOUS PROVISIONS

43.1 Title to Assets:  Except as otherwise provided by the Plan and the Global Settlement Agreement, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in the Reorganized Debtors, the Liquidating Trust, the JPMC Entities or the FDIC Receiver, as the case may be, free and clear of all Liens and in accordance with sections 363 and 1141 of the Bankruptcy Code, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors and the Debtors in Possession except as provided in the Plan.

43.2 Discharge and Release of Claims and Termination of Equity Interests.

(a) Except as expressly provided in the Plan or the Confirmation Order, all distributions and rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Equity Interests, or other rights of a holder of an Equity Interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and estates, or interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Equity Interests or other rights of a holder of an equity security or other ownership interest.  Upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Equity Interests or other rights of a holder of an equity security or other ownership interest, of any nature whatsoever, including, without limitation, liabilities that arose before the Effective

Date (including prior to the Petition Date), and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code (or is otherwise resolved), or (c) the holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate and cancel all rights of any equity security holder in any of the Debtors and all Equity Interests.

(b) Except as provided in the Plan or the Confirmation Order, all Entities shall be precluded from asserting against any and each of the Released Parties, and any and each of their respective assets, property and estates, any other or further Claims, or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Equity Interests, or other rights of a holder of an Equity Interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and estates, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Equity Interests or other rights of a holder of an equity security or other ownership interest.  In accordance with the foregoing, except as expressly provided in the Plan or the Confirmation Order, the Confirmation Order shall constitute a judicial determination, as of the Effective Date, of the discharge and release of all such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Equity Interests, or other rights of a holder of an equity interest and termination of all rights of any such holder in any of the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void and extinguish any judgment obtained against any of the Released Parties, and their respective assets, property and estates at any time, to the extent such judgment is related to a discharged Claim, debt or liability or terminated right of any holder of any Equity Interest in any of the Debtors.  As of the Effective Date, and in consideration for the value provided under the Global Settlement Agreement to effectuate the Plan, each holder of a Claim or Equity Interest in any Class under this Plan shall be and hereby is deemed to release and forever waive and discharge as against each and any of the Released Parties, and their respective assets, property and estates, all such Claims and Equity Interests.

(c) In furtherance of the foregoing, and except for the JPMC Assumed Liabilities, Allowed WMB Vendor Claims, and Allowed WMI Vendor Claims, to the extent provided in the Global Settlement Agreement, none of the JPMC Entities or any of their Related Persons shall have any liability for, and the Debtors on behalf of themselves and their respective estates and Related Persons hereby release the JPMC Entities and each of their Related Persons from liability for, any and all Claims that (i) are or were property of the Debtors, their estates, or their respective Related Persons or (ii) were or could have been brought in any of the Related Actions.

43.3 Injunction on Claims:  Except as otherwise expressly provided in the Plan, the Confirmation Order or such other order of the Bankruptcy Court that may be applicable, all Entities, and each Related Person of such Entities, who have held, hold or may hold Claims or any other debt or liability that is discharged or Equity Interests or other right of equity interest that is terminated or cancelled pursuant to the Plan or the

Global Settlement Agreement, or who have held, hold or may hold Claims or any other debt or liability that is discharged or released pursuant to Sections 43.2 or 43.6 hereof, respectively, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing, directly or indirectly, in any manner, any action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) of any kind on any such Claim or other debt or liability or Equity Interest that is terminated or cancelled pursuant to the Plan against any of the Released Parties or any of their respective assets, property or estates, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any of the Released Parties or any of their respective assets, property or estates, (c) creating, perfecting, or enforcing any encumbrance of any kind against any of the Released Parties or any of their respective assets, property or estates, and (d) except to the extent provided, permitted or preserved by sections 553, 555, 556, 559 or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment, asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any of the Released Parties or any of their respective assets, property or estates, with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan; provided, however, that such injunction shall not preclude the United States of America, any state or any of their respective police or regulatory agencies from enforcing their police or regulatory powers; and, provided, further, that, except in connection with a properly filed proof of Claim, the foregoing proviso does not permit the United States of America, any State or any of their respective police or regulatory agencies from obtaining any monetary recovery from any of the Released Parties or any of their respective assets, property or estates, with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power; and, provided, further that, subject to Section 3.8 of the Global Settlement Agreement, such injunction shall not preclude the JPMC Entities, the Receivership, the FDIC Receiver and the FDIC Corporate from pursuing any and all claims against each other or any other defenses thereto pursuant to the Purchase and Assumption Agreement.  Such injunction shall extend to all successors and assigns of the Released Parties and their respective assets, property and estates.

43.4 Integral to Plan:  Each of the discharge, injunction and release provisions provided in this Article XLIII is an integral part of the Plan and is essential to its implementation.  Each of the Released Parties shall have the right to independently seek the enforcement of the discharge, injunction and release provisions set forth in this Article XLIII.

43.5 Releases by the Debtors:  Except as otherwise expressly provided in the Plan, the Confirmation Order, or the Global Settlement, on the Effective Date, for good and valuable consideration, each of the Debtors and the Reorganized Debtors on its own behalf and as representative of its respective estate, and each of its respective Related Persons, and on behalf of the Liquidating Trust, the Liquidating Trustee, the Liquidating Trust Beneficiaries and the Disbursing Agent, and each of their respective Related Persons, shall be deemed to have and hereby does irrevocably and unconditionally, fully, finally and forever waive, release, acquit, and discharge the Released Parties and each of their respective Related Persons, from any and all

Claims or Causes of Action that the Debtors, the Reorganized Debtors, the Liquidating Trust, the Liquidating Trustee, the Liquidating Trust Beneficiaries, and the Disbursing Agent, and their respective Related Persons, or any of them, or anyone claiming through them, on their behalf or for their benefit, have or may have or claim to have, now or in the future, against any Released Party or any of their respective Related Persons that are Released Claims or otherwise are based upon, relate to, or arise out of or in connection with, in whole or in part, any act, omission, transaction, event or other circumstance relating to the Debtors, the Affiliated Banks, or any of their respective Related Persons, taking place or existing on or prior to the Effective Date, and/or any Claim, act, fact, transaction, occurrence, statement, or omission in connection with or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees.

43.6 Releases by Holders of Claims and Equity Interests.  Except as otherwise expressly provided in the Plan, the Confirmation Order, or the Global Settlement Agreement, on the Effective Date, for good and valuable consideration, each Entity that has held, currently holds or may hold a Released Claim or any Equity Interest that is terminated, and each of its respective Related Persons, on their own behalf and on behalf of anyone claiming through them, on their behalf, or for their benefit, shall be deemed to have and hereby does irrevocably and unconditionally, fully, finally and forever waive, release, acquit and discharge each and all of the Released Parties from any and all Released Claims in connection with or related to any of the Debtors, the Reorganized Debtors, the Affiliated Banks, or their respective subsidiaries, assets, liabilities, operations, property or estates, the Chapter 11 Cases or the Plan or the Disclosure Statement, the assets to be received by JPMC pursuant to the Global Settlement Agreement, the Plan Contribution Assets, the Debtors’ Claims, the JPMC Claims, the FDIC Claim, the Purchase and Assumption Agreement, the WMI/WMB Intercompany Claims, any intercompany claims on the books of WMI or WMB related to the WaMu Pension Plan or the Lakeview Plan, claims related in any way to the Trust Preferred Securities (including, without limitation, the creation of the Trust Preferred Securities, the financing associated therewith, the requested assignment of the Trust Preferred Securities by the Office of Thrift Supervision and the transfer and the asserted assignment of the Trust Preferred Securities subsequent thereto), and/or any claim, act, fact, transaction, occurrence, statement, or omission in connection with or alleged in the Actions or in the Texas Litigation, or that could have been alleged in respect of the foregoing or other similar proceeding, including, without limitation, any such claim demand, right, liability, or cause of action for indemnification, contribution or any other basis in law or equity for damages, costs or fees incurred by the releasors herein arising directly or indirectly from or otherwise relating thereto; provided, however, that each Entity that has submitted a Ballot may elect, by checking the appropriate box on its Ballot, not to grant the releases set forth in Section 43.6 of the Plan with respect to those Released Parties other than (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Trustees, and (iv) the Creditors’ Committee and its members in such capacity and for their actions as members, their respective Related Persons, and their respective predecessors, successors and assigns (whether by operation of law or otherwise), in which case, such Entity that so elects to not grant the releases will not receive a distribution hereunder; and provided, further, that, because the Plan and the Global Settlement Agreement, and the financial contributions contained therein, are conditioned upon the aforementioned releases, and, as such, these releases are essential for the successful reorganization of the Debtors, pursuant to the Confirmation

Order, those Entities that opt out of the releases provided hereunder shall be bound and shall receive the distributions they otherwise would be entitled to receive pursuant to the Plan.

43.7 Injunction Related to Releases.  Except as provided in the Plan, the Confirmation Order, or the Global Settlement Agreement, as of the Effective Date, (i) all Entities that hold, have held, or may hold a Released Claim or Equity Interest relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and estates, that is released pursuant to Section 43.6 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Released Claims or such Equity Interests: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Entity released under Section 43.6 hereof; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Global Settlement Agreement, the Plan or the Confirmation Order.

43.8 Exculpation:  The Released Parties, members of the Plan Administration Committee and Plan Investment Committee of the WaMu Savings Plan, and each of their Related Persons shall not have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Chapter 11 Cases (including any actions taken by the Creditors’ Committee after the Effective Date), the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto, the Global Settlement Agreement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan and the Global Settlement Agreement; provided, however, that the foregoing provisions of this Section 43.8 shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.  Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

43.9 Bar Order:  Each and every Entity is permanently enjoined, barred and restrained from instituting, prosecuting, pursuing or litigating in any manner any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown, direct or derivative, whether asserted or unasserted, against any of the Released Parties, based upon, related to, or arising out of or in connection with any of the Released Claims, the Debtors’ Claims, the JPMC Claims, the FDIC Claim, the Purchase and Assumption Agreement (other than any rights or claims the JPMC Entities, the Receivership, the FDIC Receiver or the FDIC Corporate may have under the Purchase and Assumption Agreement), confirmation and consummation of the Plan, the negotiation and consummation of the Global Settlement Agreement, or any claim, act, fact, transaction, occurrence, statement or omission in connection with or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees incurred arising directly or indirectly from or otherwise relating to the Related Actions, either directly or indirectly by any Person for the direct or indirect benefit of any Released Party arising from or related to the claims, acts, facts, transactions, occurrences, statements or omissions that are, could have been or may be alleged in the Related Actions or any other action brought or that might be brought by, through, on behalf of, or for the benefit of any of the Released Parties (whether arising under federal, state or foreign law, and regardless of where asserted).

43.10 Deemed Consent:  By submitting a Ballot and receiving a distribution under or any benefit pursuant to this Plan and not electing to withhold consent to the releases of the applicable Released Parties set forth in Section 43.6 of the Plan, or by order of the Bankruptcy Court, each holder of a Claim or Equity Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in Section 43.6 of the Plan.

43.11 No Waiver:  Notwithstanding anything to the contrary contained in Sections 43.5 and 43.6 hereof, the releases and injunctions set forth in such sections shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors, the Creditors’ Committee, the Liquidating Trustee, the JPMC Entities, the FDIC Receiver, FDIC Corporate or the Settlement Note Holders to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by any of them.

43.12 Supplemental Injunction:  Notwithstanding anything contained herein to the contrary, all Entities, including Entities acting on their behalf, who currently hold or assert, have held or asserted, or may hold or assert, any Released Claims or Equity Interests against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Equity Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty, statute, or any other theory of law, equity or otherwise, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any Released Claims or Equity Interests arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to:

(a) Commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Released Claim or Equity Interest against any of the Released Parties or the assets or property of any Released Party;

(b) Enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Released Claim or Equity Interest;

(c) Creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Released Claim or Equity Interest;

(d) Except as otherwise expressly provided in the Plan, the Confirmation Order, or the Global Settlement Agreement, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Released Claim or Equity Interest; and

(e) Taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Confirmation Order, or the Global Settlement Agreement relating to such Released Claim or Equity Interest;

provided, however, that the Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016 shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

43.13 Term of Existing Injunctions or Stays:  Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105, 362, or 525 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until entry of an order in accordance with Section 43.22 of the Plan or such other Final Order of the Bankruptcy Court; provided, however, that the terms of the Stock Trading Order shall remain in full force and effect forever, including, without limitation, with respect to any violation thereof on or before the Effective Date.

43.14 Payment of Statutory Fees:  All fees payable pursuant to section 1930 of title 28 of the United States Code, and, if applicable, any interest payable pursuant to section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be paid on the Effective Date or thereafter as and when they become due or otherwise pursuant to an agreement between the Reorganized Debtors and the United States Department Justice, Office of the United States Trustee, until such time as the Chapter 11 Cases are closed in accordance with the provisions of Section 43.22 of the Plan.

43.15 Post-Effective Date Fees and Expenses:  From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, retain professionals and pay the reasonable professional fees and expenses incurred by the Reorganized Debtors related to implementation and consummation of the Plan without further approval from the Bankruptcy Court.

43.16 Exemption from Transfer Taxes:  Pursuant to sections 106, 1141 and 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan or the Global Settlement Agreement, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan or the Global Settlement Agreement, including, without limitation, the Reorganized Common Stock, the Additional Common Stock, the Subscription Rights, the Trust Preferred Securities, and any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the Global Settlement Agreement shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar Tax.  The Confirmation Order shall direct all state and local government officials and agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any instrument or other document issued or transferred pursuant to the Plan, without the payment of any such tax or government assessment.

43.17 Withdrawal of Equity Committee Proceedings:  On the Effective Date, the Equity Committee Adversary Proceeding and, to the extent it has been transferred to the Bankruptcy Court, the Equity Committee Action to Compel, and any other proceeding or action instituted by the Equity Committee (including any appeal), shall be deemed withdrawn, with prejudice, without any further action.

43.18 Payment of Fees and Expenses of Certain Creditors:  Within ten (10) Business Days of receiving a detailed invoice with respect thereto, but in no event more than ninety (90) days after the Effective Date, the Disbursing Agent shall pay all reasonable fees and expenses incurred by (i) Fried, Frank, Harris, Shriver & Jacobson LLP, (ii) Blank Rome LLP, (iii) White & Case LLP, (iv) Kasowitz, Bensen, Torres & Friedman LLP, and (v) Zolfo Cooper on behalf of certain Creditors who hold claims against the Debtors, during the period from the Petition Date through and including the Effective Date, in connection with the Chapter 11 Cases, the Global Settlement Agreement, the Plan, or the transactions contemplated therein (including, without limitation, investigating, negotiating, documenting, and completing such transactions and enforcing, attempting to enforce, and preserving any right or remedy contemplated under the Global Settlement Agreement and in the Chapter 11 Cases), without the need for any of these professionals to file an application for allowance thereof with the Bankruptcy Court.  In the event that the Disbursing Agent disagrees with the reasonableness of all or a portion of any such invoice, the Creditors may, in their sole discretion, request that the Bankruptcy Court (i) determine the reasonableness and allowance of such contested amounts and (ii) direct the Disbursing Agent to pay such additional amounts determined to be reasonable, if any, and the Disbursing Agent, Creditors’ Committee, and any other Creditor or party in interest may object thereto.

43.19 Severability:  If, prior to the Confirmation Date, any term or provision of the Plan shall be held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation; provided, however, that, any holding, alteration or interpretation that alters, amends or modifies the definition of JPMC Assumed Liabilities or the releases provided in the Plan or the assets or benefits to be provided to JPMC pursuant to the Global Settlement Agreement absent JPMC’s express written consent (which may be withheld, delayed, or conditioned in JPMC’s sole discretion) shall render the remainder of the terms and provisions of the Plan and the Global Settlement Agreement of no force or effect.  Except with respect to the foregoing proviso, the Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted, is valid and enforceable pursuant to its terms.

43.20 Governing Law:  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an exhibit hereto or any document to be entered into in connection herewith provides otherwise, the rights, duties, and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of New York, without giving effect to principles of conflicts of laws.

43.21 Notices:  All notices, requests, and demands to or upon the Debtors, the Debtors in Possession, the Reorganized Debtors, or the Liquidating Trustee to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

To the Debtors or the Debtors in Possession:

Washington Mutual, Inc.
925 Fourth Avenue, Suite 2500
Seattle, Washington  98104
Attention:   General Counsel
Telephone:  (206) 432-8731
Facsimile:  (206) 432-8879

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attention:   Brian S. Rosen, Esq.
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007

43.22 Closing of Case:  The Liquidating Trustee shall, promptly upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court.

43.23 Section Headings:  The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

43.24 Inconsistencies:  To the extent of any inconsistency between the information contained in the Disclosure Statement and the terms and provisions of the Plan, the terms and provisions contained herein shall govern.

Dated:	Seattle, Washington

May 21, 2010

WASHINGTON MUTUAL, INC.

By:	/s/ William C. Kosturos
	Name:	William C. Kosturos
	Title:	Chief Restructuring Officer

WMI INVESTMENT CORP.

By:	/s/ William C. Kosturos
	Name:	William C. Kosturos
	Title:	President & Chief Executive Officer

Mark D. Collins (No. 2981)
Chun I. Jang (No. 4790)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801
Telephone:  (302) 651-7700
Facsimile:  (302) 651-7701

– and –

Marcia L. Goldstein, Esq.
Brian S. Rosen, Esq.
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsímile:  (212) 310-8007

ATTORNEYS TO THE DEBTORS
AND DEBTORS IN POSSESSION

EXHIBIT A

CCB-1 GUARANTEES CLAIMS

Trust	Notes Issuance	Maturity Date	Allowed Principal	Allowed Accrued Interest1	Allowed Total Amount	Estimated Postpetition Interest2
CCB Capital Trust IV	$7,732,000	October 8, 2033	$7,732,000	$97,777.67	$7,829,777.67	$622,946.14
CCB Capital Trust V	$10,310,000	January 23, 2034	$10,310,000	$103,244.98	$10,413,244.98	$777,714.00
CCB Capital Trust VII	$7,732,000	July 23, 2034	$7,732,000	$73,982.29	$7,805,982.29	$544,223.82
CCB Capital Trust VIII	$7,732,000	July 23, 2034	$7,732,000	$78,851.03	$7,810,851.03	$577,287.03

_________________________
1 This amount includes interest accrued as of the Petition Date, and does not include any postpetition interest to which such Claim holders may be entitled.

2 This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of July 31, 2010.  Each holder’s Postpetition Interest Claim will continue to accrue until the date that such holder’s Allowed CCB-1 Guarantees Claim and related Postpetition Interest Claim are paid in full.

A-1

EXHIBIT B

CCB-2 GUARANTEES CLAIMS

Trust	Notes Issuance	Maturity Date	Allowed Principal	Allowed Accrued Interest1	Allowed Total Amount	Estimated Postpetition Interest2
HFC Capital Trust I	$9,300,000	June 8, 2031	$9,300,000	$284,022.00	$9,584,022.00	$1,935,805.56
CCB Capital Trust VI	$10,310,000	April 15, 2034	$10,310,000	$113,743.93	$10,423,743.93	$777,354.98
CCB Capital Trust IX	$15,464,000	March 30, 2035	$15,464,000	$223,025.24	$15,687,025.24	$1,589,775.12

_________________________
1 This amount includes interest accrued as of the Petition Date, and does not include any postpetition interest to which such Claim holders may be entitled.

2This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of July 31, 2010.  Each holder’s Postpetition Interest Claim will continue to accrue until the date that such holder’s Allowed CCB-2 Guarantees Claim and related Postpetition Interest Claim are paid in full.

B-1

EXHIBIT C

PIERS CLAIMS

Notes Issuance	Maturity Date	Allowed Principal	Allowed Accrued Interest1	Allowed Total Amount	Estimated Postpetition Interest2
5.375% Junior Subordinated Deferrable Interest Debentures
Preferred Securities	May 1, 2041	$756,230,623.24	$9,443,576.39	$765,674,199.63	$124,760,307.88
Common Securities7	May 1, 2041	$23,387,254.01	$292,052.86	$23,679,306.87	$3,858,348.13

_________________________
1 This amount includes interest accrued as of the Petition Date, and does not include any postpetition interest to which such Claim holders may be entitled.

2This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of July 31, 2010.  Each holder’s Postpetition Interest Claim will continue to accrue until the date that such holder’s Allowed PIERS Claim and related Postpetition Interest Claim are paid in full.

7 These securities are owned by WMI.

C-1

EXHIBIT D

SENIOR NOTES CLAIMS

Notes Issuance	Maturity Date	Allowed Principal	Allowed Accrued Interest1	Allowed Total Amount	Estimated Postpetition Interest2
4.0% Notes	January 15, 2009	$804,984,292.60	$6,351,912.45	$811,336,205.05	$61,784,280.80
4.2% Notes	January 15, 2010	$504,220,132.10	$4,178,270.72	$508,398,402.82	$40,787,180.45
5.5% Notes	August 24, 2011	$361,181,452.96	$1,766,795.55	$362,948,248.51	$38,416,380.45
5.0% Notes	March 22, 2012	$374,791,867.96	$208,722.22	$375,000,590.18	$36,386,182.13
5.25% Notes	September 15, 2017	$726,744,896.63	$1,171,426.67	$727,916,323.30	$74,196,790.90
Floating Rate Notes	August 24, 2009	$358,645,000.00	$911,252.44	$359,556,252.44	$7,393,865.86
Floating Rate Notes	January 15, 2010	$175,500,000.00	$1,099,878.10	$176,599,878.10	$5,080,490.42
Floating Rate Notes	March 22, 2012	$363,350,000.00	$141,454.17	$363,491,454.17	$8,917,543.08
Floating Rate Notes	September 17, 2012	$446,815,000.00	$359,267.16	$447,174,267.16	$11,723,829.20

_________________________________
1 This amount includes interest accrued as of the Petition Date, and does not include any postpetition interest to which such Claim holders may be entitled.

2This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of July 31, 2010.  Each holder’s Postpetition Interest Claim will continue to accrue until the date that such holder’s Allowed Senior Notes Claim and related Postpetition Interest Claim are paid in full.

D-1

EXHIBIT E

SENIOR SUBORDINATED NOTES CLAIMS

Notes Issuance	Maturity Date	Allowed Principal	Allowed Accrued Interest1	Allowed Total Amount	Estimated Postpetition Interest2
8.250% Notes	April 1, 2010	$451,870,530.25	$18,133,500.00	$470,004,030.25	$76,036,653.51
4.625% Notes	April 1, 2014	$729,187,229.50	$16,449,467.71	$745,636,697.21	$66,756,249.61
7.250% Notes	November 1, 2017	$437,962,198.47	$12,862,043.75	$450,824,242.22	$64,243,164.61

_________________________
1 This amount includes interest accrued as of the Petition Date, and does not include any postpetition interest to which such Claim holders may be entitled.

2This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of July 31, 2010.  Each holder’s Postpetition Interest Claim will continue to accrue until the date that such holder’s Allowed Senior Subordinated Notes Claim and related Postpetition Interest Claim are paid in full.

E-1

EXHIBIT F

BENEFIT PLANS

Legacy Non-Qualified Deferred Compensation Plans - DEFINED CONTRIBUTION
Abbreviation	Full Name
Bowery Savings - DCP	Bowery Savings - Deferred Compensation Plan
H.F. Ahmanson & Co. - CAP	Capital Accumulation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - CDCP	1989 Contingent Deferred Compensation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - EDCP	Elective Deferred Compensation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - LCCAP	Loan Consultant Capital Accumulation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - LCEDCP	Loan Agents' Elective Deferred Compensation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - ODCAP	Outside Directors' Capital Accumulation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - ODEDCP	Outside Directors' Elective Deferred Compensation Plan of H. F. Ahmanson & Company

Legacy Non-Qualified Deferred Compensation Plans - DEFINED BENEFIT
Abbreviation	Full Name
H.F. Ahmanson & Co. - EDCP CAP	PROVISIONS WITHIN THE: Elective Deferred Compensation Plan of H. F. Ahmanson & Company & Capital Accumulation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - ELIP	Executive Life Insurance Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - HSB ODRP	Ahmanson / Home Savings Bank Outside Directors Retirement Plan
H.F. Ahmanson & Co. - ODRP	Outside Director Retirement Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - SERP	Supplemental Executive Retirement Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. – SSERP	Senior Supplemental Executive Retirement Plan of H. F. Ahmanson & Company

WMI Non-Qualified Deferred Compensation Plans
Abbreviation	Full Name
Washington Mutual, Inc. - DCP	Washington Mutual, Inc. - Deferred Compensation Plan
Washington Mutual, Inc. - SERP	Washington Mutual, Inc. - Supplemental Executive Retirement Plan
Washington Mutual, Inc. - SERAP	Washington Mutual, Inc. - Supplemental Executive Retirement Accumulation Plan
Washington Mutual, Inc. - ETRIP	Washington Mutual, Inc. - Executive Target Retirement Income Plan

F-1

Individual Contracts
Abbreviation	Full Name
H.F. Ahmanson & Co. - AHM Supplemental	HFA AHM Supplemental - Hazel Legg
(collection of individual contracts)	HFA AHM Supplemental - Anna Varosy
H.F. Ahmanson & Co. - Individual Contracts	HFA Individual Contract - John Holoman
HFA Individual Contract - Charles Roussin
HFA Individual Contract - Bruce Manley
HFA Individual Contract - William Wiley

Split Dollar Plans
Abbreviation	Full Name
HFA ELIP	Executive Life Insurance Plan of H. F. Ahmanson & Company
HFA SELIP	Senior Executive Life Insurance Plan of H. F. Ahmanson & Company

F-2

EXHIBIT G

WATERFALL RECOVERY MATRIX

G-1

EXHIBIT H

GLOBAL SETTLEMENT AGREEMENT

H-1